Asset Backed Securities Corporation has filed a registration statement (including a prospectus) on Form S-3 Registration No. 333-127230) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Asset Backed Securities Corporation has filed with the SEC for more complete information about Asset Backed Securities Corporation and this offering. You may obtain the documents we have filed with the SEC for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Asset Backed Securities Corporation, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-221-1037.

Subject to Completion

Free Writing Prospectus

$1,073,174,000
(Approximate)

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Asset Backed Securities Corporation

Depositor

Select Portfolio Servicing, Inc.

Servicer

Asset Backed Securities Corporation

Home Equity Loan Trust, Series AEG 2006-HE1

Issuing Entity

Asset Backed Pass-Through Certificates, Series AEG 2006-HE1

The Trust

The trust will consist primarily of a pool of subprime, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans secured by first and second liens on residential properties.

Offered Certificates

The trust will issue the following classes of offered certificates:

·

4 classes of Class A Certificates and

·

11 classes of Offered Mezzanine Certificates.

The certificates will represent interests in the trust fund only and will not represent the interest in or obligations of any other entity.  The offered certificates are listed, together with their initial class principal amounts and interest rates, in the table under “The Certificates” on pages 7 and 8 of this free writing prospectus.  Principal and interest, as applicable, on the offered certificates will be paid monthly.  The first distribution date is February 27, 2006.

Credit Enhancement

Credit enhancement for all of these certificates will be provided by excess interest, overcollateralization, subordination and a swap agreement.

You should consider carefully the risk factors beginning on page 16 in this free writing prospectus.

Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC, as underwriters, will buy the Class A and Offered Mezzanine Certificates from the depositor at a price equal to approximately 99.85% of the aggregate certificate principal balance of the offered certificates, before deducting expenses estimated to be approximately $675,000.  The underwriters will sell the offered certificates from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking société anonyme Luxembourg and the Euroclear System on or about February 6, 2006.

Credit Suisse Lead Manager	Wachovia Securities Co-Manager

February __, 2006

Important Notice about information presented in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this free writing prospectus or the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus, is accurate as of any date other than the date on the front of this document.

Asset Backed Securities Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127230.  Before you invest, you should read the prospectus in that registration statement and other documents Asset Backed Securities Corporation has filed with the SEC for more complete information about Asset Backed Securities Corporation and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, Asset Backed Securities Corporation, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates until we have accepted your offer to purchase Offered Certificates.  We will not accept any offer by you to purchase Offered Certificates, and you will not have any contractual commitment to purchase any of the Offered Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Offered Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

·

the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus, which provides general information, some of which may not apply to this series of certificates; and

·

this free writing prospectus, which describes the specific terms of this series of certificates.

This free writing prospectus and the prospectus, attached hereto as Appendix 1, include cross-references to captions in these materials where you can find further related discussions.  The following table of contents provides pages on which these captions are located.  You can find an index of defined terms beginning on page 151 of this free writing prospectus.

This document constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriters have represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

     Page

SUMMARY

5

RISK FACTORS

16

THE MORTGAGE POOL

27

THE SPONSOR AND THE SELLER

59

STATIC POOL INFORMATION

59

THE DEPOSITOR

59

THE ISSUING ENTITY

60

THE ORIGINATOR

60

UNDERWRITING STANDARDS

61

THE SERVICER

66

THE LOAN PERFORMANCE ADVISOR

72

THE SWAP COUNTERPARTY

73

DESCRIPTION OF THE CERTIFICATES

74

THE POOLING AGREEMENT

107

FEES AND EXPENSES OF THE TRUST

118

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

119

FEDERAL INCOME TAX CONSEQUENCES

146

ERISA CONSIDERATIONS

149

LEGAL INVESTMENT CONSIDERATIONS

150

LEGAL MATTERS

151

RATINGS

151

LEGAL PROCEEDINGS

152

AFFILIATIONS AND RELATED TRANSACTIONS

152

INDEX OF DEFINED TERMS

153

ANNEX I

I-1

ANNEX II

1

SUMMARY

·

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offering of the certificates, read carefully this entire document and the prospectus, attached hereto as Appendix 1 to this free writing prospectus.

·

This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the prospectus attached hereto. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Issuer	Asset Backed Securities Corporation Home Equity Loan Trust, Series AEG 2006-HE1

Securities	Asset Backed Pass-Through Certificates, Series AEG 2006-HE1

Depositor	Asset Backed Securities Corporation

Issuing Entity

Asset Backed Securities Corporation Home Equity Loan Trust, Series AEG 2006-HE1, a common law trust formed under the laws of the state of New York, referred to in this free writing prospectus as the trust.

Sponsor and Seller	DLJ Mortgage Capital, Inc.

Servicer	Select Portfolio Servicing, Inc.

Originator	Aegis Mortgage Corporation and affiliates.

Trustee	U.S. Bank National Association.

Swap Counterparty	Credit Suisse International.

Loan Performance Advisor	MortgageRamp Inc.

Mortgage Pool

On the closing date the trust will acquire approximately 7,503 fixed-rate and adjustable-rate mortgage loans (which are referred to in this free writing prospectus as the mortgage loans) with an aggregate principal balance of approximately $1,101,821,449.88 as of the cut-off date, secured by first and second liens on residential properties.

Cut-off Date.	January 1, 2006.

Closing Date.	On or about February 6, 2006.

Distribution Date.	Beginning on February 27, 2006, and thereafter on the 25th day of each month, or if the 25th day is not a business day, on the next business day.

Determination Date	The 15th day of the calendar month in which a distribution date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Servicer Remittance Date	The 21st day of each month or, if such 21st day is not a business day, the business day immediately following such date.

Assumed Final Distribution Date	January 25, 2036. The actual final distribution date could be substantially earlier.

Form of offered certificates	Book-entry.

Minimum denominations	With respect to all classes of offered certificates $25,000 and integral multiples of $1 in excess thereof.

The Certificates

Class	Initial Principal Balance(1)	Pass-Through Rate	Initial Rating (S&P/Moody’s/Fitch)	Assumed Final Distribution Date(2)	Expected Final Distribution Date(3)	Designation

Offered Certificates:
A1	$396,315,000	Floating(4)	AAA/Aaa/AAA	January 25, 2036	May 25, 2012	Senior
A2	$226,591,000	Floating(4)	AAA/Aaa/AAA	January 25, 2036	December 25, 2007	Senior
A3	$197,040,000	Floating(4)	AAA/Aaa/AAA	January 25, 2036	May 25, 2012	Senior
A4	$21,846,000	Floating(4)	AAA/Aaa/AAA	January 25, 2036	May 25, 2012	Senior
M1	$43,522,000	Floating(4)	AA+/Aa1/AA+	January 25, 2036	May 25, 2012	Mezzanine
M2	$40,216,000	Floating(4)	AA+/Aa2/AA	January 25, 2036	May 25, 2012	Mezzanine
M3	$28,096,000	Floating(4)	AA/Aa3/AA-	January 25, 2036	May 25, 2012	Mezzanine
M4	$19,282,000	Floating(4)	AA/A1/A+	January 25, 2036	May 25, 2012	Mezzanine
M5	$19,282,000	Floating(4)	AA/A2/A	January 25, 2036	May 25, 2012	Mezzanine
M6	$17,078,000	Floating(4)	A+/A3/A-	January 25, 2036	May 25, 2012	Mezzanine
M7	$18,180,000	Floating(4)	A/Baa1/BBB+	January 25, 2036	May 25, 2012	Mezzanine
M8	$13,222,000	Floating(4)	A-/Baa2/BBB	January 25, 2036	May 25, 2012	Mezzanine
M9	$12,120,000	Floating(4)	BBB+/Baa3/BBB-	January 25, 2036	May 25, 2012	Mezzanine
M10	$12,120,000	Floating(4)	BBB/Ba1/BB+	January 25, 2036	May 25, 2012	Mezzanine
M11	$8,264,000	Floating(4)	BBB-/Ba2/BB	January 25, 2036	May 25, 2012	Mezzanine
Total Offered Certificates:	$1,073,174,000

Non-Offered Certificates:
M12	$10,467,000	Floating(4)	BB+/NR/NR	January 25, 2036	May 25, 2012	Mezzanine
X	N/A(5)	N/A	Not Rated	January 25, 2036	January 25, 2036	Subordinate
P	$100	N/A(6)	Not Rated	January 25, 2036	January 25, 2036	Prepayment Premium Only
R	N/A(7)	N/A	Not Rated	January 25, 2036	January 25, 2036	Residual
Total Non-Offered Certificates:	$10,467,100

Total Certificates:	$1,083,641,100

(1)

The certificates are subject to a variance of no more than 5% prior to their issuance.

(2)

The Assumed Final Distribution Date will be calculated as described in this free writing prospectus under “Description of Certificates— Assumed Final Distribution Date.”

(3)

The Expected Final Distribution Date will be calculated as described in this free writing prospectus under “Description of Certificates— Expected Final Distribution Date.”

(4)

The pass-through rate on this class of certificates may change from distribution date to distribution date based on LIBOR (the London Interbank Offered Rate, as described in “Description of Certificates—Calculation of the Certificate Index), is subject to a cap and will increase on the first distribution date after the servicer is first permitted to exercise the optional termination of the trust.  See “Payments on the Offered Certificates—Interest Payments” and “Description of the Certificates—Pass-Through Rates” in this free writing prospectus.

(5)

These certificates will not have a certificate principal balance.

(6)

The Class P Certificates will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

(7)

The Class R Certificates will not have a certificate principal balance and are the class of certificates representing the residual interests in the trust.

Transaction Participants

On the closing date, the mortgage loans that support the certificates will be sold by DLJ Mortgage Capital, Inc., the sponsor of the securitization transaction, to Asset Backed Securities Corporation, the depositor.  On the closing date, the depositor will sell the mortgage loans and related assets to the trust.  In exchange for the mortgage loans and related assets, the trust will issue the certificates pursuant to the order of the depositor.

The sponsor purchased the mortgage loans directly from the originator who either originated the mortgage loans or purchased the mortgage loans through correspondent or broker channels.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

·

Offered Certificates

Class A Certificates and Offered Mezzanine Certificates.

·

Class A Certificates

Class A1 Certificates, Class A2 Certificates, Class A3 Certificates and Class A4 Certificates.

·

Senior Certificates

Class A Certificates.

·

Mezzanine Certificates

Class M1 Certificates, Class M2 Certificates, Class M3 Certificates, Class M4 Certificates, Class M5 Certificates, Class M6 Certificates, Class M7 Certificates, Class M8 Certificates, Class M9 Certificates, Class M10 Certificates, Class M11 Certificates and Class M12 Certificates.

·

Offered Mezzanine Certificates

Mezzanine Certificates, other than the Class M12 Certificates.

·

LIBOR Certificates

Class A Certificates and Mezzanine Certificates.

·

Subordinate Certificates

Mezzanine Certificates, Class X Certificates and Class R Certificates.

·

Residual Certificates

Class R Certificates.

·

Book-Entry Certificates

Class A Certificates and Mezzanine Certificates.

·

Physical Certificates

Class X Certificates, Class P Certificates and Class R Certificates.

Mortgage Loans

On the closing date the trust will acquire a mortgage pool that generally consists of first and second lien, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans, referred to in this free writing prospectus as the mortgage loans.

The mortgage loans will be divided into two subgroups:  subgroup 1, which will consist of 3,890 mortgage loans that have original principal balances that conform to Fannie Mae or Freddie Mac guidelines and an aggregate cut-off date principal balance of $518,736,292; and subgroup 2, which will consist of 3,613 mortgage loans that have original principal balances that may or may not conform to Fannie Mae or Freddie Mac guidelines and an aggregate cut-off date principal balance of $583,085,158.

The mortgage loans in the aggregate have the following characteristics (with all figures being approximate):

Total Number of Mortgage Loans	7,503
Aggregate Cut-off Date Principal Balance of the Mortgage Loans	$1,101,821,450
Mortgage Loans with Prepayment Premiums (by principal balance):	76.32%
Range of Original Term to Stated Maturity:	120 months to 360 months
Weighted Average Remaining Term to Stated Maturity:	355 months
Range of Original Principal Balances:	$11,300 to $1,070,000
Average Original Principal Balance:	$147,000
Range of Outstanding Principal Balances:	$11,270 to $1,068,834
Average Outstanding Principal Balance:	$146,851
Current Range of Loan Rates:	4.760% to 12.870%
Current Weighted Average Loan Rate:	7.814%
Current Weighted Average Net Loan Rate:	7.314%
Weighted Average Gross Margin of the Adjustable-Rate Mortgage Loans:	6.459%
Weighted Average Maximum Loan Rate of the Adjustable-Rate Mortgage Loans:	13.723%
Weighted Average Initial Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	2.977%
Weighted Average Time Until Next Adjustment Date of the Adjustable-Rate Mortgage Loans:	23 months
First Lien Mortgage Loans:	94.92%
Geographic Concentrations in Excess of 5%:
California	13.92%
Florida	11.90%
New York	11.09%
Arizona	5.38%
Fixed-rate Mortgage Loans:	20.70%

In the event of a material breach of a representation and warranty made by the seller with respect to a mortgage loan, or in the event that a required loan document is not included in the mortgage file for a mortgage loan, the seller will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the trust.

See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans” in this free writing prospectus.

Payments on the Offered Certificates

Interest Payments

The initial pass-through rates for the LIBOR Certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin indicated below, subject to the limitations described in this free writing prospectus.

In addition, if the Class X certificateholder (if such certificateholder is not an affiliate of the depositor or the seller) fails to exercise the option to terminate the trust on the earliest permitted date as described below under “—Optional Termination”, the pass-through rates on the LIBOR Certificates will then increase to the per annum rate of one-month LIBOR plus the related “post-call” margin indicated below, subject to the limitations described in this free writing prospectus.

Class of Certificates	Initial Margin	Post-Call Margin
Class A1	_____%	_____%
Class A2	_____%	_____%
Class A3	_____%	_____%
Class A4	_____%	_____%
Class M1	_____%	_____%
Class M2	_____%	_____%
Class M3	_____%	_____%
Class M4	_____%	_____%
Class M5	_____%	_____%
Class M6	_____%	_____%
Class M7	_____%	_____%
Class M8	_____%	_____%
Class M9	_____%	_____%
Class M10	_____%	_____%
Class M11	_____%	_____%
Class M12	_____%	_____%

We refer you to “Description of the Certificates —Pass-Through Rates” in this free writing prospectus for additional information.

Interest payable on the certificates accrues during an accrual period.  The accrual period for the LIBOR Certificates for any distribution date is the period from the previous distribution date or, in the case of the first accrual period, from the closing date, to the day prior to the current distribution date.  Interest will be calculated for the LIBOR Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

On each distribution date, the certificateholders will be entitled to (i) interest at the applicable pass-through rate on the outstanding certificate principal balance immediately prior to that distribution date and (ii) any interest due on a prior distribution date that was not paid plus interest on such amount of unpaid interest.

Swap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into a swap agreement with the swap counterparty as described in this free writing prospectus on the closing date.  Under the swap agreement, on the swap payment date beginning in March 2006 and until the swap payment date in January 2011, (i) the supplemental interest trust will be obligated to make a payment to the swap counterparty at a rate equal to 4.920% per annum and (ii) the swap counterparty will be obligated to make payments to the supplemental interest trust, for the benefit of the holders of the LIBOR Certificates, at a rate equal to one-month LIBOR (as determined in accordance with the swap agreement), in each case on the product of the swap notional amount and factor for the related period.  Payments under the swap agreement will be made on a net basis.

We refer you to “Description of the Certificates— The Swap Agreement” in this free writing prospectus for additional information.

Principal Payments

Principal will be distributed to holders of the LIBOR Certificates on each distribution date in the amounts described in this free writing prospectus under “Description of the Certificates—Allocation of Available Funds.”

The amount of principal distributable on the LIBOR Certificates on any distribution date will be determined by:

·

funds actually received or advanced on the mortgage loans that are available to make principal distributions on the certificates; and

·

the amount of excess interest available to pay principal on the LIBOR Certificates as described below.

·

amounts available under the swap agreement to cover certain realized losses on the mortgage loans.

Payments of principal on the Class A1 Certificates will generally come from the payments of principal on the Subgroup 1 mortgage loans.  Payments of principal on the Class A2, Class A3 and Class A4 Certificates will generally come from the payments of principal on the Subgroup 2 mortgage loans.  Payments of principal on the Mezzanine Certificates will come from payments of principal on all the mortgage loans.

The manner of distributing principal among the classes of LIBOR Certificates will differ, as described in this free writing prospectus, depending generally upon whether a distribution date occurs before the distribution date in February 2009 or on or after that date, and depending upon the loss and delinquency performance of the mortgage loans.

We refer you to “Description of the Certificates” in this free writing prospectus for additional information.

Advances

The servicer will make cash advances to cover delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances are recoverable from future payments on those mortgage loans.  In the event that a balloon loan is not paid in full on its maturity date, the servicer will be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the servicer determines that the advance would not be recoverable.  In no event will the servicer be obligated to advance the balloon payment due on any balloon loan.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to “The Pooling Agreement—Advances” in this free writing prospectus for additional information.

Optional Termination

The Class X Certificateholder (if such Certificateholder is not an affiliate of the depositor or seller) at its option, may direct the servicer to purchase all of the mortgage loans, together with any real estate properties in respect of such mortgage loans acquired by the trust, and retire the certificates when the current principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

If the Class X Certificateholder does not exercise its option to direct the servicer to purchase the mortgage loans as described above, the servicer will be entitled to exercise the option, as described in the pooling and servicing agreement.  If no entity exercises this option, the margins of the LIBOR Certificates will be increased as described in this free writing prospectus.

We refer you to “The Pooling Agreement—Optional Termination” and “Description of the Certificates—Pass-Through Rates” in this free writing prospectus for additional information.

Credit Enhancement

1.

Subordination

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of the Mezzanine Certificates with a lower payment priority will be subordinated to the rights of holders of the Mezzanine Certificates with a higher payment priority, in each case, to the extent described in this free writing prospectus.

Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the mortgage loans.

We refer you to “Description of the Certificates—Credit Enhancement” in this free writing prospectus for additional information.

2.

Overcollateralization

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate principal balance of the LIBOR Certificates and the Class P Certificates in an amount equal to approximately 1.65% of the aggregate principal balance of the mortgage loans as of the cut-off date.  This feature is referred to as overcollateralization.  The mortgage loans owned by the trust bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the LIBOR Certificates and to pay the fees and expenses of the trust.  This excess interest will be applied, if necessary, to pay principal on the LIBOR Certificates in order to maintain the required level of overcollateralization.  The required level of overcollateralization may decrease over time.  We cannot assure that sufficient excess interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

We refer you to “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus for additional information.

3.

Excess Interest

The mortgage loans owned by the trust bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the LIBOR Certificates and to pay the fees and expenses of the trust.  The excess interest from the mortgage loans each month will be available to maintain overcollateralization at required levels and to absorb realized losses on the mortgage loans as described in the pooling and servicing agreement.

We refer you to “Description of the Certificates—Allocation of Available Funds” and “—Overcollateralization Provisions” in this free writing prospectus for additional information.

4.

Allocation of Losses

If on any distribution date there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus, then realized losses on the mortgage loans will be allocated to the Mezzanine Certificates.  If realized losses on the mortgage loans are allocated to the Mezzanine Certificates, they will be allocated first to the class of Mezzanine Certificates with the highest numerical designation and then to the class of Mezzanine Certificates with the next highest numerical designation.  The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A1, Class A2, Class A3, Class A4 or Class P Certificates; however, investors in Class A1, Class A2, Class A3 and Class A4 Certificates should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans on a distribution date to pay the Class A1, Class A2, Class A3 and Class A4 Certificates all interest and principal amounts to which those certificates are then entitled.

Any realized losses allocated to a class of Mezzanine Certificates will generally cause a permanent reduction to its certificate principal balance.  However, the amount of any realized losses allocated to any or all of the Mezzanine Certificates may be reimbursed to the holders of these certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

We refer you to “Description of the Certificates —Allocation of Losses; Subordination” in this free writing prospectus for additional information.

5.

Swap Agreement

In certain circumstances, payments made to the supplemental interest trust under the swap agreement may be available to cover certain realized losses on the mortgage loans.

We refer you to “Description of the Certificates— Swap Agreement” in this free writing prospectus for additional information.

Fees and Expenses

Before distributions are made on the certificates, the servicer will be paid a monthly fee calculated at a per annum rate equal to 0.50% on the total principal balance of the mortgage loans (subject to reduction as described in this free writing prospectus), collected from interest collections on the mortgage loans, plus all servicing-related fees collected from mortgagors.  The loan performance advisor will receive as compensation  a monthly fee calculated at 0.0150% per annum on the total principal balance of the mortgage loans.

See “Fees and Expenses of the Trust Fund” in this free writing prospectus.

Tax Status

For federal income tax purposes, a specified portion of the trust will be treated as multiple real estate mortgage investment conduits (REMICs).  The LIBOR Certificates will represent ownership of regular interests in the master REMIC, along with certain contractual rights and obligations.  The REMIC regular interests will generally be treated as representing ownership of debt for federal income tax purposes.  Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholders’ usual methods of accounting.  The LIBOR Certificates may be treated as having an ownership interest in the Net WAC Reserve Fund, the swap agreement and the supplemental interest trust.  For federal income tax purposes, the Class R Certificates will represent ownership of residual interests in the REMICs.

We refer you to “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus for additional information.

ERISA Considerations

Generally, all of the certificates offered by this free writing prospectus may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this free writing prospectus under “ERISA Considerations.”

We refer you to “ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the prospectus for additional information.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment Considerations” in this free writing prospectus and “Legal Investment” in the prospectus for additional information.

Ratings

When issued, the offered certificates will receive ratings that are not lower than those listed in the table beginning on page 7 of this free writing prospectus.  The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions from the underlying mortgage loans to which they are entitled.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this free writing prospectus.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus, attached hereto as Appendix 1.

The underwriting standards of the originator are not as stringent as those of Fannie Mae and Freddie Mac, which may result in losses

The originator’s underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of that property as collateral for the mortgage loan and the applicant’s credit standing and ability to repay.  The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property.  While the primary consideration in underwriting a mortgage loan is the value and adequacy of the mortgaged property as collateral, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.  The originator’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator’s loan-to-value ratio determination.

The mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.

As a result of these underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner.  We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

The balloon loans in the mortgage pool have a greater degree of risk of default

Approximately 1.90% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated maturity, which may be substantially greater than the monthly payments otherwise due on such mortgage loans (i.e., balloon payments).  Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend on the mortgagor’s ability either to timely refinance the mortgage loan or to timely sell the mortgaged property.  The ability of a mortgagor to refinance the mortgage loan or sell the related mortgaged property will be affected by a number of factors, including:

·

the level of available mortgage interest rates at the time of refinancing or sale;

·

the mortgagor’s equity in the related mortgaged property;

·

prevailing general economic conditions; and

·

the availability of credit for residential properties generally.

Unpredictability of prepayments may adversely affect your yield

Borrowers may prepay their mortgage loans in whole or in part at any time.  We cannot predict the rate at which borrowers will repay their mortgage loans.  A prepayment of a mortgage loan will result in accelerated payments of principal on the certificates.

·

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

·

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

·

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans may decrease.

·

Approximately 76.19% of the subgroup 1 mortgage loans and approximately 76.44% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the related subgroup as of the cut-off date) require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from inception to 60 months from the date of origination of that mortgage loan.  A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

·

The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured.  In addition, the servicer or the holder of the Class X Certificates, as applicable, has the option to purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this free writing prospectus and the pooling and servicing agreement.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

·

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

·

The overcollateralization provisions may result in an accelerated rate of principal distributions to holders of the more senior classes of offered certificates.

See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Credit enhancement for the offered certificates may be inadequate

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular payments of interest and principal, as applicable.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, none of the servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Excess interest generated by the mortgage loans may be insufficient to maintain overcollateralization

We expect the mortgage loans to generate more interest than is needed to pay interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust.  Any excess interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used, if necessary, to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the mortgage loans will generate.

·

Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

·

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

·

Approximately 77.78% of the subgroup 1 mortgage loans and approximately 80.65% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the mortgage loans of the related subgroup as of the cut-off date) are adjustable-rate mortgage loans.  The first adjustment of the loan rates for approximately 74.46%, 3.21% and 0.11% of the subgroup 1 mortgage loans and approximately 77.90%, 2.54% and 0.21% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the mortgage loans of the related subgroup as of the cut-off date) will not occur for two, three or five years, respectively, after the date of origination.  As a result, the pass-through rates on the LIBOR Certificates may increase relative to the interest rates on the mortgage loans, or may remain constant as the interest rates on the mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR Certificates.

·

Until the swap payment date in January 2011, if one-month LIBOR (as determined in accordance with the swap agreement) does not exceed 4.920% per annum, the trust swap payment may exceed the counterparty payment, and such excess will be distributed to the swap counterparty under the swap agreement and will not be available for distribution to the certificateholders and will reduce the amount of excess interest available, if any.

Mortgage loan rates may adversely affect the yield on the LIBOR Certificates

The LIBOR Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit.  The limit on the pass-through rates on such LIBOR Certificates, in general, is based on the weighted average of the interest rates on the related mortgage loans net of certain fees and expenses of the trust, as adjusted for net trust swap payments.  The loan rates on the mortgage loans are either fixed-rate or adjust based on a six-month LIBOR index after an initial fixed-rate period.  All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates.  As a result, the LIBOR Certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

A variety of factors could limit the pass-through rates on the LIBOR Certificates and may adversely affect the yields to maturity on such LIBOR Certificates.  Some of these factors are described below.

·

The pass-through rates for the LIBOR Certificates adjust monthly while the loan rates on the mortgage loans either do not adjust or adjust less frequently.  Consequently, the rate cap on the LIBOR Certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

·

Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans may decline while the one-month LIBOR rate applicable to the LIBOR Certificates is stable or rising, increasing the likelihood that the pass-through rate applicable to one or more classes of LIBOR Certificates is the cap rate. It is also possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans and the one-month LIBOR rate applicable to the LIBOR Certificates may decline or increase during the same period, but one-month LIBOR may decline more slowly or increase more rapidly.

If the pass-through rates on the LIBOR Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these classes of certificates on such distribution date or on future distribution dates to the extent that there is sufficient cashflow available under the swap agreement and if there are available funds remaining after distributions on the LIBOR Certificates, net trust payments to the swap counterparty, if any, and the payment of certain fees and expenses of the trust.  No assurances can be given that such additional funds will be available.

Certificateholders are subject to the Credit Risk of the Swap Counterparty

Payments required to be made to the supplemental interest trust by the swap counterparty under the swap agreement are subject to the credit risk of the swap counterparty.  Although there is a mechanism in place to facilitate the replacement of the swap counterparty upon the default or credit impairment of the swap counterparty, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement swap agreement.

The Mezzanine Certificates involve additional risks

The weighted average lives of, and the yields to maturity on, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11 and Class M12 Certificates will be progressively more sensitive in that order to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of those certificates may be lower than the yield anticipated by such investor.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the lowest payment priority for interest distributions.  As a result of these reductions, less interest will accrue on that class of Mezzanine Certificates than would otherwise be the case.  Once a realized loss is allocated to a Mezzanine Certificate, no amounts will generally be distributable with respect to the written down amount, except as described herein.  However, the amount of any realized losses allocated to the Mezzanine Certificates may be paid to the holders of the Mezzanine Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “—The Swap Agreement” in this free writing prospectus.  Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least February 2009 or a later date as provided in this free writing prospectus or during any period in which delinquencies or losses on the mortgage loans exceed certain levels.  As a result, the weighted average lives of those certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of such certificates, the holders of those certificates have a greater risk of suffering a loss on their investments.

Yields on the Mezzanine Certificates are sensitive to prepayments and losses

The multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  The yield to maturity on those certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent the losses are not covered by excess interest, net counterparty payments made by the swap counterparty under the swap agreement, overcollateralization or a class of Mezzanine Certificates with a lower payment priority.  Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates are subsequently reimbursed for such losses.

Prepayment interest shortfalls and relief act shortfalls may reduce your yield

When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next distribution date.  The servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the mortgage loans, but only up to the amount of the servicer’s servicing fee for the related calendar month.

In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or comparable state or local laws (together, the “Relief Act”) may occur (the “Relief Act Interest Shortfalls”).  The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  These borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the Relief Act imposes certain limitations that would impair the servicer’s ability to foreclose on an affected mortgage loan during the borrower’s period of active service and, under some circumstances, during an additional period thereafter.

In response to the terrorist attacks in the United States on September 11, 2001 and the current situation in Iraq, the United States has initiated military operations and has placed a substantial number of military reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  These operations will increase the likelihood that Relief Act Interest Shortfalls may occur.

On any distribution date, any Relief Act Interest Shortfalls and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the excess interest, and thereafter, to the interest otherwise due with respect to the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for the distribution date.  If Relief Act Interest Shortfalls or prepayment interest shortfalls are allocated to the offered certificates, the amount of interest paid on those certificates will be reduced, adversely affecting the yield on these certificates.

Cash flow considerations and risks could cause payment delays and losses

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law.  In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment.  In addition, reimbursement of advances made on a mortgage loan and liquidation expenses such as legal fees, real estate taxes, hazard insurance, inspection fees and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to you.

In the event that

·

a mortgaged property fails to provide adequate security for the mortgage loan,

·

any overcollateralization and excess interest is insufficient to cover such shortfalls, and

·

the subordination of certain classes are insufficient to cover such shortfalls,

you may incur a loss on your investment in the certificates.

High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios.  Approximately 32.25% of the mortgage loans, based on the aggregate scheduled principal balance of the mortgage loans as of the cut-off date, had loan-to-value ratios at origination in excess of 80.00%, but not more than 100.00%.  Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the actual value of such mortgaged properties.  None of the mortgage loans in the mortgage pool were covered by a primary mortgage insurance policy at origination.

There are risks relating to mortgage loans secured by second liens

Approximately 5.00% of the subgroup 1 mortgage loans and approximately 5.15% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the mortgage loans in the related subgroup as of the cut-off date) are secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property.  The weighted average combined loan-to-value ratio of the subgroup 1 and subgroup 2 mortgage loans secured by a second lien is approximately 99.70% and 99.73%, respectively.  The proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding principal balance of such subordinate mortgage loans only to the extent that the claims of the senior mortgage loans have been satisfied in full, including any foreclosure costs.  In certain circumstances where the servicer determines that it would be uneconomical to foreclose on the mortgaged property, the servicer may modify or waive any term of the mortgage loan, including accepting a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charge-off the entire outstanding principal balance of the related mortgage loan.  The foregoing consideration will be particularly applicable to subordinate mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical.  You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

Interest only mortgage loans have a greater degree of risk of default

Approximately 0.06% and 34.88% of the subgroup 1 mortgage loans and approximately 0.07% and 25.76% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the mortgage loans of the related subgroup as of the cut-off date), do not provide for any payments of principal for up to two and five years after origination, respectively.  These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that commences amortizing on its first payment date.

A decrease in the value of mortgaged property may increase the risk of loss

There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan, together with any senior financing, to equal or exceed the value of that mortgaged property.  Among the factors that could adversely affect the value of a mortgaged property are:

·

an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

·

a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

·

natural disasters that are not necessarily covered by insurance, including earthquakes, mudslides, hurricanes, wildfires, floods and eruptions.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Geographic concentration may increase the risk of loss

The following chart lists the states with the highest concentrations of mortgage loans in excess of 5% of the mortgage pool, based on the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date:

California	13.92%
Florida	11.90%
New York	11.09%
Arizona	5.38%

Properties in California and Florida may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

·

Economic conditions in the states listed above which may or may not affect real property values may affect the ability of borrowers to repay their loans on time.

·

Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

·

Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricanes, which have struck the southeast portion of the United States during the months of August, September and October 2005, may have adversely affected any mortgaged properties located in that area. The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.

Violation of various federal, state and local laws may result in losses on the mortgage loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators.  In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

·

the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

·

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

·

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these local, state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement.  In particular, the originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust and other assignees of the mortgage loans to monetary penalties, and result in the obligors’ rescinding of the mortgage loans against the trust.

The seller will represent in the pooling and servicing agreement that any and all requirements of any federal, state or local law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan have been complied with.  In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus.

Given that the mortgage lending and servicing business involves the compliance with numerous local, state and federal lending laws, lenders and servicers, including the originator from which the seller purchased the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business.  It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto.  If any finding were to have a material adverse effect on the financial condition or results of the originator or on the validity of the mortgage loans, losses on the certificates could result.

The seller may not be able to repurchase defective mortgage loans

The seller has made various representations and warranties related to the mortgage loans. Those representations are summarized in “The Pooling Agreement—Assignment of the Mortgage Loans” in this free writing prospectus.

If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute the defective mortgage loan. It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons.  The inability of the seller to repurchase or substitute defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The certificates are obligations of the trust only

The certificates will not represent an interest in or obligation of the depositor, the servicer, the originator, the seller, the trustee, the underwriters, the loan performance advisor, the counterparty to the swap agreement or any of their respective affiliates. Neither the offered certificates nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the originator, the seller, the trustee, the underwriters, the loan performance advisor, the counterparty to the swap agreement or any of their respective affiliates.  Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to any entity in the event that those proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Lack of liquidity

The underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so.  There is no assurance that a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Offered Certificates are not suitable investments for all investors

The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The lack of physical certificates may cause delays in payments and cause difficulty in pledging or selling the Offered Certificates

The Offered Certificates will not be issued in physical form.  Certificateholders will be able to transfer certificates only through DTC, participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the lack of a physical certificate.  In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to them.  Instead, the trustee will send all distributions to DTC, which will then credit those distributions to the participating organizations.  Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

Collections on the mortgage loans may be delayed or reduced if the servicer becomes insolvent

In the event of a bankruptcy or insolvency of Select Portfolio Servicing, Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Select Portfolio Servicing, Inc., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

Servicing transfers may increase delinquencies

Primary servicing of all of the mortgage loans will be transferred from an interim servicer to Select Portfolio Servicing, Inc. before the closing date.  It is expected that these transfers will be completed on or about February 1, 2006.  Servicing transfers can result in a temporary increase in delinquencies on the transferred loans, which in turn may result in delays in distribution on the Offered Certificates and/or losses on the Offered Certificates.

Recent Developments Affecting Select Portfolio Servicing, Inc.

Select Portfolio Servicing, Inc. changed its name from Fairbanks Capital Corp. on June 30, 2004.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. and an “SQ2−” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2−” for subprime, home equity and Alt A products and “RSS2−” for special servicing.

On May 18, 2004, the United States District Court for the District of Massachusetts entered its final approval of the settlement of approximately 40 putative class action cases and made permanent its December 10, 2003 injunction that had the effect of staying all litigation against SPS relating to the claims addressed by the settlement agreement.  The injunction excludes counterclaims and defenses that might arise out of foreclosure proceedings that SPS initiates and individuals who excluded themselves from the settlement to pursue individual claims for relief.  The settlement contemplates that plaintiff’s redress would come, in part, from the redress fund established in connection with SPS’s settlement with the Federal Trade Commission (“FTC”) and the U.S. Department of Housing and Urban Development (“HUD”) described herein.

On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS’s fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys’ fees, and other relief from SPS.  Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law.  The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three person panel, including a representative of SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers’ accounts and/or SPS’s right to foreclose.  As part of the settlement the parties disagreed on certain fundamental issues of foreclosure law and reserved the right to submit these questions to the West Virginia Supreme Court.  On May 13, 2004, the West Virginia Supreme Court accepted a petition to certify questions under West Virginia law regarding the alleged existence of (i) an obligation of lenders to consider alternative remedies to cure a default prior to pursuing non judicial foreclosure, and (ii) an obligation of foreclosure trustees to (x) review account records to ascertain the actual amount due prior to foreclosure, and (y) consider objections to foreclosure raised by homeowners.  A hearing was held in late 2004 and the West Virginia Supreme Court ruled in favor of SPS on these questions, finding that no such obligations exist under West Virginia law.  This ruling clarifies such questions for the real estate lending industry in West Virginia.

On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS’s servicing practices.  As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

SPS has recently entered into consent agreements with regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD.  While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

During 2003 and 2004 SPS experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations.  At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders.  As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies.  No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future.  It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future.  Any such change or revisions may have a material impact on the future income from SPS’s operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to further downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions on the offered certificates, losses on the offered certificates, or any combination of these events.  In addition, such developments could result in SPS’s insolvency or bankruptcy, and there can be no assurance, in the event of a bankruptcy proceeding, that SPS could reorganize successfully in bankruptcy.

On October 4, 2005, Credit Suisse (USA), Inc., an affiliate of DLJ Mortgage Capital, Inc., acquired all of the outstanding stock of SPS's parent from the prior shareholders.

THE MORTGAGE POOL

Certain information with respect to the mortgage loans is set forth in this free writing prospectus.  Prior to the closing date, mortgage loans may be substituted therefor.  Certain of the mortgage loans may prepay in full, or may be determined not to meet the eligibility requirements for the final pool of the mortgage loans acquired by the trust on the closing date.  The Depositor believes that the information set forth in this free writing prospectus is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans may vary.

General

Asset Backed Securities Corporation Home Equity Loan Trust, Series AEG 2006-HE1 (the “Trust”) will generally consist of a pool (the “Mortgage Pool”) of closed-end, first and second lien, fully amortizing and balloon, interest-only, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”).  The Mortgage Loans will be divided into two subgroups:  subgroup 1, which will consist of Mortgage Loans with original principal balances that conform to the guidelines of Fannie Mae or Freddie Mac (“Subgroup 1”) and subgroup 2, which will consist of Mortgage Loans with original principal balances that may or may not conform to the guidelines of Fannie Mae or Freddie Mac (“Subgroup 2”).  The Mortgage Loans have original terms to maturity of not greater than 30 years and an aggregate principal balance as of January 1, 2006 (the “Cut-off Date”) of approximately $1,101,821,450.

All mortgage loan statistics set forth in this free writing prospectus are based on Cut-off Date Principal Balances, interest rates, terms to stated maturity, mortgage loan counts and similar statistics as of the close of business on the Cut-off Date of the mortgage loans expected to be deposited into the Trust on February 6, 2006 (the “Closing Date”).  The “Principal Balance” of a Mortgage Loan as of any date is equal to the principal balance of the Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments received or advanced in respect of principal made on the Mortgage Loan.  All weighted averages specified in this free writing prospectus are based on the Principal Balances of the Mortgage Loans as of the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date, whether or not received, but only giving effect to prepayments received on or prior to January 19, 2006 (the “Cut-off Date Principal Balance”).  References to percentages of the Mortgage Loans mean percentages based on the Cut-off Date Pool Principal Balance, unless otherwise specified.  The “Cut-off Date Pool Principal Balance” is equal to the aggregate Cut-off Date Principal Balance of the Mortgage Loans, plus or minus a permitted variance of five percent.  The “Pool Balance” is equal to the aggregate Principal Balances of the Mortgage Loans as of any date of determination.  Percentages in the Mortgage Pool tables that follow may not add to 100.00% due to rounding.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein which, among other things, may provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property (as defined herein).

Substantially all of the Mortgage Loans in the Mortgage Pool have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a “Due Date”).

The Mortgage Loans were originated or acquired by Aegis Mortgage Corporation (the “Originator” or “Aegis”) in the ordinary course of business.

The Mortgage Loans were previously acquired by the Seller directly from Aegis Mortgage Corporation pursuant to one or more mortgage loan purchase and interim servicing agreements among the Originator and the Seller (collectively, the “Mortgage Loan Purchase Agreement”).  The Seller will assign the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the Depositor pursuant to one or more assignment and assumption agreements.  Pursuant to a pooling and servicing agreement, dated as of January 1, 2006, among the Seller, the Depositor, the Servicer, the Loan Performance Advisor and the Trustee (the “Pooling Agreement”), the Depositor will assign the Mortgage Loans to the Trust for the benefit of the certificateholders.  Subject to certain limitations set forth in the Pooling Agreement, the Seller will be obligated to repurchase, or substitute a similar mortgage loan for, any Mortgage Loan as to which the related mortgagor fails to make its January 2006 scheduled monthly payment.  The Seller is selling the Mortgage Loans to the Depositor without recourse and will have no obligation with respect to the certificates in its capacity as Seller other than the repurchase or substitution obligations described in “The Pooling Agreement – Assignment of the Mortgage Loans” in this free writing prospectus.  The Depositor is also selling the Mortgage Loans without recourse.

Mortgage Pool Statistics

The Mortgage Loans consist of adjustable-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $873,732,198 and fixed-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $228,089,252.

Approximately 76.32% of the Mortgage Loans provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments.  Each such Mortgage Loan provides for the payment of a prepayment premium on certain partial prepayments and prepayments in full made during a stated period, which may be from inception to 60 months from the date of origination of that Mortgage Loan.  The amount of the prepayment premium is provided in the related mortgage note and is generally equal to up to six months’ interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12-month period but varies by state.  The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium.  Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a “Mortgage”) creating first and/or second liens on residential properties consisting of attached or detached, one- to four-family dwelling units, individual condominium units and manufactured housing (each, a “Mortgaged Property”).

Approximately 94.92% of the Mortgage Loans are secured by first liens on the related Mortgaged Property.  Approximately 5.08% of the Mortgage Loans are secured by a mortgage that is subordinate to a senior mortgage loan on the related Mortgaged Property.

The adjustable-rate Mortgage Loans provide for semi-annual adjustment to the loan rate (the “Loan Rate”) thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”).  The first Adjustment Date for approximately 74.46%, 3.21% and 0.11% of the Subgroup 1 Mortgage Loans and approximately 77.90%, 2.54% and 0.21% of the Subgroup 2 Mortgage Loans will not occur until two, three or five years, respectively, after the date of origination, in each case by aggregate Principal Balance of the related subgroup.  On each Adjustment Date for each adjustable-rate Mortgage Loan, the Loan Rate thereon generally will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of six-month LIBOR and a fixed percentage amount (the “Gross Margin”).  The Loan Rate on each adjustable-rate Mortgage Loan will not increase or decrease on the first related Adjustment Date by more than a stated percentage specified in the related mortgage note (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than a stated percentage specified in the related mortgage note on any Adjustment Date thereafter (the “Periodic Rate Cap”).  The adjustable-rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.977% per annum and a weighted average Periodic Rate Cap of approximately 1.004% per annum.  The Loan Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the “Maximum Loan Rate”) or decrease to less than a specified minimum Loan Rate over the life of such Mortgage Loan (the “Minimum Loan Rate”).  Except for the Interest Only Mortgage Loans described below, effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and to pay interest at the Loan Rate as so adjusted.  Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this free writing prospectus.  None of the Mortgage Loans permit the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate.  See “—The Index” in this free writing prospectus.

Approximately 34.94% of the Subgroup 1 Mortgage Loans and approximately 25.84% of the Subgroup 2 Mortgage Loans, in each case by aggregate Principal Balance of the related subgroup, do not provide for any payments of principal for up to five years after origination (the “Interest Only Mortgage Loans”).  Generally, after the interest-only period for any Interest Only Mortgage Loan, the monthly payment due after each Adjustment Date will be adjusted to an amount that will fully amortize the outstanding Principal Balance over the related remaining term.

The weighted average remaining term to stated maturity of the Mortgage Loans is approximately 355 months as of the Cut-off Date.  None of the Mortgage Loans had a first Due Date prior to May 1, 2005 or after January 1, 2006 or will have a remaining term to stated maturity of less than 118 months or greater than 359 months as of the Cut-off Date.  The latest maturity date of any Mortgage Loan is December 1, 2035.

Approximately 32.25% of the Mortgage Loans had a loan-to-value ratio (“LTV”) at origination in excess of 80.00%.  No Mortgage Loan had an LTV at origination in excess of 100.00%, and the weighted average LTV of the first lien Mortgage Loans at origination, based on the Cut-off Date Principal Balance, was approximately 78.96%.  The weighted average combined LTV of the second lien Mortgage Loans at origination, based on the Cut-off Date Principal Balance, was approximately 99.71%.  None of the Mortgage Loans in the Mortgage Pool will be covered by a primary mortgage insurance policy.

The LTV of a first lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is (a) in the case of a purchase money mortgage loan, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinancing mortgage loan, the appraised value of the mortgaged property at the time of such refinance.  The LTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage of (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan over (ii)(a) in the case of a purchase money mortgage loan, the lesser of the sales price of the related Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan or (b) in the case of a refinancing mortgage loan, the appraised value of the Mortgaged Property at the time of such refinance.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values overall or in a particular geographic area decline, the LTVs might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans.

The Mortgage Pool

Original Principal Balances of the Mortgage Loans*

Original Principal Balance ($)	Number of Mortgage Loans	Original Principal Balance	% of Aggregate Original Principal Balance of Mortgage Loans
1 – 25,000	307	$6,097,448.00	0.55%
25,001 – 50,000	902	34,506,135.00	3.13
50,001 – 75,000	1,054	66,682,046.00	6.05
75,001 – 100,000	968	84,434,913.00	7.66
100,001 – 125,000	814	91,569,474.26	8.30
125,001 – 150,000	685	94,294,135.00	8.55
150,001 – 175,000	553	89,537,962.00	8.12
175,001 – 200,000	444	83,216,663.60	7.54
200,001 – 250,000	631	140,328,065.00	12.72
250,001 – 300,000	406	111,456,950.00	10.11
300,001 – 400,000	438	152,451,056.00	13.82
400,001 – 500,000	203	90,608,329.00	8.22
500,001 – 600,000	67	36,294,550.00	3.29
600,001 – 700,000	23	14,603,800.00	1.32
700,001 or more	8	6,857,200.00	0.62
Total:	7,503	$1,102,938,726.86	100.00%

____________________

*

The average Principal Balance of the Mortgage Loans at origination was approximately $147,000.

Cut-off Date Principal Balances of the Mortgage Loans*

Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
1 – 25,000	307	$6,091,178.60	0.55%
25,001 – 50,000	903	34,513,196.59	3.13
50,001 – 75,000	1,055	66,696,811.23	6.05
75,001 – 100,000	967	84,273,682.34	7.65
100,001 – 125,000	815	91,607,472.62	8.31
125,001 – 150,000	688	94,684,206.54	8.59
150,001 – 175,000	548	88,693,325.52	8.05
175,001 – 200,000	447	83,733,461.93	7.60
200,001 – 250,000	628	139,589,725.19	12.67
250,001 – 300,000	406	111,364,747.78	10.11
300,001 – 400,000	438	152,322,736.54	13.82
400,001 – 500,000	203	90,539,460.52	8.22
500,001 – 600,000	67	36,267,547.90	3.29
600,001 – 700,000	23	14,594,066.36	1.32
700,001 or more	8	6,849,830.22	0.62
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $146,851.

FICO Scores for the Mortgage Loans*

FICO Score	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
500	11	$1,602,139.89	0.15%
501 – 525	469	64,502,902.66	5.85
526 – 550	548	81,808,814.50	7.42
551 – 575	795	111,466,436.61	10.12
576 – 600	1,374	180,821,048.09	16.41
601 – 625	1,327	185,983,823.26	16.88
626 – 650	1,323	195,187,654.71	17.71
651 – 675	798	127,907,503.27	11.61
676 – 700	421	71,658,988.32	6.50
701 – 725	212	37,823,339.00	3.43
726 – 750	92	20,215,146.00	1.83
751 – 775	78	13,680,111.00	1.24
776 – 800	45	7,616,628.83	0.69
801 – 825	10	1,546,913.74	0.14
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

The weighted average FICO score of the Mortgagors of the Mortgage Loans as of the Cut-off Date was approximately 616.

Original Terms to Stated Maturity of the Mortgage Loans*

Original Term (months)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
120 or less	12	$854,102.59	0.08%
121 – 180	157	12,287,869.16	1.12
181 – 240	183	8,896,427.45	0.81
241 – 300	5	1,086,448.27	0.10
301 – 360	7,146	1,078,696,602.41	97.90
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

The weighted average original term of the Mortgage Loans was approximately 357 months.

Remaining Terms to Stated Maturity of the Mortgage Loans*

Remaining Term (months)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
180 or less	169	$13,141,971.75	1.19%
181 – 348	188	9,982,875.72	0.91
349 – 360	7,146	1,078,696,602.41	97.90
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

The weighted average remaining term of the Mortgage Loans was approximately 355 months.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Single Family	5,877	$825,891,452.13	74.96%
PUD	820	133,338,477.21	12.10
2-4 Family	395	83,691,941.38	7.60
Condominium	385	55,181,043.26	5.01
Townhouse	26	3,718,535.90	0.34
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Mortgage Loans*

Occupancy Status	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	7,125	$1,053,984,472.22	95.66%
Investment Property	313	36,649,462.10	3.33
Second Home	65	11,187,515.56	1.02
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Refinance-Cashout	3,489	$612,473,268.88	55.59%
Purchase	3,603	460,058,760.80	41.75
Refinance-Rate/Term	411	29,289,420.20	2.66
Total:	7,503	$1,101,821,449.88	100.00%

Original Loan-to-Value Ratios of the Mortgage Loans*

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	242	$32,221,762.96	2.92%
50.01 – 60.00	192	30,929,213.66	2.81
60.01 – 70.00	572	96,916,211.20	8.80
70.01 – 80.00	3,345	586,462,223.87	53.23
80.01 – 90.00	1,384	231,096,116.46	20.97
90.01 – 100.00	1,768	124,195,921.73	11.27
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Mortgage Loans as of the Cut-off Date was approximately 78.96%.  The weighted average combined loan-to-value ratio of the second lien Mortgage Loans as of the Cut-off Date was approximately 99.71%.

Geographic Distribution of the Mortgaged Properties(1)

Location	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
California	586	$153,375,908.87	13.92%
Florida	883	131,074,929.65	11.90
New York	502	122,178,615.76	11.09
Arizona	372	59,254,378.23	5.38
Illinois	373	52,779,621.84	4.79
Ohio	572	47,920,153.29	4.35
Nevada	227	41,282,664.68	3.75
New Jersey	181	40,486,606.99	3.67
Texas	389	39,100,768.40	3.55
Michigan	345	33,734,353.32	3.06
Virginia	175	31,890,739.13	2.89
Maryland	148	29,315,005.66	2.66
Colorado	191	26,602,102.45	2.41
Georgia	198	23,122,309.79	2.10
Washington	130	22,101,025.51	2.01
Other(2)	2,231	247,602,266.31	22.47
Total:	7,503	$1,101,821,449.88	100.00%

____________________

(1)

The greatest ZIP Code geographic concentration of Mortgage Loans, by Cut-off Date Principal Balance, was approximately 0.27% in the 11221 ZIP Code.

(2)

This row includes 32 other states and the District of Columbia with under 2% concentrations individually.

Documentation Level of the Mortgage Loans*

Documentation Level	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	4,850	$631,472,277.86	57.31%
Stated Documentation	2,440	430,006,193.80	39.03
Alt Documentation	204	38,730,767.53	3.52
No Documentation	9	1,612,210.69	0.15
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

For a description of each documentation level, see “The Originator—Aegis Mortgage Corporation” in this free writing prospectus.

Current Loan Rates of the Mortgage Loans*

Current Loan Rate (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
5.000 or less	2	$611,801.92	0.06%
5.001 – 5.500	38	10,118,531.63	0.92
5.501 – 6.000	240	63,289,771.86	5.74
6.001 – 6.500	382	87,486,097.82	7.94
6.501 – 7.000	851	181,625,549.30	16.48
7.001 – 7.500	893	167,640,458.02	15.21
7.501 – 8.000	1,063	180,127,301.45	16.35
8.001 – 8.500	698	104,097,201.10	9.45
8.501 – 9.000	786	111,050,257.72	10.08
9.001 – 9.500	634	73,322,211.30	6.65
9.501 – 10.000	631	62,101,485.51	5.64
10.001 – 10.500	659	34,049,395.98	3.09
10.501 – 11.000	341	13,594,906.07	1.23
11.001 – 11.500	100	4,601,747.20	0.42
11.501 – 12.000	49	3,075,764.03	0.28
12.001 – 12.500	133	4,934,022.13	0.45
12.501 – 13.000	3	94,946.84	0.01
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

The weighted average Loan Rate of the Mortgage Loans as of the Cut-off Date was approximately 7.814% per annum.

Maximum Loan Rates of the Mortgage Loans*

Maximum Loan Rate (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	2,483	$228,089,252.27	20.70%
10.001 – 10.500	1	400,925.67	0.04
10.501 – 11.000	2	611,801.92	0.06
11.001 – 11.500	33	8,668,009.10	0.79
11.501 – 12.000	109	28,915,081.02	2.62
12.001 – 12.500	296	68,224,250.00	6.19
12.501 – 13.000	677	149,036,774.17	13.53
13.001 – 13.500	739	143,912,692.04	13.06
13.501 – 14.000	953	165,406,096.00	15.01
14.001 – 14.500	562	89,926,368.78	8.16
14.501 – 15.000	658	100,132,703.50	9.09
15.001 – 15.500	556	66,025,689.33	5.99
15.501 – 16.000	369	46,427,907.41	4.21
16.001 – 16.500	29	2,342,798.79	0.21
16.501 – 17.000	22	2,672,096.34	0.24
17.001 – 17.500	11	738,456.90	0.07
17.501 – 18.000	3	290,546.64	0.03
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 13.723% per annum.

Gross Margins of the Mortgage Loans*

Gross Margins (%)	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	2,483	$228,089,252.27	20.70%
2.501 – 3.000	3	806,679.92	0.07
3.001 – 3.500	1	139,538.29	0.01
3.501 – 4.000	16	4,140,154.33	0.38
4.001 – 4.500	54	14,407,592.62	1.31
4.501 – 5.000	205	50,185,658.66	4.55
5.001 – 5.500	469	99,212,430.57	9.00
5.501 – 6.000	723	150,108,636.35	13.62
6.001 – 6.500	872	160,079,977.78	14.53
6.501 – 7.000	780	135,915,542.39	12.34
7.001 – 7.500	652	105,226,593.01	9.55
7.501 – 8.000	532	65,793,623.52	5.97
8.001 – 8.500	529	65,502,800.69	5.94
8.501 – 9.000	146	18,495,318.57	1.68
9.001 – 9.500	19	1,818,559.11	0.17
9.501 – 10.000	9	670,811.45	0.06
10.001 or more	10	1,228,280.35	0.11
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

The weighted average Gross Margin of the Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.459% per annum.

Next Adjustment Date for the Mortgage Loans

Rate Change Date	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	2,483	$228,089,252.27	20.70%
April 2007	1	70,305.07	0.01
May 2007	1	52,024.05	0.00
June 2007	18	1,945,607.38	0.18
August 2007	16	1,912,228.54	0.17
September 2007	142	23,557,545.58	2.14
October 2007	851	144,731,457.45	13.14
November 2007	2,338	403,756,480.72	36.64
December 2007	1,476	263,178,130.75	23.89
August 2008	1	110,675.98	0.01
September 2008	2	153,351.35	0.01
October 2008	33	6,052,514.81	0.55
November 2008	94	17,517,114.68	1.59
December 2008	37	8,617,773.46	0.78
October 2010	1	83,021.62	0.01
November 2010	5	1,014,813.71	0.09
December 2010	4	979,152.46	0.09
Total:	7,503	$1,101,821,449.88	100.00%

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
15/30 Balloon(1)	67	$2,485,053.89	0.23%
15/30 Balloon - 5 Yr IO(2)	5	926,000.00	0.08
2/28 ARM(3)	3,490	525,646,055.46	47.71
2/28 ARM - 2 Yr IO(4)	2	738,000.00	0.07
2/28 ARM - 5 Yr IO(5)	1,288	301,251,018.92	27.34
2/28 ARM - 40 Yr AM(6)	71	12,847,742.46	1.17
30/40 Balloon(7)	14	2,681,850.77	0.24
3/27 ARM(8)	90	14,199,543.91	1.29
3/27 ARM - 5 Yr IO(9)	61	15,577,378.12	1.41
3/27 ARM - 40 Yr AM(10)	9	1,678,470.95	0.15
5/25 ARM(11)	7	1,478,872.34	0.13
5/25 ARM - 40 Yr AM(12)	2	315,115.45	0.03
Fixed - 10 Year	12	854,102.59	0.08
Fixed - 15 Year	85	8,876,815.27	0.81
Fixed - 20 Year	183	8,896,427.45	0.81
Fixed - 25 Year	5	1,086,448.27	0.10
Fixed - 30 Year	2,055	188,901,458.74	17.14
Fixed - 5 Yr IO	57	13,381,095.29	1.21
Total:	7,503	$1,101,821,449.88	100.00%

____________________

(1)

15/30 Balloon refers to a 15 year Mortgage Loan with an amortization term equal to 360 months.

(2)

15/30 Balloon - 5 Yr IO refers to a 15 year Mortgage Loan with an amortization term equal to 300 months that pays interest only for 5 years after the origination of that Mortgage Loan.

(3)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(4)

2/28 ARM - 2 Yr IO refers to a 30 year Mortgage Loan that pays interest only for 2 years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for 5 years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)

2/28 ARM - 40 Yr AM refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(7)

30/40 Balloon refers to a 30 year Mortgage Loan with an amortization term equal to 480 months.

(8)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(9)

3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for 5 years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(10)

3/27 ARM - 40 Yr AM refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(11)

5/25 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for five years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(12)

5/25 ARM - 40 Yr AM refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

Original Term to Expiration of Prepayment Penalty

Original Number of Months to Expiration	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,996	$260,859,853.26	23.68%
7 – 12	644	154,616,225.85	14.03
13 – 24	3,651	532,386,115.00	48.32
25 – 36	1,211	153,757,071.74	13.95
37 or more	1	202,184.03	0.02
Total:	7,503	$1,101,821,449.88	100.00%

Credit Grade of the Mortgage Loans*

Credit Grade	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
80/20 1st	2,183	$384,008,809.20	34.85%
80/20 2nd	1,323	55,977,858.75	5.08
A+	2,759	460,532,469.26	41.80
A	498	89,538,030.64	8.13
A-	332	50,479,267.81	4.58
B	174	27,873,654.96	2.53
C+	203	28,438,516.83	2.58
C	31	4,972,842.43	0.45
Total:	7,503	$1,101,821,449.88	100.00%

____________________

*

For a description of each credit grade, see “The Originator—Aegis Mortgage Corporation” in this free writing prospectus.

Lien Position of the Mortgage Loans

Lien Position	Number of Mortgage Loans	Cut-off Date Principal Balance	% of Aggregate Principal Balance of Mortgage Loans Outstanding as of Cut-off Date
First Lien	6,180	$1,045,843,591.13	94.92%
Second Lien	1,323	55,977,858.75	5.08
Total:	7,503	$1,101,821,449.88	100.00%

Subgroup 1 Mortgage Loans

Original Principal Balances of the Subgroup 1 Mortgage Loans*

Original Principal Balance ($)	Number of Subgroup 1 Mortgage Loans	Original Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Original Principal Balance of Subgroup 1 Mortgage Loans
1 – 25,000	248	$4,921,755.00	0.95%
25,001 – 50,000	541	20,292,480.00	3.91
50,001 – 75,000	482	30,479,882.00	5.87
75,001 – 100,000	484	42,299,788.00	8.15
100,001 – 125,000	421	47,446,711.26	9.14
125,001 – 150,000	371	51,083,623.00	9.84
150,001 – 175,000	276	44,665,697.00	8.60
175,001 – 200,000	262	49,112,704.00	9.46
200,001 – 250,000	327	72,631,920.00	13.99
250,001 – 300,000	197	54,218,100.00	10.44
300,001 – 400,000	234	81,088,100.00	15.62
400,001 – 500,000	42	18,248,300.00	3.51
500,001 – 600,000	4	2,100,800.00	0.40
600,001 – 700,000	1	640,000.00	0.12
Total:	3,890	$519,229,860.26	100.00%

____________________

*

The average Principal Balance of the Subgroup 1 Mortgage Loans at origination was approximately $133,478.

Cut-off Date Principal Balances of the Subgroup 1 Mortgage Loans*

Cut-off Date Principal Balance ($)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
1 – 25,000	248	$4,916,912.69	0.95%
25,001 – 50,000	541	20,268,096.21	3.91
50,001 – 75,000	483	30,512,643.93	5.88
75,001 – 100,000	483	42,169,858.16	8.13
100,001 – 125,000	421	47,392,616.33	9.14
125,001 – 150,000	374	51,484,291.93	9.92
150,001 – 175,000	273	44,177,926.16	8.52
175,001 – 200,000	263	49,270,130.72	9.50
200,001 – 250,000	326	72,365,318.29	13.95
250,001 – 300,000	197	54,174,250.77	10.44
300,001 – 400,000	234	81,028,308.10	15.62
400,001 – 500,000	42	18,237,676.53	3.52
500,001 – 600,000	4	2,099,620.67	0.40
600,001 – 700,000	1	638,641.32	0.12
Total:	3,890	$518,736,291.81	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Subgroup 1 Mortgage Loans was approximately $133,351.

FICO Scores for the Subgroup 1 Mortgage Loans*

FICO Score	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
500	5	$481,095.12	0.09%
501 – 525	240	31,920,579.58	6.15
526 – 550	276	39,539,629.14	7.62
551 – 575	413	55,312,896.57	10.66
576 – 600	760	93,865,722.65	18.10
601 – 625	760	95,292,527.72	18.37
626 – 650	649	84,688,626.04	16.33
651 – 675	390	54,153,448.50	10.44
676 – 700	203	30,380,765.68	5.86
701 – 725	90	15,695,111.51	3.03
726 – 750	42	7,946,772.04	1.53
751 – 775	35	5,226,464.30	1.01
776 – 800	23	3,894,765.23	0.75
801 – 825	4	337,887.73	0.07
Total:	3,890	$518,736,291.81	100.00%

____________________

*

The weighted average FICO score of the Mortgagors of the Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 612.

Original Terms to Stated Maturity of the Subgroup 1 Mortgage Loans*

Original Term (months)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
120 or less	3	$175,798.96	0.03%
121 – 180	89	6,792,036.62	1.31
181 – 240	143	6,627,554.29	1.28
241 – 300	3	642,958.07	0.12
301 – 360	3,652	504,497,943.87	97.26
Total:	3,890	$518,736,291.81	100.00%

____________________

*

The weighted average original term of the Subgroup 1 Mortgage Loans was approximately 356 months.

Remaining Terms to Stated Maturity of the Subgroup 1 Mortgage Loans*

Remaining Term (months)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
180 or less	92	$6,967,835.58	1.34%
181 – 348	146	7,270,512.36	1.40
349 – 360	3,652	504,497,943.87	97.26
Total:	3,890	$518,736,291.81	100.00%

____________________

*

The weighted average remaining term of the Subgroup 1 Mortgage Loans was approximately 354 months.

Property Types of the Subgroup 1 Mortgage Loans

Property Type	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Single Family	3,100	$392,949,722.95	75.75%
PUD - Detached*	384	57,446,127.80	11.07
2-4 Unit	209	43,549,552.91	8.40
Condominium	183	23,344,301.83	4.50
Townhouse	14	1,446,586.32	0.28
Total:	3,890	$518,736,291.81	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Subgroup 1 Mortgage Loans*

Occupancy Status	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	3,702	$496,151,706.61	95.65%
Investment Property	159	18,169,283.73	3.50
Second Home	29	4,415,301.47	0.85
Total:	3,890	$518,736,291.81	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Subgroup 1 Mortgage Loans

Purpose	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Refinance-Cashout	2,046	$353,434,902.45	68.13%
Purchase	1,527	145,907,372.13	28.13
Refinance-Rate/Term	317	19,394,017.23	3.74
Total:	3,890	$518,736,291.81	100.00%

Original Loan-to-Value Ratios of the Subgroup 1 Mortgage Loans *

Original Loan-to-Value Ratio (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	136	$17,086,812.85	3.29%
50.01 – 60.00	117	18,421,441.26	3.55
60.01 – 70.00	326	55,232,113.75	10.65
70.01 – 80.00	1,607	253,487,650.70	48.87
80.01 – 90.00	718	117,379,486.69	22.63
90.01 – 100.00	986	57,128,786.56	11.01
Total:	3,890	$518,736,291.81	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 78.37%.  The weighted average combined loan-to-value ratio of the second lien Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 99.70%.

Geographic Distribution of the Subgroup 1 Mortgaged Properties(1)

Location	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
California	324	$75,764,315.87	14.61%
Florida	409	55,358,566.04	10.67
New York	217	49,520,984.27	9.55
Arizona	206	31,813,172.65	6.13
Ohio	311	24,493,797.94	4.72
Illinois	187	23,141,109.34	4.46
Nevada	116	19,365,279.11	3.73
New Jersey	93	18,489,616.61	3.56
Colorado	139	17,652,179.89	3.40
Michigan	193	16,622,889.47	3.20
Virginia	108	16,578,905.16	3.20
Maryland	85	15,749,417.22	3.04
Washington	72	11,357,149.12	2.19
Massachusetts	54	10,505,581.61	2.03
Connecticut	70	10,449,964.81	2.01
Other(2)	1,306	121,873,362.70	23.49
Total:	3,890	$518,736,291.81	100.00%

____________________

(1)

The greatest ZIP Code geographic concentration of Subgroup 1 Mortgage Loans, by Subgroup 1 Cut-off Date Principal Balance, was approximately 0.34% in the 85037 ZIP Code.

(2)

This row includes 32 other states and the District of Columbia with under 2% concentrations individually.

Documentation Level of the Subgroup 1 Mortgage Loans*

Documentation Level	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	2,693	$325,115,191.71	62.67%
Stated Documentation	1,099	178,173,552.47	34.35
Alt Documentation	93	14,693,663.13	2.83
No Documentation	5	753,884.50	0.15
Total:	3,890	$518,736,291.81	100.00%

____________________

*

For a description of each documentation level, see “The Originator—Aegis Mortgage Corporation” in this free writing prospectus.

Current Loan Rates of the Subgroup 1 Mortgage Loans*

Current Loan Rate (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
5.000 or less	1	$328,000.00	0.06%
5.001 – 5.500	23	5,710,630.69	1.10
5.501 – 6.000	124	28,312,994.47	5.46
6.001 – 6.500	216	46,136,733.30	8.89
6.501 – 7.000	457	88,877,111.42	17.13
7.001 – 7.500	429	73,611,128.34	14.19
7.501 – 8.000	554	86,117,319.47	16.60
8.001 – 8.500	338	47,952,422.90	9.24
8.501 – 9.000	392	52,432,698.37	10.11
9.001 – 9.500	299	33,205,041.38	6.40
9.501 – 10.000	320	27,347,240.69	5.27
10.001 – 10.500	299	12,532,601.83	2.42
10.501 – 11.000	235	8,177,958.81	1.58
11.001 – 11.500	59	2,232,182.46	0.43
11.501 – 12.000	34	1,746,005.02	0.34
12.001 – 12.500	109	3,998,031.80	0.77
12.501 – 13.000	1	18,190.86	0.00
Total:	3,890	$518,736,291.81	100.00%

____________________

*

The weighted average Loan Rate of the Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 7.798% per annum.

Maximum Loan Rates of the Subgroup 1 Mortgage Loans*

Maximum Loan Rate (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,381	$115,257,757.36	22.22%
10.001 – 10.500	1	400,925.67	0.08
10.501 – 11.000	1	328,000.00	0.06
11.001 – 11.500	22	5,216,070.34	1.01
11.501 – 12.000	62	13,570,432.01	2.62
12.001 – 12.500	166	36,373,464.32	7.01
12.501 – 13.000	352	69,769,355.09	13.45
13.001 – 13.500	347	60,520,882.91	11.67
13.501 – 14.000	495	79,224,515.06	15.27
14.001 – 14.500	266	39,909,739.07	7.69
14.501 – 15.000	325	46,467,649.52	8.96
15.001 – 15.500	270	30,643,355.36	5.91
15.501 – 16.000	169	18,571,288.51	3.58
16.001 – 16.500	11	794,108.36	0.15
16.501 – 17.000	14	1,189,392.05	0.23
17.001 – 17.500	7	437,812.85	0.08
17.501 – 18.000	1	61,543.33	0.01
Total:	3,890	$518,736,291.81	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Subgroup 1 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 13.684% per annum.

Gross Margins of the Subgroup 1 Mortgage Loans*

Gross Margins (%)	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,381	$115,257,757.36	22.22%
2.501 – 3.000	3	806,679.92	0.16
3.001 – 3.500	1	139,538.29	0.03
3.501 – 4.000	9	2,030,862.16	0.39
4.001 – 4.500	28	6,492,036.34	1.25
4.501 – 5.000	110	24,591,892.89	4.74
5.001 – 5.500	241	46,680,646.54	9.00
5.501 – 6.000	355	63,428,139.26	12.23
6.001 – 6.500	436	74,220,726.95	14.31
6.501 – 7.000	397	65,820,004.15	12.69
7.001 – 7.500	327	49,819,223.41	9.60
7.501 – 8.000	254	30,534,323.44	5.89
8.001 – 8.500	262	30,043,054.16	5.79
8.501 – 9.000	63	6,914,600.42	1.33
9.001 – 9.500	11	1,191,362.08	0.23
9.501 – 10.000	8	520,923.95	0.10
10.001 or more	4	244,520.49	0.05
Total:	3,890	$518,736,291.81	100.00%

____________________

*

The weighted average Gross Margin of the Subgroup 1 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.444% per annum.

Next Adjustment Date for the Subgroup 1 Mortgage Loans

Rate Change Date	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,381	$115,257,757.36	22.22%
April 2007	1	70,305.07	0.01
May 2007	1	52,024.05	0.01
June 2007	6	404,026.09	0.08
August 2007	8	1,174,261.64	0.23
September 2007	78	12,097,296.50	2.33
October 2007	419	64,441,313.68	12.42
November 2007	1,174	188,631,808.37	36.36
December 2007	724	118,826,432.52	22.91
September 2008	1	103,119.05	0.02
October 2008	16	2,856,315.41	0.55
November 2008	59	10,214,978.98	1.97
December 2008	18	4,057,616.34	0.78
November 2010	2	313,452.70	0.06
December 2010	2	235,584.05	0.05
Total:	3,890	$518,736,291.81	100.00%

Product Type of the Subgroup 1 Mortgage Loans

Product Type	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
15/30 Balloon(1)	38	$1,128,186.75	0.22%
15/30 Balloon - 5 Yr IO(2)	5	926,000.00	0.18
2/28 ARM(3)	1,570	218,284,313.86	42.08
2/28 ARM - 2 Yr IO(4)	1	306,000.00	0.06
2/28 ARM - 5 Yr IO(5)	804	160,808,854.98	31.00
2/28 ARM - 40 Yr AM(6)	40	6,866,611.19	1.32
30/40 Balloon(7)	10	1,999,493.33	0.39
3/27 ARM(8)	44	6,916,057.51	1.33
3/27 ARM - 5 Yr IO(9)	42	8,969,934.74	1.73
3/27 ARM - 40 Yr AM(10)	4	777,725.42	0.15
5/25 ARM(11)	3	393,811.72	0.08
5/25 ARM - 40 Yr AM(12)	1	155,225.03	0.03
Fixed - 10 Year	3	175,798.96	0.03
Fixed - 15 Year	46	4,737,849.87	0.91
Fixed - 20 Year	143	6,627,554.29	1.28
Fixed - 25 Year	3	642,958.07	0.12
Fixed - 30 Year	1,089	88,806,946.58	17.12
Fixed - 5 Yr IO	44	10,212,969.51	1.97
Total:	3,890	$518,736,291.81	100.00%

____________________

(1)

15/30 Balloon refers to a 15 year Mortgage Loan with an amortization term equal to 360 months.

(2)

15/30 Balloon - 5 Yr IO refers to a 15 year Mortgage Loan with an amortization term equal to 300 months that pays interest only for 5 years after the origination of that Mortgage Loan.

(3)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(4)

2/28 ARM - 2 Yr IO refers to a 30 year Mortgage Loan that pays interest only for 2 years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for 5 years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)

2/28 ARM - 40 Yr AM refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(7)

30/40 Balloon refers to a 30 year Mortgage Loan with an amortization term equal to 480 months.

(8)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(9)

3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for 5 years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(10)

3/27 ARM - 40 Yr AM refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(11)

5/25 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for five years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(12)

5/25 ARM - 40 Yr AM refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

Original Term to Expiration of Prepayment Penalty of the Subgroup 1 Mortgage Loans

Original Number of Months to Expiration	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,044	$123,492,458.71	23.81%
7 – 12	298	64,459,444.76	12.43
13 – 24	1,860	248,022,313.15	47.81
25 – 36	688	82,762,075.19	15.95
Total:	3,890	$518,736,291.81	100.00%

Credit Grade of the Subgroup 1 Mortgage Loans*

Credit Grade	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
80/20 1st	992	$149,038,373.81	28.73%
80/20 2nd	761	25,935,543.73	5.00
A+	1,454	231,864,997.65	44.70
A	281	51,066,034.65	9.84
A-	186	28,474,534.84	5.49
B	88	14,294,394.99	2.76
C +	112	15,833,604.05	3.05
C	16	2,228,808.09	0.43
Total:	3,890	$518,736,291.81	100.00%

____________________

*

For a description of each credit grade, see “The Originator—Aegis Mortgage Corporation” in this free writing prospectus.

Lien Position of the Subgroup 1 Mortgage Loans

Lien Position	Number of Subgroup 1 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 1 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 1 Mortgage Loans Outstanding as of Cut-off Date
First Lien	3,129	$492,800,748.08	95.00%
Second Lien	761	25,935,543.73	5.00
Total:	3,890	$518,736,291.81	100.00%

Subgroup 2 Mortgage Loans

Original Principal Balances of the Subgroup 2 Mortgage Loans*

Original Principal Balance ($)	Number of Subgroup 2 Mortgage Loans	Original Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Original Principal Balance of Subgroup 2 Mortgage Loans
1 – 25,000	59	$ 1,175,693.00	0.20%
25,001 – 50,000	361	14,213,655.00	2.44
50,001 – 75,000	572	36,202,164.00	6.20
75,001 – 100,000	484	42,135,125.00	7.22
100,001 – 125,000	393	44,122,763.00	7.56
125,001 – 150,000	314	43,210,512.00	7.40
150,001 – 175,000	277	44,872,265.00	7.69
175,001 – 200,000	182	34,103,959.60	5.84
200,001 – 250,000	304	67,696,145.00	11.60
250,001 – 300,000	209	57,238,850.00	9.81
300,001 – 400,000	204	71,362,956.00	12.23
400,001 – 500,000	161	72,360,029.00	12.40
500,001 – 600,000	63	34,193,750.00	5.86
600,001 – 700,000	22	13,963,800.00	2.39
700,001 or more	8	6,857,200.00	1.17
Total:	3,613	$583,708,866.60	100.00%

____________________

*

The average Principal Balance of the Subgroup 2 Mortgage Loans at origination was approximately $161,558.

Cut-off Date Principal Balances of the Subgroup 2 Mortgage Loans*

Cut–off Date Principal Balance ($)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
1 – 25,000	59	$ 1,174,265.91	0.20%
25,001 – 50,000	362	14,245,100.38	2.44
50,001 – 75,000	572	36,184,167.30	6.21
75,001 – 100,000	484	42,103,824.18	7.22
100,001 – 125,000	394	44,214,856.29	7.58
125,001 – 150,000	314	43,199,914.61	7.41
150,001 – 175,000	275	44,515,399.36	7.63
175,001 – 200,000	184	34,463,331.21	5.91
200,001 – 250,000	302	67,224,406.90	11.53
250,001 – 300,000	209	57,190,497.01	9.81
300,001 – 400,000	204	71,294,428.44	12.23
400,001 – 500,000	161	72,301,783.99	12.40
500,001 – 600,000	63	34,167,927.23	5.86
600,001 – 700,000	22	13,955,425.04	2.39
700,001 or more	8	6,849,830.22	1.17
Total:	3,613	$583,085,158.07	100.00%

____________________

*

The average Cut-off Date Principal Balance of the Subgroup 2 Mortgage Loans was approximately $161,385.

FICO Scores for the Subgroup 2 Mortgage Loans*

FICO Score	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
500	6	$ 1,121,044.77	0.19%
501 – 525	229	32,582,323.08	5.59
526 – 550	272	42,269,185.36	7.25
551 – 575	382	56,153,540.04	9.63
576 – 600	614	86,955,325.44	14.91
601 – 625	567	90,691,295.54	15.55
626 – 650	674	110,499,028.67	18.95
651 – 675	408	73,754,054.77	12.65
676 – 700	218	41,278,222.64	7.08
701 – 725	122	22,128,227.49	3.80
726 – 750	50	12,268,373.96	2.10
751 – 775	43	8,453,646.70	1.45
776 – 800	22	3,721,863.60	0.64
801 – 825	6	1,209,026.01	0.21
Total:	3,613	$583,085,158.07	100.00%

____________________

*

The weighted average FICO score of the Mortgagors of the Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 619.

Original Terms to Stated Maturity of the Subgroup 2 Mortgage Loans*

Original Term (months)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
120 or less	9	$ 678,303.63	0.12%
121 – 180	68	5,495,832.54	0.94
181 – 240	40	2,268,873.16	0.39
241 – 300	2	443,490.20	0.08
301 – 360	3,494	574,198,658.54	98.48
Total:	3,613	$583,085,158.07	100.00%

____________________

*

The weighted average original term of the Subgroup 2 Mortgage Loans was approximately 358 months.

Remaining Terms to Stated Maturity of the Subgroup 2 Mortgage Loans*

Remaining Term (months)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
180 or less	77	$6,174,136.17	1.06%
181 – 348	42	2,712,363.36	0.47
349 – 360	3,494	574,198,658.54	98.48
Total:	3,613	$583,085,158.07	100.00%

____________________

*

The weighted average remaining term of the Subgroup 2 Mortgage Loans was approximately 356 months.

Property Types of the Subgroup 2 Mortgage Loans

Property Type	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Single Family	2,777	$432,941,729.18	74.25%
PUD - Detached*	436	75,892,349.41	13.02
2-4 Unit	186	40,142,388.47	6.88
Condominium	202	31,836,741.43	5.46
Townhouse	12	2,271,949.58	0.39
Total:	3,613	$583,085,158.07	100.00%

____________________

*

PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Subgroup 2 Mortgage Loans*

Occupancy Status	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Primary Residence	3,423	$557,832,765.61	95.67%
Investment Property	154	18,480,178.37	3.17
Second Home	36	6,772,214.09	1.16
Total:	3,613	$583,085,158.07	100.00%

____________________

*

Occupancy as represented by the Mortgagor at the time of origination.

Purpose of the Subgroup 2 Mortgage Loans

Purpose	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Purchase	2,076	$314,151,388.67	53.88%
Refinance-Cashout	1,443	259,038,366.43	44.43
Refinance-Rate/Term	94	9,895,402.97	1.70
Total:	3,613	$583,085,158.07	100.00%

Original Loan-to-Value Ratios of the Subgroup 2 Mortgage Loans *

Original Loan-to-Value Ratio (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
50.00 or less	106	$15,134,950.11	2.60%
50.01 – 60.00	75	12,507,772.40	2.15
60.01 – 70.00	246	41,684,097.45	7.15
70.01 – 80.00	1,738	332,974,573.17	57.11
80.01 – 90.00	666	113,716,629.77	19.50
90.01 – 100.00	782	67,067,135.17	11.50
Total:	3,613	$583,085,158.07	100.00%

____________________

*

The weighted average original loan-to-value ratio of the first lien Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 79.49%.  The weighted average combined loan-to-value ratio of the second lien Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 99.73%.

Geographic Distribution of the Subgroup 2 Mortgaged Properties(1)

Location	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
California	262	$77,611,593.00	13.31%
Florida	474	75,716,363.61	12.99
New York	285	72,657,631.49	12.46
Illinois	186	29,638,512.50	5.08
Texas	250	28,796,654.54	4.94
Arizona	166	27,441,205.58	4.71
Ohio	261	23,426,355.35	4.02
New Jersey	88	21,996,990.38	3.77
Nevada	111	21,917,385.57	3.76
Michigan	152	17,111,463.85	2.93
Virginia	67	15,311,833.97	2.63
Maryland	63	13,565,588.44	2.33
Georgia	93	12,853,257.72	2.20
Other(2)	1,155	145,040,322.07	24.87
Total:	3,613	$583,085,158.07	100.00%

____________________

(1)

The greatest ZIP Code geographic concentration of Subgroup 2 Mortgage Loans, by Subgroup 2 Cut-off Date Principal Balance, was approximately 0.45% in the 95757 ZIP Code.

(2)

This row includes 31 other states and the District of Columbia with under 2% concentrations individually.

Documentation Level of the Subgroup 2 Mortgage Loans*

Documentation Level	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Full Documentation	2,157	$306,357,086.15	52.54%
Stated Documentation	1,341	251,832,641.33	43.19
Alt Documentation	111	24,037,104.40	4.12
No Documentation	4	858,326.19	0.15
Total:	3,613	$583,085,158.07	100.00%

____________________

*

For a description of each documentation level, see “The Originator—Aegis Mortgage Corporation” in this free writing prospectus.

Current Loan Rates of the Subgroup 2 Mortgage Loans*

Current Loan Rate (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
5.000 or less	1	$ 283,801.92	0.05%
5.001 – 5.500	15	4,407,900.94	0.76
5.501 – 6.000	116	34,976,777.39	6.00
6.001 – 6.500	166	41,349,364.52	7.09
6.501 – 7.000	394	92,748,437.88	15.91
7.001 – 7.500	464	94,029,329.68	16.13
7.501 – 8.000	509	94,009,981.98	16.12
8.001 – 8.500	360	56,144,778.20	9.63
8.501 – 9.000	394	58,617,559.35	10.05
9.001 – 9.500	335	40,117,169.92	6.88
9.501 – 10.000	311	34,754,244.82	5.96
10.001 – 10.500	360	21,516,794.15	3.69
10.501 – 11.000	106	5,416,947.26	0.93
11.001 – 11.500	41	2,369,564.74	0.41
11.501 – 12.000	15	1,329,759.01	0.23
12.001 – 12.500	24	935,990.33	0.16
12.501 – 13.000	2	76,755.98	0.01
Total:	3,613	$583,085,158.07	100.00%

____________________

*

The weighted average Loan Rate of the Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 7.828% per annum.

Maximum Loan Rates of the Subgroup 2 Mortgage Loans*

Maximum Loan Rate (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,102	$112,831,494.91	19.35%
10.501 – 11.000	1	283,801.92	0.05
11.001 – 11.500	11	3,451,938.76	0.59
11.501 – 12.000	47	15,344,649.01	2.63
12.001 – 12.500	130	31,850,785.68	5.46
12.501 – 13.000	325	79,267,419.08	13.59
13.001 – 13.500	392	83,391,809.13	14.30
13.501 – 14.000	458	86,181,580.94	14.78
14.001 – 14.500	296	50,016,629.71	8.58
14.501 – 15.000	333	53,665,053.98	9.20
15.001 – 15.500	286	35,382,333.97	6.07
15.501 – 16.000	200	27,856,618.90	4.78
16.001 – 16.500	18	1,548,690.43	0.27
16.501 – 17.000	8	1,482,704.29	0.25
17.001 – 17.500	4	300,644.05	0.05
17.501 – 18.000	2	229,003.31	0.04
Total:	3,613	$583,085,158.07	100.00%

____________________

*

The weighted average Maximum Loan Rate of the Subgroup 2 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 13.756% per annum.

Gross Margins of the Subgroup 2 Mortgage Loans*

Gross Margins (%)	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,102	$112,831,494.91	19.35%
3.501 – 4.000	7	2,109,292.17	0.36
4.001 – 4.500	26	7,915,556.28	1.36
4.501 – 5.000	95	25,593,765.77	4.39
5.001 – 5.500	228	52,531,784.03	9.01
5.501 – 6.000	368	86,680,497.09	14.87
6.001 – 6.500	436	85,859,250.83	14.72
6.501 – 7.000	383	70,095,538.24	12.02
7.001 – 7.500	325	55,407,369.60	9.50
7.501 – 8.000	278	35,259,300.08	6.05
8.001 – 8.500	267	35,459,746.53	6.08
8.501 – 9.000	83	11,580,718.15	1.99
9.001 – 9.500	8	627,197.03	0.11
9.501 – 10.000	1	149,887.50	0.03
10.001 or more	6	983,759.86	0.17
Total:	3,613	$583,085,158.07	100.00%

____________________

*

The weighted average Gross Margin of the Subgroup 2 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.471% per annum.

Next Adjustment Date for the Subgroup 2 Mortgage Loans

Rate Change Date	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	1,102	$112,831,494.91	19.35%
June 2007	12	1,541,581.29	0.26
August 2007	8	737,966.90	0.13
September 2007	64	11,460,249.08	1.97
October 2007	432	80,290,143.77	13.77
November 2007	1,164	215,124,672.35	36.89
December 2007	752	144,351,698.23	24.76
August 2008	1	110,675.98	0.02
September 2008	1	50,232.30	0.01
October 2008	17	3,196,199.40	0.55
November 2008	35	7,302,135.70	1.25
December 2008	19	4,560,157.12	0.78
October 2010	1	83,021.62	0.01
November 2010	3	701,361.01	0.12
December 2010	2	743,568.41	0.13
Total:	3,613	$583,085,158.07	100.00%

Product Type of the Subgroup 2 Mortgage Loans

Product Type	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
15/30 Balloon(1)	29	$ 1,356,867.14	0.23%
2/28 ARM(2)	1,920	307,361,741.60	52.71
2/28 ARM - 2 Yr IO(3)	1	432,000.00	00.07
2/28 ARM - 5 Yr IO(4)	484	140,442,163.94	24.09
2/28 ARM - 40 Yr AM(5)	31	5,981,131.27	1.03
30/40 Balloon(6)	4	682,357.44	0.12
3/27 ARM(7)	46	7,283,486.40	1.25
3/27 ARM - 5 Yr IO(8)	19	6,607,443.38	1.13
3/27 ARM - 40 Yr AM(9)	5	900,745.53	0.15
5/25 ARM(10)	4	1,085,060.62	0.19
5/25 ARM - 40 Yr AM(11)	1	159,890.42	0.03
Fixed - 10 Year	9	678,303.63	0.12
Fixed - 15 Year	39	4,138,965.40	0.71
Fixed - 20 Year	40	2,268,873.16	0.39
Fixed - 25 Year	2	443,490.20	0.08
Fixed - 30 Year	966	100,094,512.16	17.17
Fixed - IO	13	3,168,125.78	0.54
Total:	3,613	$583,085,158.07	100.00%

____________________

(1)

15/30 Balloon refers to a 15 year Mortgage Loan with an amortization term equal to 360 months.

(2)

2/28 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(3)

2/28 ARM - 2 Yr IO refers to a 30 year Mortgage Loan that pays interest only for 2 years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(4)

2/28 ARM - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for 5 years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(5)

2/28 ARM - 40 Yr AM refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first two years and then adjusts semi-annually based upon the six-month LIBOR index.

(6)

30/40 Balloon refers to a 30 year Mortgage Loan with an amortization term equal to 480 months.

(7)

3/27 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(8)

3/27 - 5 Yr IO refers to a 30 year Mortgage Loan that pays interest only for 5 years after the origination of that Mortgage Loan and becomes fully amortizing thereafter.  The Loan Rate on that Mortgage Loan is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(9)

3/27 ARM - 40 Yr AM refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first three years and then adjusts semi-annually based upon the six-month LIBOR index.

(10)

5/25 ARM refers to a 30 year Mortgage Loan for which the Loan Rate is fixed for five years after the origination of that Mortgage Loan.  Thereafter, the Loan Rate on the Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(11)

5/25 ARM - 40 Yr AM refers to a 30 year Mortgage Loan with an amortization term equal to 480 months for which the Loan Rate is fixed for the first five years and then adjusts semi-annually based upon the six-month LIBOR index.

Original Term to Expiration of Prepayment Penalty of the Subgroup 2 Mortgage Loans

Original Number of Months to Expiration	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
Not Applicable	952	$137,367,394.55	23.56%
7 – 12	346	90,156,781.09	15.46
13 – 24	1,791	284,363,801.85	48.77
25 – 36	523	70,994,996.55	12.18
37 or more	1	202,184.03	0.03
Total:	3,613	$583,085,158.07	100.00%

Credit Grade of the Subgroup 2 Mortgage Loans*

Credit Grade	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
80/20 1st	1,191	$234,970,435.39	40.30%
80/20 2nd	562	30,042,315.02	5.15
A+	1,305	228,667,471.61	39.22
A	217	38,471,995.99	6.60
A-	146	22,004,732.97	3.77
B	86	13,579,259.97	2.33
C +	91	12,604,912.78	2.16
C	15	2,744,034.34	0.47
Total:	3,613	$583,085,158.07	100.00%

____________________

*

For a description of each credit grade, see “The Originator—Aegis Mortgage Corporation” in this free writing prospectus.

Lien Position of the Subgroup 2 Mortgage Loans

Lien Position	Number of Subgroup 2 Mortgage Loans	Cut-off Date Principal Balance of Subgroup 2 Mortgage Loans	% of Aggregate Principal Balance of Subgroup 2 Mortgage Loans Outstanding as of Cut-off Date
First Lien	3,051	$553,042,843.05	94.85%
Second Lien	562	30,042,315.02	5.15
Total:	3,613	$583,085,158.07	100.00%

The Index

The index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by The Wall Street Journal (the “Index”).  If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index that is based upon comparable information.

Listed below are historical values of certain average yields, which are related to the Index.  The monthly averages shown are intended only to provide an historical summary of the movements in the Index and may not be indicative of future rates.  The values shown below have been obtained from Bloomberg L.P. and may not be identical to the Index as published by a different source for the same period.

Six-Month LIBOR Index
Month	2005	2004	2003	2002	2001	2000
January	2.89119%	1.18801%	1.37293%	1.93418%	5.53091%	6.21497%
February	3.04672	1.18575	1.34338	2.03559	5.20247	6.32988
March	3.28152	1.15853	1.26429	2.23531	4.80858	6.41109
April	3.38366	1.28028	1.27931	2.20696	4.47553	6.53573
May	3.48591	1.52145	1.23334	2.10051	4.08448	6.97661
June	3.61307	1.81122	1.08146	2.00177	3.83006	6.96932
July	3.83330	1.89381	1.12332	1.90524	3.79111	6.91917
August	4.02300	1.94065	1.19525	1.76385	3.57105	6.84009
September	4.04510	2.08716	1.18557	1.77994	3.00113	6.76557
October	4.35300	2.22685	1.20399	1.73677	2.34255	6.72617
November	4.55490	2.50011	1.24331	1.46164	2.10651	6.70534
December	4.66620	2.71039	1.23503	1.42222	1.98829	6.39865

THE SPONSOR AND THE SELLER

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this free writing prospectus as the “Sponsor.”  Its executive offices are located at 11 Madison Avenue, New York, NY 10010.  The Sponsor is an affiliate of the Depositor, the Servicer, Credit Suisse Securities (USA) LLC and Credit Suisse International.

The Sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The Sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the Sponsor uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

During fiscal year 2005, the Sponsor and its affiliates securitized approximately $44.4 billion of residential mortgages.

In the normal course of its securitization program, the Sponsor acquires mortgage loans from third party originators and through its affiliates.  The Sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor and the Depositor issues the certificates supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The Sponsor will make certain representations and warranties to the Depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the Sponsor may have an obligation to repurchase or substitute such mortgage loans from the Depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the Sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

STATIC POOL INFORMATION

The Depositor will make available any of the Sponsor’s and Aegis’ material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located online at http://www.credit-suisse.ABSC.static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool in monthly increments.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the trust.

THE DEPOSITOR

The Depositor is Asset Backed Securities Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Credit Suisse (USA), Inc. The Depositor is an affiliate of the Sponsor, the Servicer, Credit Suisse Securities (USA) LLC and Credit Suisse International. The Depositor will not have any business operations other than securitizing mortgage assets and related activities and does not have, nor is it expected in the future to have, any significant assets.

The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.  After issuance of the Certificates, the Depositor will have no material duties or responsibilities with respect to the Mortgage Loans or the Certificates.

The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling trust assets to those trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the certificates of any series.  Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

THE ISSUING ENTITY

On the Closing Date, and until the termination of the trust pursuant to the Pooling Agreement, Asset Backed Securities Corporation Home Equity Loan Trust, Series AEG 2006-HE1 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling Agreement by the Depositor and its assets will consist of the trust fund.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling Agreement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling Agreement. After its formation, the Issuing Entity’s only activities will be:  acquiring and holding the assets of the Trust and the proceeds thereof; issuing the Certificates, distributing payments on the Certificates; and other activities related to or connected with the foregoing.  Under the Pooling Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Fund, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity.

The Pooling Agreement provides that the Depositor assign to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans. Furthermore, the Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans be construed as a sale, the conveyance of the Mortgage Loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the Mortgage Loans.

If the assets of the Trust are insufficient to pay the Certificateholders all principal and interest owed, holders of Certificates may not receive all of their expected payments of interest and principal and may suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or the Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE ORIGINATOR

Aegis Mortgage Corporation

Aegis Mortgage Corporation (“Aegis”) is a privately held mortgage banking company that through its wholly owned subsidiaries, Aegis Wholesale Corporation (“AWC”), Aegis Lending Corporation (“ALC”), Aegis Funding Corporation (“AFC”) and Aegis Correspondent Corporation (“ACC”), originates and purchases first lien and second lien residential mortgage loans. AWC primarily originates mortgage loans that are commonly referred to as conforming “A” mortgage loans or prime mortgage loans. ALC and AFC primarily originate and ACC primarily purchases mortgage loans that are commonly referred to as non-conforming “B&C” mortgage loans or subprime mortgage loans. ACC primarily purchases closed loans, and ALC and AFC originate loans on a retail and wholesale basis, respectively. ALC, AFC and any banks, savings and loans or other mortgage lending institutions from which ACC purchased mortgage loans are sometimes referred to in this free writing prospectus as the “Originators”). Aegis and its predecessors have been in the mortgage banking business since March 1981. Aegis, AWC, ALC, AFC and ACC are Delaware corporations. All are headquartered in Houston, Texas, except ALC, which is headquartered in Baton Rouge, Louisiana.

As of June 30, 2005, AFC, Aegis’s non-conforming wholesale subsidiary, operated nationwide through 6 wholesale centers, ALC, Aegis’s non-conforming retail subsidiary, operated through 79 retail sales offices and centers in 27 states, and ACC, Aegis’s non-conforming correspondent subsidiary, operated nationwide through 1 operational center. As of June 30, 2005, Aegis, AWC, AFC, ALC and ACC, collectively, had over 3,200 employees.

UNDERWRITING STANDARDS

General Standards for First and Second Lien Mortgage Loans

The underwriting standards of Aegis and its subsidiaries (the “Aegis Underwriting Standards”) with respect to first and second lien mortgage loans will generally conform to those published in the guide for Aegis’s alternative documentation programs for first and second lien mortgage loans (the “Guide”). The Aegis Underwriting Standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Depositor’s securities. Aegis and its affiliates originated the Mortgage Loans in accordance with the Aegis Underwriting Standards generally described below or, in the case of ACC, purchased the Mortgage Loans from other originators whose underwriting standards met or exceeded the Aegis Underwriting Standards and confirmed compliance with the Aegis Underwriting Standards as described below.

The Aegis Underwriting Standards, as well as any other underwriting standards that may be applicable to any first or second lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

All of the Mortgage Loans had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for Fannie Mae and Freddie Mac. Aegis established loan programs by which it could aggregate acceptable loans into groupings considered to have substantially similar risk characteristics. A more detailed description of those loan programs applicable to the Mortgage Loans is set forth below. The underwriting of the Mortgage Loans generally consisted of analyzing the following as standards applicable to the Mortgage Loans:

·

the creditworthiness of a borrower based on both a credit score and mortgage history,

·

the income sufficiency of a borrower’s projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property, and

·

the adequacy of the mortgaged property expressed in terms of loan-to-value ratio, to serve as the collateral for a mortgage loan.

The underwriting criteria applicable to any loan program under which mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower’s credit score.

Guide Standards

The following is a brief description of the Aegis Underwriting Standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report that summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, the Aegis Underwriting Standards require either a verbal or written verification of employment from the prospective borrower’s employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

Some of the Mortgage Loans have been originated under “stated income,” “limited documentation” or “no documentation” programs that require less documentation and verification than do traditional “full documentation” programs. Under a “stated income” program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income, except verification of employment, will be undertaken. Under a “limited documentation” program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements. Generally, in order for a borrower to be eligible for a “stated income” or “limited documentation” program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower’s eligibility for this type of program may be determined by use of a credit-scoring model.  Under a “no documentation” program, no information is obtained regarding the borrower’s income and there is no verification of the borrower’s assets.  The “No Documentation” program guidelines require stronger credit profiles than the other programs, and have substantially more restrictive requirements for loan-to-value ratios, occupancy requirements and credit scores.

Generally, credit-scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit  history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of this free writing prospectus.

In determining the adequacy of the property as collateral, an appraisal is generally made of each Property considered for financing. In limited circumstances with respect to high credit score borrowers, an automated valuation is obtained on the property and is combined with an exterior property inspection report instead of an appraisal. In the case of an appraisal, the appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Additionally, a risk analysis is ordered on each appraisal from a third party vendor and all high risk appraisals are reviewed by staff appraisers.

Based on the data provided in the application, certain verifications and the appraisal or other valuation of the mortgaged property, a determination is made that the borrower’s monthly income will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The Guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective borrower’s gross income. The amount of liquid assets available to the borrower after origination may also be considered in the underwriting process.

Loan Programs

The Loan Programs determined by Aegis as applicable to the Mortgage Loans are expressed in this free writing prospectus are: A+, A, A−, B, C+, C, 80/20 Combo 1st and 80/20 Combo 2nd. The following is general description of the Loan Programs:

Loan Program A+:    The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. No 30-day, 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 100% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property or 80% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower’s debt service- to-income ratio may be increased to 55% if the  borrower has an LTV ratio of 75% or less. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

Loan Program A:    The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,500 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most one 30-day rolling late payment and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner- occupied property or 90% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property or 80% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower’s debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

Loan Program A−:    The prospective borrower is required to have generally repaid all previous or existing installment or revolving debt according to its terms. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most three 30-day rolling late payments and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property or 80% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family non-owner occupied property or 70% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower’s debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. No Chapter 7 bankruptcies were discharged, and no Chapter 13 bankruptcies were filed, within the last 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

Loan Program B:    The prospective borrower may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. The borrower may have made a late payment of 60 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family owner-occupied property or 75% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 75% is permitted for a mortgage loan on a single family non-owner occupied property or 65% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower’s debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. No Chapter 7 bankruptcies were discharged, and no Chapter 13 bankruptcies were filed, within the last 18 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program C+:    The prospective borrower may have experienced significant credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60  days delinquent. As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older and do not effect the title or are medical related. The borrower may have made a late payment of 90 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family owner-occupied property or 65% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 70% is permitted for a mortgage loan on a single family non-owner occupied property or 55% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. No Chapter 7 bankruptcies were discharged, and no Chapter 13 bankruptcies were filed, within the last 12 months. No foreclosures on a mortgaged property are allowed within the last 12 months.

Loan Program C:    The prospective borrower may have experienced substantial credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent, and a maximum of two 90-day late payments or one 120-day late payment within the last 12 months is acceptable on an existing mortgage loan. The prospective borrower’s credit history is poor and a notice of default may have been filed. As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. The mortgaged property must be in average to good condition. A maximum LTV ratio of 70% is permitted for a mortgage loan on a single family owner-occupied property and the stated income documentation program is not allowed. A maximum LTV ratio of 60% is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 525 or greater, based on the LTV. The borrower’s debt service- to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and all Chapter 13 bankruptcies must be paid or discharged at funding. No current NOD on a mortgaged property is allowed.

Loan Program 80/20 Combo 1st:    The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payment on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No 60-day or 90-day late payments are acceptable. The credit score will be 560 or greater on full documentation loans, 620 or greater on alternative documentation loans and 640 or greater on stated documentation loans. The mortgaged property must be in average to good condition. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family owner-occupied property or 80% for a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower’s debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

Loan Program 80/20 Combo 2nd:    The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payment on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No 60-day or 90-day late payments are acceptable. The credit score will be 560 or greater on full documentation loans, 620 or greater on alternative documentation loans and 640 or greater on stated documentation loans. The mortgaged property must be in average to good condition. A maximum CLTV ratio of 100% is permitted for a mortgage loan on a single family  owner-occupied property or 100% for a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower’s debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

For all credit grade categories, non-mortgage credit may include prior defaults, and different levels of major adverse credit. Major adverse credit is defined as collection accounts, charge-off accounts, judgments, liens, delinquent property taxes, repossessions, garnishments and accounts currently 90 days or more delinquent. Any adverse account affecting title must also be paid down to zero at closing except for tax liens which may remain open as long as there is a payment plan and the payment is included in the debt service to income ratio. Some adverse accounts may remain open after closing, provided the borrower has adequate compensating factors.

Exceptions

As described above, the indicated underwriting standards applicable to the Mortgage Loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; stable ownership; low debt ratios; strong residual income; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years.

Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, those mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

 THE SERVICER

Select Portfolio Servicing, Inc.

The following information has been supplied by Select Portfolio Servicing, Inc. (“SPS” or the “Servicer”) for inclusion in this free writing prospectus.

Select Portfolio Servicing, Inc. (“SPS”) will act as the Servicer of the Mortgage Loans pursuant to the Pooling Agreement.  SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah.  SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994.  SPS began servicing third-party Alt-A mortgage loan portfolios in 2002.  On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc.  On October 4, 2005, Credit Suisse (USA), Inc. (formerly known as Credit Suisse First Boston (USA), Inc.), an affiliate of the Depositor and the Seller, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  An affiliate of the Depositor is also a lender under one of SPS’s credit facilities.  SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115.  SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and second lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2-” for subprime, home equity and Alt A products and “RSS2-” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the securities.

There have not been any material changes to SPS’s servicing policies or procedures for residential mortgage loans during the past three years.

SPS has been involved in various legal and regulatory proceedings.  See “Risk Factors - Recent Developments Affecting SPS” in this free writing prospectus.

The size and composition of and changes in SPS’s portfolio of assets of the type included in the current transaction are as follows:

Subprime First Lien Loans			Second Lien Loans
December 31	Number of Loans	UPB	December 31	Number of Loans	UPB
2000	156,503	$11,561,328,549	2000	17,744	$497,085,065
2001	182,166	$12,788,766,133	2001	43,768	$1,316,889,156
2002	415,178	$36,442,671,225	2002	78,046	$2,378,774,293
2003	306,508	$27,116,674,323	2003	49,962	$1,440,534,831
2004	204,682	$16,147,260,850	2004	32,357	$863,199,199
2005	181,972	$17,853,515,524	2005	30,621	$955,521,650

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes.  This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the Pooling Agreement as described in this free writing prospectus and accompanying prospectus, attached hereto as Appendix 1.  In fact, the obligations of SPS to service the Mortgage Loans for the Certificateholders are governed by the provisions of the Pooling Agreement and certain of these obligations may result in the application of different procedures than those described in the following summary.  In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures.  There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each Mortgage Loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets.  The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers.  This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent.  In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency.  SPS spends a minimum of three weeks training new hires before they are placed into customer service positions having any customer contact.  This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives.  SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis.  Funds are typically posted to a payment clearing account on the business day they are received.  SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”.  The MBA delinquency method  treats a loan as 30-59 days delinquent when a  payment is contractually past due 30 to 59 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month.  The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies.  This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement.  This evaluation considers the length of the delinquency, time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset.  SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a first lien loan should be charged off may include one or more of the following considerations: whether an equity valuation has caused SPS to cease all advances, whether there any outstanding insurance claims on the related property, whether SPS has had any contact with the borrower in the past 30 days and whether the loan is 180 or more days delinquent.

For example, the general criteria to determine whether to charge off a second lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained following the 120th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property.  If SPS charges off a second lien loan, resulting in a realized loss to the securityholder, SPS will typically continue to service the loan for up to an additional 180 days.  If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency.  The Primary Collections group is responsible for early stage delinquency and is divided into two core groups.  The Stage One collections group is responsible for loans up to 59 days past due. While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to our Loan Resolution department.  Loans that are 60-119 days past due are handled by the Stage Two collections group.  In this group, collectors have discretion to establish informal payment agreements of up to three months duration.  Similar to our Stage One team, Stage Two associates also work to identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale.  SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department. While the primary focus is on loans that are greater than 119 days past due, in some instances loans in earlier stages of delinquency which have been identified as candidates for loss mitigation efforts are also referred to this group.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans greater than 119 days delinquent.  The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options.  All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations.  Loan Resolution employees are trained to identify potential causes for delinquency.  Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay.  Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification.  Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department.  SPS has automated portions of this loss mitigation underwriting.  Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset.   Property valuations are generally ordered starting at the 60th day of delinquency and are updated throughout the default recovery process of the delinquent loan.  The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available.  For second lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD).  The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship.  In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor.  The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging.  SPS images critical documents for each loan in its portfolio.  Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim.  SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work.  Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price.  All valuations are reviewed and reconciled by valuation specialists prior to listing the property.  These specialists set the suggested sales price and make recommendations for property repairs.  New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process.  SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed.  These include internal audits performed by our Servicing Risk Management team (“SRM”).  Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate.  The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services.  SPS has an internal department which manages all document requests from staff and vendors.  The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS typically outsources material portions the following loan servicing functions to companies within the United States:

·

Print and mail services

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Foreclosure and bankruptcy processing

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Title processing

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Tax payments and processing

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Insurance payments and claims processing

In addition, SPS typically outsources material portions of the following loan servicing functions to an outsourcing company operating in India:

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Payoff quote preparation

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Property valuations for property preservation

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Data integrity on newly boarded loan data

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Validation of ARM changes

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Forbearance preparation

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REO invoice preparation

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Escrow analysis

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Second lien analysis

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Reconveyance processing

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Back office research related to customer service

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MERS loan tracking

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years.  Some of the key changes include:

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Extending the new hire training period

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Introducing a centralized call monitoring program

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Increasing involvement of mid-senior level managers in the hiring process

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Implemented new incentive plans based on a true balanced scorecard

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Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

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Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system

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Customizing training programs in support of material business process changes

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Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS

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Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales

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Implementing automated underwriting for loss mitigation with escalated review of any denials

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Implementing web-based technology for management of timeline processes

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Implementing web-based imaging technology

SPS’s Delinquency and Foreclosure Experience

The following table sets forth the delinquency and foreclosure experience of the portfolio of mortgage loans serviced by SPS as of the date indicated.  SPS’s portfolio of mortgage loans may differ significantly from the mortgage loans in the mortgage pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics.  For example, the delinquency and loss experience of SPS’s servicing portfolio may include loans and financial assets originated pursuant to different underwriting standards than the mortgage loans in the mortgage pool and loans and financial assets having a geographic distribution that varies from the geographic distribution of the mortgage loans in the mortgage pool.  In addition, SPS’s consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the mortgage loans in the mortgage pool.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage pool.  The actual delinquency experience on the mortgage loans in the mortgage pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage pool and the ability of the related borrower to make required payments.  It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by SPS.  In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.  Finally, the statistics shown below represent the delinquency experience for SPS’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool.  It should be noted that SPS’s business emphasizes, to a certain degree, the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and SPS has been an active participant in the market for such servicing rights over the past several years.  Delinquency and foreclosure experience is typically much greater with these types of loans.  Thus, the acquisition of such servicing rights may have affected the delinquency and foreclosure experience of SPS in the periods ended on December 31, 2005, December 31, 2004 and December 31, 2003.

Select Portfolio Servicing, Inc.’s Delinquency and Foreclosure Experience(1)
(Dollars in Thousands)

	As of December 31, 2005			As of December 31, 2004			As of December 31, 2003
	No. of Loans	Principal Balance(2)	% by Principal Balance(3)	No. of Loans	Principal Balance(2)	% by Principal Balance(3)	No. of Loans	Principal Balance(2)	% by Principal Balance(3)
Current Loans	149,218	$16,973,978	70.84%	159,948	$14,269,578	64.89%	284,100	$29,749,403	72.64%
Period of Delinquency(4)
30-59 Days	21,051	$2,002,754	8.36%	24,538	$1,985,862	9.03%	35,802	$3,148,839	7.69%
60-89 Days	8,614	$783,208	3.27%	9,728	$772,146	3.51%	12,261	$1,100,601	2.69%
90 Days or more	19,610	$1,090,120	4.55%	19,712	$1,056,672	4.81%	17,128	$1,007,251	2.46%
Total Delinquencies	49,275	$3,876,082	16.18%	53,978	$3,814,680	17.35%	65,191	$5,256,691	12.83%
Foreclosures	13,789	$1,177,868	4.92%	18,053	$1,555,414	7.07%	33,306	$2,933,501	7.16%
Bankruptcies	21,460	$1,468,990	6.13%	26,002	$1,808,021	8.22%	30,072	$2,155,412	5.26%
Total Foreclosures/ Bankruptcies	35,249	$2,646,858	11.05%	44,055	$3,363,435	15.30%	63,378	$5,088,913	12.42%
Real Estate Owned	7,328	$463,719	1.94%	6,419	$541,336	2.46%	10,986	$862,046	2.10%
Total Portfolio	241,070	$23,960,637	100.00%	264,400	$21,989,029	100.00%	423,655	$40,957,053	100.00%

(1)

The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2)

For the Real Estate Owned properties, the principal balance is at the time of foreclosure or delivery of a deed-in-lieu of foreclosure.

(3)

Certain totals may not equal 100% due to rounding.

(4)

No mortgage loan is included in this section of the table as delinquent until it is one-month past due.

THE LOAN PERFORMANCE ADVISOR

MortgageRamp Inc. (the “Loan Performance Advisor”), a Delaware corporation, will monitor the performance of and make recommendations to the Servicer with respect to the Mortgage Loans. The Loan Performance Advisor shall rely upon the mortgage loan data provided to it by the Servicer in performing its monitoring and advisory functions. The Loan Performance Advisor shall be entitled to receive a fee until the termination of the Trust or until the removal of the Loan Performance Advisor.

THE SWAP COUNTERPARTY

Credit Suisse International (“CSi”), (formerly known as Credit Suisse First Boston International), was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International”.  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of “A+ (stable outlook)” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of “Aa3 (stable outlook)” by Moody’s Investors Service Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

CSi is an affiliate of the Depositor, the Servicer, the Sponsor and Credit Suisse Securities (USA) LLC.

Except for this section “The Swap Counterparty”, CSi has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The Asset Backed Pass-Through Certificates, Series AEG 2006-HE1 will be issued pursuant to the Pooling Agreement.  Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued.  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement.  When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Trust will issue

·

the Class A1 Certificates,

·

the Class A2 Certificates,

·

the Class A3 Certificates,

·

the Class A4 Certificates,

·

the Class M1 Certificates,

·

the Class M2 Certificates,

·

the Class M3 Certificates,

·

the Class M4 Certificates,

·

the Class M5 Certificates,

·

the Class M6 Certificates,

·

the Class M7 Certificates,

·

the Class M8 Certificates,

·

the Class M9 Certificates,

·

the Class M10 Certificates,

·

the Class M11 Certificates,

·

the Class M12 Certificates,

·

the Class X Certificates,

·

the Class P Certificates, and

·

the Class R Certificates.

The Class A1 Certificates, Class A2 Certificates, Class A3 Certificates and Class A4 Certificates are referred to as the “Class A Certificates” or the “Senior Certificates.”  The Class M1 Certificates, Class M2 Certificates, Class M3 Certificates, Class M4 Certificates, Class M5 Certificates, Class M6 Certificates, Class M7 Certificates, Class M8 Certificates, Class M9 Certificates, Class M10 Certificates, Class M11 Certificates and Class M12 Certificates are referred to as the “Mezzanine Certificates.”  The Mezzanine Certificates, other than the Class M12 Certificates, are referred to as the “Offered Mezzanine Certificates.”  The Class R Certificates are referred to as the “Residual Certificates.”  The Class X Certificates, Class P Certificates and Residual Certificates are referred to as the “Physical Certificates.”  The Mezzanine Certificates and the Physical Certificates, other than the Class P Certificates, are referred to as the “Subordinate Certificates.”  The Class A Certificates and the Mezzanine Certificates are referred to as the “LIBOR Certificates.”  Only the Senior Certificates and the Offered Mezzanine Certificates are offered hereby (the “Offered Certificates”).

The LIBOR Certificates will have the initial Certificate Principal Balances specified in the table beginning on page 7, subject to a permitted variance of plus or minus five percent.  The Class P Certificates will have an initial Certificate Principal Balance of $100 and will not bear interest.  The Class P Certificates will be entitled to all prepayment premiums received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the Offered Certificates.  The Class R Certificates will not have an initial Certificate Principal Balance and will not bear interest.  The initial owner of the Residual Certificates will be Credit Suisse Securities (USA) LLC.

The Offered Certificates will be issued in book-entry form as described below.  All classes of Offered Certificates will be issued in minimum denominations of $25,000 original principal amount and integral multiples of $1 in excess thereof.  The assumed final maturity date (the “Assumed Final Distribution Date”) for the Offered Certificates, is the Distribution Date in January 2036, which is the Distribution Date in the month after the month of the latest maturing Mortgage Loan.

Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in February 2006 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for any certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the “Record Date” for any Physical Certificate or any Book-Entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Book-Entry Certificates

The Class A Certificates and the Mezzanine Certificates will be book-entry certificates (the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owner”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.  The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Generally, Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”).  Investors may hold such beneficial interests in the Book-Entry Certificates in the minimum denominations described above under “—General.”  Except as described below, no person acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “Definitive Certificate”).  Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC.  Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose.  In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants.  While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.  Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.  Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC.  In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

Clearstream, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg.  Clearstream is a subsidiary of Clearstream International société anonyme (“Clearstream International”), which was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG.  In July 2002 Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque central du Luxembourg, Luxembourg Central Bank, and the Commission de Surveillance de Secteur Financier, the Luxembourg Commission for the Supervision of the Financial Sector.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.  Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.  Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems.

Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s United States customers are limited to securities brokers and dealers and banks.  Currently, Clearstream has over 2,500 customers located in approximately 94 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in multiple currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Euroclear Clearance System”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System.  The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is registered as a bank in Belgium, and as such is subject to the supervision of the National Bank of Belgium and the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co.  Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates.  In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.  Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book Entry Certificates and the Trustee is unable to locate a qualified successor, (b) the Depositor, with the consent of the applicable DTC participants, elects to terminate a book entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners and the DTC participants consent to the termination of the book-entry system through DTC.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.  See “Annex I” to this free writing prospectus.

None of the Depositor, the Underwriters, the Seller, the Trustee, the Servicer, the Loan Performance Advisor or the Originator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Expected Final Distribution Date

The Expected Final Distribution Date for each class of Offered Certificates is set forth in the table on page 7.  The actual final distribution date of any class of Offered Certificates may be earlier or later, and could be substantially earlier, than such class's Expected Final Distribution Date (calculated as the Distribution Date on which the Certificate Principal Balance of the related Class of Certificates is reduced to zero assuming (1) the Structuring Assumptions, (2) the Mortgage Loans prepay at the rates indicated under Scenario IV of the Prepayment Scenarios and that (3) the Optional Termination Date is exercised on the first possible Distribution Date).

Assumed Final Distribution Date

The Assumed Final Distribution Date for the offered certificates is the distribution date in January 2036, which is the distribution date one month after the latest maturing Mortgage Loan in any subgroup.  As to each class, the actual final distribution date may be earlier or later, and could be substantially earlier, than such class’s Assumed Final Distribution Date.

Glossary

The “Accrual Period” for the LIBOR Certificates for any Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

An “Allocated Realized Loss Amount” with respect to any class of Mezzanine Certificates and any Distribution Date, is an amount equal to the sum of (i) any Realized Loss allocated to that class of certificates on that Distribution Date and (ii) any Allocated Realized Loss Amount for that class of certificates from the previous Distribution Date that has not been reimbursed less any increases to the Certificate Principal Balance of that class as a result of Recoveries.

The “Basic Principal Distribution Amount” means with respect to any Distribution Date the amounts in clauses (b)(i) – (iv) of the definition of Principal Distribution Amount.

The “Certificate Principal Balance” of any LIBOR Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the “Original Certificate Principal Balance”) reduced by the sum of (a) all amounts actually distributed in respect of principal of such class and (b) with respect to the Mezzanine Certificates, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates; provided, however, that the Certificate Principal Balance of each class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the Certificate Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the Recoveries received in respect of any Distribution Date in order of seniority up to the amount of the Allocated Realized Loss Amount owed to that class.

The “Class A Principal Distribution Amount,” means, for any Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, an amount equal to the Principal Distribution Amount for such Distribution Date.  For any Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, an amount equal to the excess, if any, of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 52.80% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M1 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the Certificate Principal Balance of the Class M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 60.70% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M2 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date) and (3) the Certificate Principal Balance of the Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 68.00% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M3 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date) and (4) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 73.10% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M4 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date) and (5) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 76.60% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M5 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date) and (6) the Certificate Principal Balances of the Class M5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 80.10% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M6 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balances of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date) and (7) the Certificate Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 83.20% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M7 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date) and (8) the Certificate Principal Balance of the Class M7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 86.50% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M8 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date) and (9) the Certificate Principal Balance of the Class M8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 88.90% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M9 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (9) the Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date) and (10) the Certificate Principal Balance of the Class M9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 91.10% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M10 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (9) the Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date), (10) the Certificate Principal Balance of the Class M9 Certificates (after taking into account the payment of the Class M9 Principal Distribution Amount on such Distribution Date) and (11) the Certificate Principal Balance of the Class M10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 93.30% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M11 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (9) the Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date), (10) the Certificate Principal Balance of the Class M9 Certificates (after taking into account the payment of the Class M9 Principal Distribution Amount on such Distribution Date), (11) the Certificate Principal Balance of the Class M10 Certificates (after taking into account the payment of the Class M10 Principal Distribution Amount on such Distribution Date) and (12) the Certificate Principal Balance of the Class M11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 94.80% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Class M12 Principal Distribution Amount”  is an amount equal to, with respect to any Distribution Date, the excess, if any, of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class M7 Certificates (after taking into account the payment of the Class M7 Principal Distribution Amount on such Distribution Date), (9) the Certificate Principal Balance of the Class M8 Certificates (after taking into account the payment of the Class M8 Principal Distribution Amount on such Distribution Date), (10) the Certificate Principal Balance of the Class M9 Certificates (after taking into account the payment of the Class M9 Principal Distribution Amount on such Distribution Date), (11) the Certificate Principal Balance of the Class M10 Certificates (after taking into account the payment of the Class M10 Principal Distribution Amount on such Distribution Date), (12) the Certificate Principal Balance of the Class M11 Certificates (after taking into account the payment of the Class M11 Principal Distribution Amount on such Distribution Date), (13) the Certificate Principal Balance of the Class M12 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 96.70% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $5,509,107.

The “Credit Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Mezzanine Certificates (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralization Amount which for the purposes of this definition will not be less than zero (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.  A Mortgage Loan is “30 days Delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent” etc.

A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Mortgage Loans.

The “Monthly Interest Distributable Amount” for any Distribution Date and each class of LIBOR Certificates will equal the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such class (allocated to each class based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls or Relief Act Interest Shortfalls for such Distribution Date).

The “Net Monthly Excess Cashflow” for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the LIBOR Certificates, (B) the Net Trust Swap Payment, (C) any Unpaid Interest Shortfall Amounts for the Class A Certificates, (D) the Principal Remittance Amount and (E) any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement)).

The “Overcollateralization Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificates as of such Distribution Date (after giving effect to the distribution of the Basic Principal Distribution Amount on such Distribution Date).

An “Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date.

The “Overcollateralization Increase Amount” for any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

The “Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (x) the Basic Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date.

The “Overcollateralization Target Amount” means with respect to any Distribution Date (1) prior to the Stepdown Date, approximately 1.65% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, (2) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 3.30% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) $5,509,107, and (3) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

The “Percentage Interest”  means, as to any certificate, either the percentage set forth on the face thereof or the percentage obtained by dividing the initial Certificate Principal Balance represented by such certificate by the aggregate initial Certificate Principal Balance of all of the certificates of such class.

The “Prepayment Period” for any Distribution Date is, with respect to (i) principal prepayments in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date and ending on the fifteenth day of the month of such Distribution Date, except with respect to the first Distribution Date, when the Prepayment Period for all prepayments will commence on January 20, 2006 and (ii) partial prepayments, the calendar month preceding that Distribution Date.

The “Principal Distribution Amount” for any Distribution Date is the lesser of:

(a)

the excess of Available Funds after distribution of interest on the Class A and Mezzanine Certificates, including, with respect to the Class A Certificates, any Unpaid Interest Shortfall Amounts, any Net Trust Swap Payment and any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or Sole Affected Party (as defined in the ISDA Master Agreement)) plus amounts available to be withdrawn from the Supplemental Interest Trust on the Distribution Date pursuant to clause (v) in the section titled “—The Swap Agreement”; and

(b)

the sum of:

(i)

the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii)

the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling Agreement during the calendar month preceding the month of such Distribution Date;

(iii)

the principal portion of all unscheduled collections in respect of insurance proceeds, condemnation proceeds, liquidation proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date, to the extent applied as recoveries of principal on the Mortgage Loans;

(iv)

the principal portion of all unscheduled collections in respect of full and partial principal prepayments received during the related Prepayment Period; and

(v)

the amount of any Overcollateralization Increase Amount for such Distribution Date;

minus

(vi)

the amount of any Overcollateralization Release Amount for such Distribution Date.

In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the outstanding Certificate Principal Balance of the LIBOR Certificates.

The “Principal Remittance Amount” means with respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, condemnation proceeds, insurance proceeds, including Recoveries received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the calendar month preceding the month of such Distribution Date and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of principal.

A “Realized Loss” means, with respect to any defaulted Mortgage Loan that is finally liquidated or charged off (a “Liquidated Mortgage Loan”), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances, Servicing Fees and liquidation expenses (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan.

A “Recovery” means, with respect to any Distribution Date and any Mortgage Loan that was determined to be a Liquidated Mortgage Loan in any month prior to the month preceding that Distribution Date, an amount received in respect of such Liquidated Mortgage Loan during the calendar month prior to that Distribution Date, net of reimbursable expenses.

The “Stepdown Date” means the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and a Trigger Event is not in effect and (2) the later to occur of (x) the Distribution Date occurring in February 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 47.20% (for the purpose of this definition only, Credit Enhancement Percentage shall be calculated prior to the distribution of Principal Distribution Amounts on the Mezzanine Certificates).

The “Subgroup 1 Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Subgroup 1 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Subgroup 1 Mortgage Loans.

The “Subgroup 1 Net Counterparty Payment” is an amount equal to, with respect to any Distribution Date, the Net Counterparty Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 1 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 1 Net Trust Swap Payment” is an amount equal to, with respect to any Distribution Date, the Net Trust Swap Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 1 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 1 Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Subgroup 1 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

The “Subgroup 1 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the product of (i) the Subgroup 1 Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount for such Distribution Date.

The “Subgroup 1 Principal Remittance Amount” means, with respect to any Distribution Date, the portion of the Available Funds representing the Principal Remittance Amount for such Distribution Date derived from the Subgroup 1 Mortgage Loans.

The “Subgroup 2 Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Subgroup 2 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Subgroup 2 Mortgage Loans.

The “Subgroup 2 Net Counterparty Payment” is an amount equal to, with respect to any Distribution Date, the Net Counterparty Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 2 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date).

The “Subgroup 2 Net Trust Swap Payment” is an amount equal to, with respect to any Distribution Date, the Net Trust Swap Payment, if any, multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Subgroup 2 Mortgage Loans, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans, in each case as of the first day of the month preceding the month of such Distribution Date (subject to the adjustment for prepayments received and distributed in the month prior to such Distribution Date).

The “Subgroup 2 Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Subgroup 2 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

The “Subgroup 2 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the product of (i) the Subgroup 2 Percentage for such Distribution Date and (ii) the Class A Principal Distribution Amount for such Distribution Date.

The “Subgroup 2 Principal Remittance Amount” means, with respect to any Distribution Date, the portion of the Available Funds representing the Principal Remittance Amount for such Distribution Date derived from the Subgroup 2 Mortgage Loans.

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either (i) the percentage obtained by dividing (x) the aggregate Principal Balance of the Mortgage Loans that are 60 days or more Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, as of the last day of the prior calendar month by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the previous calendar month exceeds 33.90% of the Credit Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as of the last day of the prior calendar month as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
February 2008 – January 2009	1.50%*
February 2009 – January 2010	3.30%*
February 2010 – January 2011	5.15%*
February 2011 – January 2012	6.65%*
February 2012 and thereafter	7.50%

____________________

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

The “Unpaid Interest Shortfall Amount” means (i) for the first Distribution Date and with respect to the LIBOR Certificates, zero, and (ii) for such class of certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class of certificates in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the class of certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such class of certificates for the related Accrual Period.

Allocation of Available Funds

Distributions to holders of each class of LIBOR Certificates will be made on each Distribution Date from Available Funds.  With respect to any Distribution Date, “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer and the Trustee:

1.

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related Determination Date, after deduction of the Servicing Fee and the LPA Fee for such Distribution Date and any accrued and unpaid Servicing Fees and LPA Fees in respect of any prior Distribution Dates;

2.

unscheduled payments in respect of the Mortgage Loans, including full and partial prepayments for such Mortgage Loans occurring during the related Prepayment Period (excluding prepayment premiums and amounts representing interest on prepayments received during the first Prepayment Period representing interest accruals thereon on or prior to the Closing Date) and insurance proceeds, condemnation proceeds, Net Liquidation Proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3.

payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date.

Generally, distributions with respect to the Class A1 Certificates will be made from Available Funds from amounts collected on the Subgroup 1 Mortgage Loans and Net Counterparty Payments.  Distributions with respect to the Class A2, Class A3 and Class A4 Certificates, in general, will be made from Available Funds from amounts collected on the Subgroup 2 Mortgage Loans and Net Counterparty Payments.  Distributions with respect to the Mezzanine Certificates will be made from Available Funds from amounts collected on the Subgroup 1 and Subgroup 2 Mortgage Loans and Net Counterparty Payments.

The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

Interest Distributions on the LIBOR Certificates

On each Distribution Date, the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case from and to the extent of the Interest Remittance Amount; provided, however, the distributions made pursuant to clause 1 will be made on the related Swap Payment Date to the extent such distributions would be made on such Distribution Date:

1.

to the Supplemental Interest Trust for payment to the Swap Counterparty, the Net Trust Swap Payment, so long as an Early Termination Date has not occurred, and any Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)), as applicable for such date of distribution;

2.

concurrently, to the holders of the Senior Certificates, the related Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause 2 and applied in accordance with the allocation rules set forth below;

3.

concurrently, to the holders of the Senior Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause 3 and applied in accordance with the allocation rules set forth below;

4.

to the holders of the Class M1 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

5.

to the holders of the Class M2 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

6.

to the holders of the Class M3 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

7.

to the holders of the Class M4 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

8.

to the holders of the Class M5 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

9.

to the holders of the Class M6 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

10.

to the holders of the Class M7 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

11.

to the holders of the Class M8 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

12.

to the holders of the Class M9 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

13.

to the holders of the Class M10 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

14.

to the holders of the Class M11 Certificates, the Monthly Interest Distributable Amount allocable to such certificates; and

15.

to the holders of the Class M12 Certificates, the Monthly Interest Distributable Amount allocable to such certificates.

The Interest Remittance Amount distributed pursuant to clauses 2 and 3 above will be applied to the Senior Certificates as follows: amounts distributed to the Class A1, Class A2, Class A3 and Class A4 Certificates will first reduce the Interest Remittance Amount of the related subgroup.  Reductions in the Subgroup 1 Interest Remittance Amount will be applied to the Class A1 Certificates.  Reductions in the Subgroup 2 Interest Remittance Amount will be applied to the Class A2, Class A3 and Class A4 Certificates, pro rata, based on the amount of interest due to each such class.  If the related Interest Remittance Amount is insufficient, additional amounts will reduce the remaining Interest Remittance Amounts of the other subgroup after giving effect to the foregoing allocations.

Any Interest Remittance Amounts remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.  On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will first reduce Net Monthly Excess Cashflow and then reduce the Monthly Interest Distributable Amounts with respect to the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

Principal Distributions on the LIBOR Certificates

On each Distribution Date, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date) (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Trustee will withdraw from the Distribution Account that portion of Available Funds equal to the Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

1.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)) as of such date of distribution;

2.

concurrently, as follows:

(a)

to the holders of the Class A1 Certificates, the Subgroup 1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(b)

sequentially, as follows:

i.

to the holders of the Class A2 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

ii.

to the holders of the Class A3 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

iii.

to the holders of the Class A4 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

provided however, that beginning on the first Distribution Date on or after which the Mezzanine Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralization Amount for such Distribution Date are insufficient to cover Realized Losses on the Subgroup 2 Mortgage Loans, to the holders of the Class A2, Class A3 and Class A4 Certificates, pro rata based on Certificate Principal Balances, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the respective Certificate Principal Balances have been reduced to zero;

provided, after the aggregate Certificate Principal Balance of the classes of Class A Certificates related to a subgroup is reduced to zero, any amounts remaining available to be distributed to such classes pursuant to the applicable subclause above will be distributed to the other classes of Class A Certificates of the other subgroup, and distributed in accordance with the distribution rules set forth in the related subclause;

3.

to the holders of the Class M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

4.

to the holders of the Class M2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

5.

to the holders of the Class M3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

6.

to the holders of the Class M4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

7.

to the holders of the Class M5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

8.

to the holders of the Class M6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

9.

to the holders of the Class M7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

10.

to the holders of the Class M8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

11.

to the holders of the Class M9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

12.

to the holders of the Class M10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

13.

to the holders of the Class M11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

14.

to the holders of the Class M12 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

On each Distribution Date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date) (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of LIBOR Certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

1.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment required to be paid by the Supplemental Interest Trust (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (each as defined in the ISDA Master Agreement)) as of such date of distribution;

2.

concurrently, as follows:

(a)

to the holders of the Class A1 Certificates, the Subgroup 1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(b)

sequentially, as follows:

i.

to the holders of the Class A2 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

ii.

to the holders of the Class A3 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

iii.

to the holders of the Class A4 Certificates, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

provided however, that beginning on the first Distribution Date on or after which the Mezzanine Certificates have been reduced to zero and the Net Monthly Excess Cashflow and Overcollateralization Amount for such Distribution Date are insufficient to cover Realized Losses on the Subgroup 2 Mortgage Loans, to the holders of the Class A2, Class A3 and Class A4 Certificates, pro rata based on their respective Certificate Principal Balances, the Subgroup 2 Principal Distribution Amount for such Distribution Date, until the respective Certificate Principal Balances have been reduced to zero;

provided, after the aggregate Certificate Principal Balance of the classes of Class A Certificates related to a subgroup is reduced to zero, any amounts remaining available to be distributed to such classes pursuant to the applicable subclause above will be distributed to the other classes of Class A Certificates of the other subgroup and distributed in accordance with the distribution rules set forth in the related subclause;

3.

to the holders of the Class M1 Certificates, the Class M1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

4.

to the holders of the Class M2 Certificates, the Class M2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

5.

to the holders of the Class M3 Certificates, the Class M3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

6.

to the holders of the Class M4 Certificates, the Class M4 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

7.

to the holders of the Class M5 Certificates, the Class M5 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero;

8.

to the holders of the Class M6 Certificates, the Class M6 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

9.

to the holders of the Class M7 Certificates, the Class M7 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

10.

to the holders of the Class M8 Certificates, the Class M8 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

11.

to the holders of the Class M9 Certificates, the Class M9 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

12.

to the holders of the Class M10 Certificates, the Class M10 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero;

13.

to the holders of the Class M11 Certificates, the Class M11 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero; and

14.

to the holders of the Class M12 Certificates, the Class M12 Principal Distribution Amount for such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination, overcollateralization, excess interest and certain Net Counterparty Payments.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this free writing prospectus, to the rights of the holders of the Senior Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Senior Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, as applicable.

In addition, the rights of the holders of the Mezzanine Certificates with lower payment priorities will be junior to the rights of holders of the Mezzanine Certificates with higher payment priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class X Certificates to the extent described in this free writing prospectus.  This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of certificates of distributions in respect of interest and principal and to afford such classes protection against Realized Losses.

Overcollateralization Provisions

As of the closing date, the Cut-off Date Pool Principal Balance will exceed the aggregate Certificate Principal Balance of the LIBOR Certificates and the Class P Certificates in an amount equal to approximately 1.65% of the Cut-off Date Pool Principal Balance.  This feature is referred to as overcollateralization.  Although market conditions may change, the weighted average net Loan Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the LIBOR Certificates and the rates at which other obligations of the Trust are calculated.  As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the LIBOR Certificates and the fees and expenses payable by the Trust, including Net Trust Swap Payments.  The Pooling Agreement requires that on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the required level of overcollateralization.

On each Distribution Date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent that such payments are available to be made on the related Distribution Date), any Net Monthly Excess Cashflow will be paid in the following order of priority:

1.

to the holders of the class or classes of LIBOR Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the LIBOR Certificates” above;

2.

to the holders of the Class M1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

3.

to the holders of the Class M1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

4.

to the holders of the Class M2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

5.

to the holders of the Class M2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

6.

to the holders of the Class M3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

7.

to the holders of the Class M3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

8.

to the holders of the Class M4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

9.

to the holders of the Class M4 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

10.

to the holders of the Class M5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

11.

to the holders of the Class M5 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

12.

to the holders of the Class M6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

13.

to the holders of the Class M6 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

14.

to the holders of the Class M7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

15.

to the holders of the Class M7 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

16.

to the holders of the Class M8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

17.

to the holders of the Class M8 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

18.

to the holders of the Class M9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

19.

to the holders of the Class M9 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

20.

to the holders of the Class M10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

21.

to the holders of the Class M10 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

22.

to the holders of the Class M11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

23.

to the holders of the Class M11 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

24.

to the holders of the Class M12 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

25.

to the holders of the Class M12 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

26.

to the holders of the Senior Certificates, pro rata based on the entitlement of each such class pursuant to this clause, in an amount equal to each such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

27.

to the holders of the Class M1 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

28.

to the holders of the Class M2 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

29.

to the holders of the Class M3 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

30.

to the holders of the Class M4 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

31.

to the holders of the Class M5 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

32.

to the holders of the Class M6 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

33.

to the holders of the Class M7 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

34.

to the holders of the Class M8 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

35.

to the holders of the Class M9 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

36.

to the holders of the Class M10 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

37.

to the holders of the Class M11 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

38.

to the holders of the Class M12 Certificates, in an amount equal to such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any;

39.

to the Net WAC Reserve Fund, up to an amount equal to the aggregate Net WAC Rate Carryover Amounts for the LIBOR Certificates for such Distribution Date;

40.

to the Supplemental Interest Trust, for payment to the Swap Counterparty, any unpaid Net Trust Swap Payment and any unpaid Swap Termination Payment required to be paid by the Supplemental Interest Trust;

41.

to the holders of the Class X Certificates as provided in the Pooling Agreement;

42.

to the holders of the Residual Certificates, any remaining amounts.  It is not anticipated that any amounts will be distributed to the Class R Certificates under this subclause 42.

On each Distribution Date, after making the distributions of the Available Funds as described above, the Trustee will withdraw from the Net WAC Reserve Fund the amount deposited therein pursuant to subclause 39 above and will distribute the Net WAC Rate Carryover Amount, if any, to the classes of LIBOR Certificates in the order of priority specified herein under “—Net WAC Reserve Fund”.

On each Distribution Date, the Trustee will withdraw from the Distribution Account all amounts representing prepayment premiums in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.  On the first Distribution Date following the expiration of the latest prepayment premium term with respect to the Mortgage Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding Certificate Principal Balance prior to any distributions of Net Monthly Excess Cashflow on such Distribution Date.

Allocation of Losses; Subordination

If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Certificate Principal Balance of the LIBOR Certificates exceeds the aggregate Principal Balance of the Mortgage Loans, then the Certificate Principal Balance of the class of Mezzanine Certificates then outstanding with the lowest priority of payment will be reduced by an amount equal to that excess.

The Pooling Agreement does not permit the allocation of Realized Losses to the Class A1, Class A2, Class A3, Class A4 or Class P Certificates.  Investors in the Class A1, Class A2, Class A3 and Class A4 Certificates should note that although Realized Losses cannot be allocated to the Class A1, Class A2, Class A3 and Class A4 Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans on a Distribution Date to pay the Class A1, Class A2, Class A3 and Class A4 Certificates all interest and principal amounts, as applicable, to which they are then entitled.

Pass-Through Rates

The “Pass-Through Rate” on any Distribution Date with respect to any class of LIBOR Certificates will equal the lesser of (a) the related Formula Rate and (b) the related Net WAC Rate for such Distribution Date.  With respect to the LIBOR Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The “Subgroup 1 Maximum Rate ” for any Distribution Date with respect to the Class A1 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the difference between (A) the weighted average of the Maximum Loan Rates (in the case of adjustable-rate Mortgage Loans) and the Loan Rates (in the case of any fixed-rate Mortgage Loans), in each case, of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 1 Mortgage Loans and (2) the LPA Fee Rate for the Subgroup 1 Mortgage Loans and (ii) the Subgroup 1 Net Counterparty Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 1 Net WAC Rate” for any Distribution Date with respect to the Class A1 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 1 Mortgage Loans, (2) the LPA Fee Rate for the Subgroup 1 Mortgage Loans and (3) the Subgroup 1 Net Trust Swap Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 1 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 2 Maximum Rate ” for any Distribution Date with respect to the Class A2, Class A3 and Class A4 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the sum of (i) the difference between (A) the weighted average of the Maximum Loan Rates (in the case of adjustable-rate Mortgage Loans) and the Loan Rates (in the case of any fixed-rate Mortgage Loans), in each case, of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 2 Mortgage Loans and (2) the LPA Fee Rate for the Subgroup 2 Mortgage Loans and (ii) the Subgroup 2 Net Counterparty Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subgroup 2 Net WAC Rate” for any Distribution Date with respect to the Class A2, Class A3 and Class A4 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) and (B) the sum of (1) the Servicing Fee Rate for the Subgroup 2 Mortgage Loans, (2) the LPA Fee Rate for the Subgroup 2 Mortgage Loans and (3) the Subgroup 2 Net Trust Swap Payment for such Distribution Date multiplied by a fraction, the numerator of which is 12, and the denominator of which is equal to the aggregate Principal Balance of the Subgroup 2 Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date and expressed as a percentage).

The “Subordinate Maximum Rate” for any Distribution Date with respect to the Mezzanine Certificates will be a per annum rate equal to the weighted average of the Subgroup 1 Maximum Rate and the Subgroup 2 Maximum Rate, weighted in proportion to the results from subtracting from the aggregate Principal Balance of each Subgroup as of the first day of the month preceding the month of such Distribution Date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date), the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date (such amount, the “Subgroup Subordinate Amount”).

The “Subordinate Net WAC Rate” for any Distribution Date with respect to the Mezzanine Certificates will be a per annum rate equal to the weighted average of the Subgroup 1 Net WAC Rate and the Subgroup 2 Net WAC Rate, weighted in proportion to the related Subgroup Subordinate Amounts.

The “Maximum Rate” means the Subgroup 1 Maximum Rate, the Subgroup 2 Maximum Rate or the Subordinate Maximum Rate, as applicable.

The “Net WAC Rate” means the Subgroup 1 Net WAC Rate, the Subgroup 2 Net WAC Rate or the Subordinate Net WAC Rate, as applicable.

If on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is the related Net WAC Rate, then the “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of LIBOR Certificates accrued on such Distribution Date at the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class of LIBOR Certificates for such Accrual Period.  Any Net WAC Carryover Amount on the LIBOR Certificates will be paid on that Distribution Date from any available Net Counterparty Payments under the Swap Agreement and on that and future Distribution Dates from and to the extent of Available Funds in accordance with the priorities described above.

The “Formula Rate” for any class of LIBOR Certificates is the lesser of (A) the sum of (i) the interbank offered rate for one-month United States dollar deposits in the London market as of the related LIBOR Determination Date (the “Certificate Index”) and (ii) a related margin (the “Certificate Margin”) and (B) the applicable Maximum Rate.  The Certificate Margins with respect to the LIBOR Certificates on each Distribution Date will be as follows:

Class of LIBOR Certificates	Certificate Margin to and Including the Optional Termination Date	Certificate Margin after the Optional Termination Date
Class A1	____%	____%
Class A2	____%	____%
Class A3	____%	____%
Class A4	____%	____%
Class M1	____%	____%
Class M2	____%	____%
Class M3	____%	____%
Class M4	____%	____%
Class M5	____%	____%
Class M6	____%	____%
Class M7	____%	____%
Class M8	____%	____%
Class M9	____%	____%
Class M10	____%	____%
Class M11	____%	____%
Class M12	____%	____%

Net WAC Reserve Fund

On the Closing Date, the Trustee will establish a reserve fund account (the “Net WAC Reserve Fund”) from which certain payments in respect of Net WAC Rate Carryover Amounts on the LIBOR Certificates, will be made.  The Net WAC Reserve Fund will be an asset of the Trust but not of any REMIC.  On each Distribution Date, the Trustee will withdraw from amounts in the Net WAC Reserve Fund to pay the LIBOR Certificates, any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Reserve Fund:

(i)

to the Class A Certificates, pro rata based on amounts due, the related Net WAC Carryover Amount for such classes and Distribution Date; and

(ii)

sequentially, to the Class M1 Certificates, the Class M2 Certificates, the Class M3 Certificates, the Class M4 Certificates, the Class M5 Certificates, the Class M6 Certificates, the Class M7 Certificates, the Class M8 Certificates, the Class M9 Certificates, the Class M10 Certificates, the Class M11 Certificates and the Class M12 Certificates, in that order, the related Net WAC Rate Carryover Amounts for such class and Distribution Date.

The Swap Agreement

A separate trust created under the Pooling Agreement (the “Supplemental Interest Trust”) will hold a swap agreement (the “Swap Agreement”) documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Master Agreement”), together with a Schedule, Confirmation and Credit Support Annex between the Trustee, on behalf of the Supplemental Interest Trust and CSi (in such capacity, the “Swap Counterparty”), for the benefit of the LIBOR Certificates.

Under the Swap Agreement, on each Swap Payment Date (as defined below) beginning in March 2006 and until the Swap Payment Date in January 2011 (the “Swap Termination Date”), (1) the Supplemental Interest Trust will be obligated to pay to the Swap Counterparty an amount equal to the product of (a) 1/12, (b) 4.920% per annum, (c) the applicable Swap Notional Amount and (d) the applicable factor (the “Trust Swap Payment”) (such amount to be paid to the Swap Counterparty by the Trustee, on behalf of the Supplemental Interest Trust) and (2) the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, an amount equal to the product of (a) one-month LIBOR (as determined in accordance with the definition of “USD-LIBOR-BBA” set forth in the Annex to the 2000 ISDA Definitions.), (b) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period (as defined below) and the denominator of which is 360, (c) the applicable Swap Notional Amount and (d) the applicable factor (the “Counterparty Payment”).

The Swap Notional Amount for any Swap Payment Date shall be (i) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date divided by the applicable factor is greater than the applicable lower bound set forth on Annex II hereto and less than the applicable upper bound set forth on Annex II hereto, the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date divided by the applicable factor, (ii) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date divided by the applicable factor is less than or equal to the applicable lower bound set forth on Annex II hereto, an amount equal to the applicable lower bound set forth on Annex II hereto for such Swap Payment Date and (iii) if the aggregate Certificate Principal Balance of the LIBOR Certificates as of the Distribution Date immediately prior to such Swap Payment Date divided by the applicable factor is greater than or equal to the applicable upper bound set forth on Annex II hereto, the applicable upper bound for such Swap Payment Date.  The factor for each Swap Payment Date is set forth in Annex II hereto.  Payments under the Swap Agreement will be made on a net basis.  The excess, if any, of a Trust Swap Payment over a Counterparty Payment in connection with any Swap Payment Date is referred to herein as a “Net Trust Swap Payment.”  The excess, if any, of a Counterparty Payment over a Trust Swap Payment in connection with any Swap Payment Date is referred to herein as a “Net Counterparty Payment.”

A “Swap Payment Date” means one Business Day prior to the 25th day of each month beginning in March 2006 through and including January 2011.

The “Calculation Period” means each period from and including the 25th day of each month to, but excluding, the 25th day of the following month, except that the initial Calculation Period will commence on, and include, February 25, 2006 in respect of amounts due from the Supplemental Interest Trust and February 27, 2006 in respect of amounts due from the Swap Counterparty and the final Calculation Period will end on, but exclude, the Swap Termination Date; provided that such Calculation Period shall be (i) unadjusted with respect to payments due from the Supplemental Interest Trust and (ii) adjusted pursuant to the Modified Following Business Day Convention (as defined in the Swap Agreement) with respect to amounts due from the Swap Counterparty.

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10 percent.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

“Swap Default” means the occurrence of a Swap Event of Default, a Termination Event with respect to the Swap Agreement or an Additional Termination Event with respect to the Swap Agreement.

“Events of Default” under the Swap Agreement (each a “Swap Event of Default”) include the following standard events of default as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement:

·

“Failure to Pay or Deliver,”

·

“Bankruptcy” (other than clause (2) thereof with respect to the Trust), and

·

“Merger without Assumption” (but only with respect to the Swap Counterparty).

“Termination Events” under the Swap Agreement (each a “Termination Event”) consist of the following standard termination events as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement:

·

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement);

·

“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes due to a change in tax law); and

·

“Tax Event Upon Merger” (which generally relates to the Swap Counterparty making a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

In addition, there are “Additional Termination Events”

(a)

 relating to the Supplemental Interest Trust, as specified in the Swap Agreement; and

(b)

relating to the Swap Counterparty's ratings whereby, if the Swap Counterparty’s rating:

·

falls below a short-term credit rating of “A-1” by S&P or, if the Swap Counterparty does not have a short-term rating from S&P, a long-term credit rating of “A+” by S&P;

·

falls below a short-term credit rating of “P-1” or long-term credit rating of “Aa3”, or, if no short-term credit rating is available, a long-term credit rating of “Aa3”, in each case by Moody’s or, in each case, the related rating is equal to “P-1”, “A1”, or “Aa3”, as applicable but is on credit watch for possible downgrade (but only for so long as it is on credit watch for possible downgrade); or

·

falls below a short-term credit rating of “F-1+” by Fitch or a long-term credit rating of    “AA-” by Fitch;

and the Swap Counterparty fails, at its cost, to perform one or more actions, including, but not limited to:

·

furnishing a guarantee of the Swap Counterparty’s obligations under the Swap Agreement from a guarantor  according to the terms of the Swap Agreement;

·

post collateral securing its obligations under the Swap Agreement according to the terms of the Swap Agreement; or

·

obtaining a substitute swap counterparty to replace the Swap Counterparty that is confirmed by the rating agencies and has (a) either a short-term credit rating greater than or equal to “A-1” or, if the substitute swap counterparty does not have a short-term rating from S&P, a long-term credit rating greater than or equal to “A+”, in each case by S&P, (b) either a short-term credit rating greater than or equal to “P-1” (and, if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade) and a long-term credit rating greater than or equal to “A1” (and, if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) or, if the substitute swap counterparty does not have a short-term credit rating from Moody’s, a long-term credit rating greater than or equal to “Aa3” (and, if rated “Aa3”, such rating is not on watch for possible downgrade), in each case by Moody’s and (c) either a short-term credit rating greater than or equal to “F-1” or a long-term credit rating greater than or equal to “A” by Fitch.

If the credit ratings of the Swap Counterparty are downgraded to a rating level below “BBB-” by S&P, “A3” or “P-2” by Moody’s (or equal to such ratings if such ratings are on watch for possible downgrade), or “BBB+” or “F-2” by Fitch, then the Swap Counterparty must seek to replace itself with a substitute swap counterparty and may in certain circumstances be required to post collateral while such swap counterparty is being found.  Failure to comply with the rating downgrade provisions set out in the Swap Agreement may constitute an Additional Termination Event in respect of the Swap Counterparty.

Upon any Early Termination Date, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust and the Swap Counterparty under the remaining scheduled term of the Swap Agreement.  In the event that the Trustee, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment, along with interest thereon, if any, will be paid on the Swap Payment Date immediately following the relevant Early Termination Date, and on any subsequent Swap Payment Dates until paid in full, in accordance with the priorities set forth under “Description of the Certificates—Allocation of Available Funds.”

Any Net Trust Swap Payment deposited to the Supplemental Interest Trust by the Trustee will be distributed to the Swap Counterparty.  To the extent that a Swap Termination Payment is made by the Swap Counterparty to the Supplemental Interest Trust, such specific amount shall be used to make any upfront payment required under a replacement swap agreement and to the extent that any payments are received from a replacement swap counterparty as payment by such replacement swap counterparty to enter into a replacement transaction(s), such specific amounts shall be used to pay directly any termination payments owing to the Swap Counterparty that is being replaced without being allocated in accordance with the priorities set forth under “Description of the Certificates—Allocation of Available Funds.”

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained by the Trustee within 30 days after receipt by the Trustee of the Swap Termination Payment paid by the original Swap Counterparty, the Trustee will deposit such Swap Termination Payment into the Supplemental Interest Trust and will, on each distribution date, withdraw from the Supplemental Interest Trust an amount equal to the Net Counterparty Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in the priority set forth below.

Any Net Counterparty Payment deposited to the Supplemental Interest Trust by the Swap Counterparty will be distributed on the related distribution date as follows:

(i)

to the Class A Certificates, pro rata based on amounts due, any Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Class and Distribution Date, after giving effect to distributions of such amounts as described under “—Allocation of Available Funds—Interest Distributions on the LIBOR Certificates”;

(ii)

to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11 and Class M12 Certificates, in that order, any Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such Class and Distribution Date, after giving effect to distributions of such amounts as described under “—Allocation of Available Funds—Interest Distributions on the LIBOR Certificates” and “—Overcollateralization Provisions”;

(iii)

to the Class A Certificates, pro rata based on amounts due, the related Net WAC Rate Carryover Amount for such Classes and Distribution Date after giving effect to distributions of such amounts as described under “—Net WAC Reserve Fund”;

(iv)

 to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11 and Class M12 Certificates, in that order, the related Net WAC Rate Carryover Amount for such Class and Distribution Date, after giving effect to distributions of such amounts as described under “—Net WAC Reserve Fund”;

(v)

to the class or classes of LIBOR Certificates then entitled to receive distributions of principal in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the LIBOR Certificates” above; after giving effect to the amounts available pursuant to clause 1 under “—Overcollateralization Provisions”; provided, however that aggregate distributions pursuant to this clause (v) will not exceed the amount of cumulative Realized Losses on the Mortgage Loans since the Cut-Off Date;

(vi)

to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11 and Class M12 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Dates remaining undistributed after giving effect to distributions of such amounts as described under “—Overcollateralization Provisions”; and

(vii)

to the holders of the Class X Certificates, any remaining amounts.

Calculation of Certificate Index

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, a “LIBOR Determination Date”), the Trustee will determine the Certificate Index for such Accrual Period for such LIBOR Certificates on the basis of the London interbank offered rate (“LIBOR”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such related LIBOR Determination Date.  If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such related LIBOR Determination Date.  The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If on such related LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).  If on such related LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous related LIBOR Determination Date and (y) the Reserve Interest Rate.

As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated as such by the Trustee and (3) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor servicer or the Originator; and “Reserve Interest Rate” shall be the rate per annum that the Trustee determines to be either (x) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (y) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such related LIBOR Determination Date to leading European banks.

The establishment of the Certificate Index on each related LIBOR Determination Date by the Trustee and its calculation of the rates of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Reports to Certificateholders

On each Distribution Date, the Trustee will provide or make available to each holder of a certificate, the Rating Agencies and the Swap Counterparty a statement (based solely on information received from the Servicer and the Swap Counterparty) setting forth, among other things, the information set forth in the prospectus under “Description of the Certificates—Reports to Securityholders.”  The Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee’s website.  The Trustee’s website will initially be located at “http://www.usbank.com/abs”.  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 934-6802.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and so indicating.  The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a certificate of record during the previous calendar year who has requested such a statement in writing a statement containing information necessary to enable holders of the certificates to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

THE POOLING AGREEMENT

General

The Offered Certificates will be issued pursuant to the Pooling Agreement.  The assets of the Trust created under the Pooling Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, and any principal prepayments received after January 19, 2006, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (v) the Net WAC Reserve Fund, (vi) the rights of the Trustee under the Swap Agreement and (vii) the rights of the Seller under the Mortgage Loan Purchase Agreement.  The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the “Mortgage Loan Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date.  The Trustee, concurrently with each such transfer, will deliver the Offered Certificates to the Depositor.  Each Mortgage Loan transferred to the Trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee pursuant to the Pooling Agreement.  Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date and its Loan Rate as well as other information.

The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee’s agent for such purpose) the Mortgage Loan Documents and the mortgage notes endorsed in blank or to the Trustee.  In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator.  The assignments of mortgage are generally required to be recorded by or on behalf of the Trust in the appropriate offices for real property records. Any cost associated with the recording of such assignments of mortgage will not be an expense of the Trust or the Trustee.

The Trustee (or a custodian) will review the Mortgage Loan Documents pursuant to the Pooling Agreement and if any Mortgage Loan Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to Aegis by the Trustee (or a custodian), Aegis will be obligated to repurchase the related Mortgage Loan at a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the repurchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer, any unpaid Servicing Fees and any costs, indemnities and damages incurred by the Trust or the Servicer in connection with any violations of any predatory or abusive lending laws with respect to a Mortgage Loan (the “Purchase Price”).  Rather than repurchase the related Mortgage Loan, Aegis may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust and substitute in its place a Qualified Substitute Mortgage Loan (as defined below).  However, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code.  This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for the omission of, or a material defect in, a Mortgage Loan Document.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Loan Rate of such Deleted Mortgage Loan; (iii) if an adjustable-rate mortgage loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective Maximum Loan Rate and Minimum Loan Rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan, and have the same Index and Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling Agreement (in each case, deemed to be made as of the date of substitution); (vii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced; and (ix) satisfy certain other conditions specified in the Pooling Agreement.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Seller will be required to deposit or cause to be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan plus any costs, indemnities and damages incurred by the Trust in connection with any violations of any predatory or abusive lending laws with respect to a related Mortgage Loan.

The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each related Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate).  In addition, the Seller will make certain other representations and warranties with respect to each related Mortgage Loan, including, but not limited to, the following: (i) no Mortgage Loan will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable local, state or federal law; (ii) no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; (iii) no related Mortgage Loan is a “high cost”, “covered” or similarly classified mortgage loan as defined under any applicable state, local or federal predatory or abusive lending laws including the Georgia Fair Lending Act; and (iv) no Mortgage Loan originated on or after November 27, 2003 and before July 6, 2004 is a “covered home loan” under the New Jersey Home Ownership Security Act of 2002.  In addition, the Seller will represent and warrant in the Pooling Agreement that (i) each Mortgage Loan at the time is was made complied in all material respects with applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Mortgage Loan, (ii) none of the Mortgage Loans included in the transaction are “high cost”, “covered” or similarly classified loans as defined by the applicable federal, state or local predatory and abusive lending laws nor is any loan a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6B Revised, Appendix E) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act and (iii) no Mortgage Loan has been delinquent for more than 30 days in the twelve months prior to December 28, 2005.

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Mortgage Loan Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 90-day period, the Seller will be obligated to (x) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan or (y) purchase such Mortgage Loan from the Trust at the Purchase Price.  However, a substitution of the related Mortgage Loan is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer shall establish and maintain or cause to be maintained a separate trust account (the “Collection Account”) for the benefit of the certificateholders.  The Collection Account will be an Eligible Account (as defined in the Pooling Agreement) of the Trust.  Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, permitted reimbursements for Advances and Servicing Advances (each, as defined below), condemnation proceeds required to be released to a mortgagor, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account.  Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account.  The Trustee will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Account on the Servicer Remittance Date (as defined below) and deposited to the Distribution Account for distribution to certificateholders on a Distribution Date.  The Distribution Account will be an Eligible Account, and amounts on deposit therein may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than the related Distribution Date.

Flow of Funds

The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

The Servicer shall hold in the related Collection Account all scheduled installments of interest (net of the Servicing Fees and certain other items of compensation and reimbursement) and principal collected on the Mortgage Loans and due during such period, together with any Monthly Advances in respect thereof.

Prepayment Period

With respect to (i) principal prepayments in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date and ending on the fifteenth day of the month of such Distribution Date and (ii) principal prepayments in part, the calendar month preceding such Distribution Date, except with respect to the first distribution date, the Prepayment Period for all prepayments will commence on January 20, 2006.

The Servicer shall hold in the Collection Account all partial or full prepayments of principal, together with accrued interest thereon on the Mortgage Loans during such period plus any amounts received from the Trustee in respect of Prepayment Interest Shortfalls on the Mortgage Loans.

Determination Date	The 15th day of each calendar month (or, if the 15th is not a Business Day, the Business Day immediately preceding).	On the Determination Date, the Servicer will determine if Advances will be made with respect to delinquent monthly payments.
Servicer Remittance Date	The 21st day of each calendar month (or, if the 21st is not a Business Day, on the first Business Day thereafter).

On the Servicer Remittance Date, the Servicer will remit to the Distribution Account amounts collected on the Mortgage Loans during the preceding Due Period and Prepayment Period constituting the Available Funds for the Distribution Date.

Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.	On each Distribution Date, the Trustee will remit to certificateholders amounts on deposit in the Distribution Account in accordance with the priority of distributions set forth herein.

Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, or both (each, an “Advance”), in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make Advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the Mortgage Loan, unless the Servicer determines that the Advance would not be recoverable.  In no event will the Servicer or the Trustee be obligated to advance the balloon payment due on any Balloon Loan.

Advances on a Mortgage Loan are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds on such Mortgage Loan.  The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.  The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.  Subject to the recoverability standard above, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon.

All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds, liquidation proceeds and Recoveries from the Mortgage Loan as to which such unreimbursed Advance was made, unless such amounts are deemed to be nonrecoverable by the Servicer in which case reimbursement will be made to the Servicer from the general funds in the Collection Account.  The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Offered Certificates.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage, (iv) obtaining broker price opinions and (v) locating missing mortgage files.  Each such expenditure will constitute a “Servicing Advance.”  The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement and is entitled to reimbursement therefor as provided in the Pooling Agreement.  The Servicer is required to make a Servicing Advance on a Mortgage Loan only to the extent it is deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds on such Mortgage Loan.

The Servicer is also obligated to accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

The Servicer’s right to reimbursement for Servicing Advances is limited to late collections, liquidation proceeds, Recoveries, condemnation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

Optional Purchase of Defaulted Loans

Pursuant to the terms and conditions set forth in the Pooling Agreement, the Servicer or the holder of the Class X Certificates, as the case may be, may, at its option, purchase any Mortgage Loan from the Trust that is delinquent in payment by 90 days or more at the Purchase Price for such Mortgage Loan; provided, however, that the Servicer or holder of the Class X Certificates, as applicable, must first purchase such Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent for lesser periods.

The Trustee

U.S. Bank National Association ("U.S. Bank") will act as the trustee (the “Trustee”) under the terms of the Pooling Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005.  As of September 30, 2005, U.S. Bancorp served approximately 13.3 million customers, operated 2,396 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities.  The Pooling Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

 U.S. Bank has provided corporate trust services since 1924.  As of September 30, 2005, U.S. Bank was acting as trustee with respect to approximately 49,500 issuances of securities with an aggregate outstanding principal balance of over $1.58 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

Unless an Event of Default has occurred and is continuing under the Pooling Agreement, the Trustee will perform only such duties as are specifically set forth in the Pooling Agreement.  If an Event of Default occurs and is continuing under the Pooling Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Pooling Agreement, such as either acting as the Servicer or appointing a successor servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.  Subject to certain qualifications and exceptions specified in the Pooling Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own misconduct for actions.

The Trustee's duties and responsibilities under the Pooling Agreement include collecting funds to distribute to certificateholders, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the Pooling Agreement and removing the Servicer in accordance with the Pooling Agreement.

Trustee, Registrar, Paying Agent

The Trustee shall make each monthly statement available to the certificateholders via the Trustee’s internet website at http://www.usbank.com/abs.  Certificateholders with questions may direct them to the Trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 147 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $23,326,800,000.

The trustee’s procedures for performing its duties as required by the Pooling Agreement are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction.  The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.  All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

Prior to the first distribution to the certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output.  The Supervisor will also review the content of the certificateholder statements prior to the first distribution date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur.  The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from the servicer a file containing the payment activity for the related collection period on a loan-by-loan basis.  The loan file will be converted to a database format and loaded into the System program.  Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period.  Once the loan data is confirmed with the servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the servicer, U.S. Bank will do so based on information received from the underwriter or the servicer.  U.S. Bank will identify all discrepancies and bring them to the attention of the servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet.  Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor.  The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

In the past three years, the Trustee has not made material changes to the policies and procedures of its securities administration services for sub-prime mortgage securities.  However, the Trustee acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement.  Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution.  As of January 1, 2006, all offices of the Trustee will use the procedures set forth above.

Certain Matters Regarding the Trustee

The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust up to the level specified in the Pooling Agreement and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (x) that constitutes a specific liability of the Trustee under the Pooling Agreement or (y) incurred by reason of willful misfeasance, bad faith or negligence in the performance of its respective duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of its respective obligations and duties under the Pooling Agreement.  The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to certificateholders.

Offered Certificates may be surrendered at the corporate trust office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: Asset Backed Securities Corporation Home Equity Loan Trust, Series AEG 2006-HE1, or at such other addresses as the Trustee may designate from time to time.

Voting Rights

At all times 97% of all voting rights will be allocated among the holders of the LIBOR Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates.  At all times 1% of all voting rights will be allocated to the holders of the Class X Certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates.  The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding Percentage Interests.

Events of Default

As provided in the Pooling Agreement, the Servicer may be removed as the servicer of the mortgage loans if there is an Event of Default.  The “Events of Default” include the following events:

1.

any failure by the Servicer to remit to the Trustee for distribution to the certificateholders any payment (other than Advances that are required to be made from its own funds) which continues unremedied for a period of two business days after the earlier of (x) the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a servicing officer of the Servicer; or

2.

any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in the Pooling Agreement which continues unremedied for a period of 45 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a servicing officer of the Servicer; or

3.

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

4.

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

5.

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

6.

any failure by the Servicer of the Servicer Termination Test (as set forth in the Pooling Agreement); or

7.

any failure of the Servicer to make any Advance when due and that continues unremedied until 1:00 PM New York time on the second business day after the date upon which written notice of such failure, requiring the same to be remedied, shall be given to the Servicer by the Depositor or the Trustee.

If an Event of Default described in clauses 1. through 6. occurs, then, so long as the Event of Default shall not have been remedied, the Depositor may, and at the written direction of the holders of certificates entitled to at least 51% of voting rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as the Servicer under the Pooling Agreement.  If the Event of Default described in clause 7. occurs, the Trustee shall, with respect to the Servicer, by notice in writing to the Servicer, the Seller and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as the servicer under the Pooling Agreement.  In the event that the Servicer is no longer the servicer (including, by reason of an Event of Default), the Trustee or other successor will assume all of the rights and obligations of the Servicer, provided, however, that there will be a transition period, not to exceed 90 days for the actual servicing to be transferred to the Trustee or a successor servicer.

The Servicer Termination Test for the Servicer is set forth in the Pooling Agreement.  A failure of the Servicer Termination Test consists of loss amounts with respect to the Mortgage Loans exceeding certain parameters as set forth in the Pooling Agreement and certain other events occurring, as specified in the Pooling Agreement.

No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

Optional Termination

The Class X Certificateholder (if such certificateholder is not an affiliate of the Depositor or the Seller) will (subject to the terms of the Pooling Agreement) have the option to direct the Servicer to purchase all of the Mortgage Loans and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans in the Trust is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.  The first Distribution Date on which such option could be exercised is referred to herein as the “Optional Termination Date.”   In the event that the option is exercised, the purchase will be made at a price (the “Termination Price”) generally equal to the sum of (i) 100% of the aggregate outstanding Principal Balance of the Mortgage Loans plus accrued interest thereon at the applicable Loan Rate to the date of purchase, (ii) the fair market value of all other property of the Trust, (iii) any unreimbursed Advances, Servicing Advances and Servicing Fees and other amounts payable to the Trustee and (iv) the amount of any unpaid Swap Termination Payment owed to the Swap Counterparty.  If such option is exercised, the Trust will be terminated effecting an early retirement of the certificates.  Distributions on the certificates relating to any optional termination will first be paid to the Class A Certificates and then to the Mezzanine Certificates.  The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of Offered Certificates is entitled.

If the Class X Certificateholder does not exercise its option on the Optional Termination Date, the Servicer will have the option to purchase all of the Mortgage Loans at the Termination Price on the following Distribution Date, as described in the Pooling Agreement.

Amendment

The Pooling Agreement may be amended by the Depositor, the Seller, the Servicer and the Trustee without the consent of any of the Certificateholders to cure any ambiguity, to correct, modify or supplement any provision in the Pooling Agreement, to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not inconsistent with the provisions of the Pooling Agreement, or to maintain the qualification of the Trust as a REMIC, provided that the action will not adversely affect in any material respect the interests of any certificateholder.  The Pooling Agreement may also be amended by the Depositor, the Seller, the Servicer and the Trustee with the consent of the holders of certificates evidencing not less than 66% of the voting rights for any purpose, but that no amendment may:

·

reduce in any manner the amount of or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any certificate without the consent of the holder of the certificate,

·

adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

·

reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the Pooling Agreement then outstanding.

However, the Trustee need not consent to any amendment of the Pooling Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the Trust to fail to qualify as a REMIC at any time that the related certificates are outstanding.  In addition to the conditions described above, the consent of the Swap Counterparty will also be necessary for certain amendments of the Pooling Agreement that materially affect their respective rights , thereunder, as more fully described in the Pooling Agreement.

Servicer Alternatives to Foreclosure

The Servicer may foreclose on any delinquent Mortgage Loan or, subject to certain limitations set forth in the Pooling Agreement, work out an agreement with the mortgagor, which may involve waiving or modifying any term of the Mortgage Loan; provided that in the judgment of the Servicer, any such modification or waiver could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loan in excess of Net Liquidation Proceeds that would reasonably be expected to be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan.  If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Special Servicing Agreements

The Pooling Agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of the most junior class of subordinate certificates then outstanding.  Under that agreement, that unaffiliated holder may instruct the Servicer to commence or delay foreclosure proceedings for delinquent mortgage loans, subject to confirmation from each Rating Agency that such agreement would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the Offered Certificates. The commencement or delay at that holder’s direction will be taken by the Servicer only after that holder deposits a specified amount of cash with the Servicer. That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had the Servicer acted using its normal servicing procedures.

Advance Facility

The Pooling Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or servicing advances and (ii) the Pooling Agreement may be amended by the parties thereto without the consent of the certificateholders as necessary or appropriate to effect the terms of such a facility.

FEES AND EXPENSES OF THE TRUST

The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee and the LPA Fee.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue is expected to equal 0.515%.

The principal compensation to be paid to the Servicer in respect of its servicing activities (the “Servicing Fee”) will be at the “Servicing Fee Rate” of 0.50% per annum on the Principal Balance of each Mortgage Loan collected from interest collections on such Mortgage Loan.  As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges and other ancillary fees (but not prepayment premiums, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors and non-sufficient fund fees, together with any interest or other income earned on funds held in the Collection Account.  The Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall resulting from voluntary prepayments in full but only in an amount up to its Servicing Fee for the related Distribution Date (payments made by the Servicer in satisfaction of such obligations, “Compensating Interest”).  The Swap Counterparty will receive the Net Trust Swap Payment on or prior to each Distribution Date in accordance with the priority of payments set forth above under “Description of the Certificates—Allocation of Available Funds.”

The principal compensation to be paid to the Trustee in respect of its respective obligations under the Pooling Agreement (other than any duties as Custodian) will be the investment earnings on amounts on deposit in the Distribution Account.  The custodial fees will be payable by the Trustee.

The principal compensation to be paid to the Loan Performance Advisor in respect of its monitoring activities (the “LPA Fee”) will be at the “LPA Fee Rate” of 0.0150% per annum on the Principal Balance of each Mortgage Loan collected from interest collections on such Mortgage Loan.

With respect to any Distribution Date and each Mortgage Loan as to which a voluntary principal prepayment was applied during the related Prepayment Period (other than prepayments received in the month of such Distribution Date), the “Prepayment Interest Shortfall” is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied through the last day of the calendar month preceding such Distribution Date.

A “Net Prepayment Interest Shortfall”, with respect to any Distribution Date, is the excess of Prepayment Interest Shortfalls over the amount the Servicer is obligated to remit as Compensating Interest.  The Servicer shall not be obligated to pay Compensating Interest with respect to any interest shortfalls due to application of the Relief Act.

The following table sets forth certain information with respect to the fees payable to the Servicers, the Trustee and the Loan Performance Advisor in respect of the performance of their obligations to the Trust Fund.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicer	Monthly	An amount equal to 1/12 of the product of (1) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) 0.50%.	The Servicer will withdraw the Servicing Fee from interest actually collected on each Mortgage Loan prior to such amounts being available to make payments on the Certificates
Trustee	Monthly	Interest earned on amounts on deposit in the Distribution Account.	The fees of the Trustee will be retained by the Trustee from amounts on deposit in the Distribution Account.
Loan Performance Advisor	Monthly	An amount equal to 1/12 of the product of (1) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period and (2) 0.0150%.	The fees of the Loan Performance Advisor will be paid by the Trustee from the Collection Account.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

The yields to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans.  If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.  Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans.  In particular, the yields to maturity of each class of Class A Certificates will be most affected by the rate and timing of payments of principal on the Mortgage Loans in the related subgroup.  The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and purchases by the Seller or the Servicer).  Because certain of the Mortgage Loans contain prepayment premiums, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment premiums.  The Mortgage Loans are subject to the “due-on-sale” provisions included therein that provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.  See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium.  Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease.  The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their Mortgage Loans with other more competitive adjustable-rate mortgage loans.  The existence of the applicable Periodic Rate Cap and Maximum Loan Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings.  No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.  In addition, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two, three or five years after the origination thereof.  The prepayment experience of these delayed first adjustment Mortgage Loans may differ from that of the other Mortgage Loans.  The delayed first adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan Rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

Approximately 76.32% of the Mortgage Loans (by aggregate Cut-off Date Principal Balance) provide for payment by the borrower of a prepayment premium in limited circumstances on certain prepayments.  The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium.  Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

To the extent the related Net WAC Rate is paid on the LIBOR Certificates, certificateholders will be entitled to the related Net WAC Rate Carryover Amount.  Any Net WAC Rate Carryover Amount will be payable from any available Net Counterparty Payments under the Swap Agreement and from Net Monthly Excess Cashflow only to the extent that the Overcollateralization Target Amount has been maintained and certain other amounts have been paid.  See “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Additional Information

The Depositor will file certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the “Commission”) in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Commission in a report on Form 8-K.  Such tables and materials were prepared by the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein).  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation.  In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity.  The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Certificate.  Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under “The Mortgage Pool.”

The Assumed Final Distribution Date for the Offered Certificates is as set forth in this free writing prospectus under “Description of the Certificates—General.”  The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the actual final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the Assumed Final Distribution Date because

·

prepayments are likely to occur,

·

excess cashflow, if any, will be applied as principal of the Class A Certificates and the Mezzanine Certificates as described herein,

·

the Overcollateralization Target Amount may change as described in the Pooling Agreement, and

·

the Class X Certificateholder or the Servicer may cause a termination of the Trust as provided herein.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this free writing prospectus (the “Prepayment Assumption”) assumes:

(i)

in the case of the fixed-rate Mortgage Loans, 115% Fixed-rate PPC.  A 100% “Fixed-rate PPC” means a constant prepayment rate (“CPR”) of 4.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 1.4545% (precisely 16%/11 expressed as a percentage) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum; and

(ii)

in the case of the adjustable-rate Mortgage Loans 100% Adjustable-rate PPC.  A 100% “Adjustable-rate PPC” means a CPR of 4.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.1818% (precisely 24%/11 expressed as a percentage) per annum in each month thereafter until the 12th month, remaining at 28% per annum in each month thereafter until the 24th month, then beginning in the 25th month, remaining at 55% per annum in each month thereafter until the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.  Each of the “Prepayment Scenarios” in the table below assumes the respective percentages of PPC indicated for such scenario.

The tables entitled “Percent of Original Certificate Principal Balance Outstanding” were prepared on the basis of the assumptions in the following paragraph and the table set forth below.  There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans.  Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in that table.  In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the table entitled “Percent of Original Certificate Principal Balance Outstanding” were determined assuming that (the “Structuring Assumptions”):

·

the Mortgage Loans have the characteristics set forth in the tables below,

·

the closing date for the Offered Certificates occurs on February 3, 2006 and the Offered Certificates were sold to investors on such date,

·

distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in February 2006, in accordance with the allocation of Available Funds set forth above under “Description of the Certificates—Allocation of Available Funds,”

·

the prepayment rates are those indicated in the “Prepayment Scenarios” table below,

·

the Sponsor is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life to Optional Termination (in years)” in the tables below,

·

scheduled payments for all Mortgage Loans are received on the first day of each month commencing in February 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans (and taking into account the interest only period),

·

all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest,

·

such prepayments are received on the last day of each month commencing in the month prior to the Closing Date,

·

one-month LIBOR is at all times equal to 4.54%,

·

six-month LIBOR is at all times equal to 4.75%,

·

the Loan Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and Maximum Loan Rates),

·

the LPA Fee Rate is equal to 0.0150% per annum of the outstanding Principal Balance of each Mortgage Loan,

·

the Servicing Fee Rate is equal to 0.50% per annum of the outstanding Principal Balance of each Mortgage Loan, and

·

the Original Principal Balance of the Class P Certificates is equal to zero.

Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

Based on the foregoing assumptions, the following table entitled “Percent of Original Certificate Principal Balance Outstanding” indicates the percentages of the Original Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various Prepayment Scenarios and the corresponding weighted average lives.

Prepayment Scenarios*

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Fixed-Rate Mortgage Loans(1)	0%	50%	85%	115%	150%	175%	200%
Adjustable-Rate Mortgage Loans(2)	0%	50%	85%	100%	150%	175%	200%

_______________________

(1)

Percentage per annum (Fixed-rate PPC).

(2)

Percentage per annum (Adjustable-rate PPC).

*

Subject to a maximum of 90% CPR only for Adjustable Rate Mortgage Loans.

Assumed Mortgage Loan Characteristics

Subgroup 1

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
Fixed-Rate – 10 Year	99,421.93	6.990	120	119	119	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 10 Year	76,377.03	10.092	120	119	119	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	1,001,533.31	7.997	180	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	1,651,904.99	6.765	180	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	38,710.53	10.490	180	179	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	2,045,701.04	7.910	180	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	1,724,210.09	11.165	240	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	558,560.62	11.371	240	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	201,842.75	11.266	240	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	28,373.17	12.500	240	239	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	4,114,567.66	10.346	240	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 25 Year	72,160.77	11.884	300	299	299	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 25 Year	221,322.09	6.900	300	299	299	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 25 Year	349,475.21	5.750	300	299	299	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	18,570,895.05	9.360	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	10,393,359.38	8.388	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	8,212,445.06	10.289	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	51,630,247.09	7.600	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year – IO	1,193,600.00	7.286	300	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
Fixed-Rate – 30 Year – IO	2,138,900.00	6.680	300	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
Fixed-Rate – 30 Year – IO	180,000.00	6.875	300	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
Fixed-Rate – 30 Year – IO	6,700,469.51	6.837	300	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
15/30 Balloon	666,437.53	11.381	360	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15/30 Balloon	131,354.66	10.360	360	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15/30 Balloon	272,052.25	10.686	360	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15/30 Balloon	58,342.31	11.026	360	357	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
15/30 Balloon – IO	526,000.00	7.363	300	300	178	N/A	N/A	N/A	N/A	N/A	N/A	60
15/30 Balloon – IO	400,000.00	7.154	300	300	178	N/A	N/A	N/A	N/A	N/A	N/A	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM*	60,352,252.97	8.170	360	358	358	6.861	8.129	14.200	2.920	1.000	22	N/A
2/28 ARM*	18,725,819.90	7.657	360	358	358	6.489	7.652	13.661	3.000	1.000	22	N/A
2/28 ARM*	135,477,425.48	8.053	360	358	358	6.805	8.004	14.063	2.996	1.002	22	N/A
2/28 ARM*	3,728,815.51	8.170	360	358	358	6.898	8.170	14.170	3.000	1.000	22	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM* - 5 Yr IO	32,925,612.04	7.394	300	300	358	6.111	7.342	13.413	2.984	1.002	22	60
2/28 ARM* - 5 Yr IO	27,155,389.88	7.022	300	300	358	6.003	7.022	13.061	3.000	1.000	22	60
2/28 ARM* - 2 Yr IO	306,000.00	6.800	336	336	357	5.990	6.800	13.800	1.500	1.500	21	24
2/28 ARM* - 5 Yr IO	99,352,003.06	7.146	300	300	358	5.957	7.113	13.168	2.998	1.001	22	60
2/28 ARM* - 5 Yr IO	1,375,850.00	7.109	300	300	358	6.284	6.900	13.109	3.000	1.000	22	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM - 40 Yr AM*	1,577,809.33	8.479	480	478	358	7.229	8.479	14.479	3.000	1.000	22	N/A
2/28 ARM - 40 Yr AM*	1,170,794.11	7.346	480	479	359	6.096	7.346	13.346	3.000	1.000	23	N/A
2/28 ARM - 40 Yr AM*	3,508,046.43	7.499	480	478	358	6.231	7.499	13.499	3.000	1.000	22	N/A
2/28 ARM - 40 Yr AM*	609,961.32	7.239	480	478	358	5.989	7.239	13.239	3.000	1.000	22	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
30/40 Balloon	506,279.84	8.536	480	479	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30/40 Balloon	53,181.87	9.766	480	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30/40 Balloon	1,440,031.62	5.982	480	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM*	1,701,700.92	8.032	360	358	358	6.776	8.032	14.032	2.718	1.000	34	N/A
3/27 ARM*	1,120,454.27	8.144	360	358	358	6.464	8.144	14.144	3.000	1.000	34	N/A
3/27 ARM*	229,787.59	6.390	360	359	359	5.140	6.390	12.390	3.000	1.000	35	N/A
3/27 ARM*	3,864,114.73	7.441	360	358	358	6.359	7.418	13.418	3.000	1.000	34	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM* - 5 Yr IO	2,340,284.97	7.243	300	300	358	6.183	7.243	12.907	3.000	1.086	34	60
3/27 ARM* - 5 Yr IO	732,499.22	6.048	300	300	359	4.798	6.048	12.048	3.000	1.000	35	60
3/27 ARM* - 5 Yr IO	244,000.00	6.891	300	300	358	6.391	6.891	13.891	3.000	1.000	34	60
3/27 ARM* - 5 Yr IO	5,653,150.55	7.011	300	300	358	6.033	6.962	13.284	2.695	1.121	34	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM - 40 Yr AM*	175,454.22	8.322	480	479	359	7.072	8.322	14.322	3.000	1.000	35	N/A
3/27 ARM - 40 Yr AM*	306,481.84	6.959	480	479	359	5.709	6.959	12.959	3.000	1.000	35	N/A
3/27 ARM - 40 Yr AM *	295,789.36	7.579	480	478	358	6.329	7.579	13.579	3.000	1.000	34	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM*	158,227.67	9.038	360	358	358	7.788	9.038	15.038	3.000	1.000	58	N/A
5/25 ARM*	235,584.05	6.452	360	359	359	5.202	6.452	12.452	3.000	1.000	59	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM - 40 Yr. AM*	155,225.03	5.584	480	478	358	4.334	5.584	11.584	3.000	1.000	58	N/A

___________

*

These Mortgage Loans have Loan Rates that adjust based upon the six-month LIBOR index.

Subgroup 2

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
Fixed-Rate – 10 Year	174,049.04	8.133	120	119	119	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 10 Year	199,610.02	6.846	120	118	118	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 10 Year	304,644.57	7.405	120	119	119	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	390,984.47	8.173	180	179	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	781,326.88	6.929	180	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	331,566.48	9.240	180	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 15 Year	2,635,087.57	7.232	180	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	879,731.33	10.693	240	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	248,270.42	9.402	240	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	109,199.44	10.215	240	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 20 Year	1,031,671.97	10.615	240	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 25 Year	443,490.20	6.076	300	299	299	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	20,432,737.07	8.916	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	18,313,835.45	8.106	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	11,516,409.37	10.198	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	49,629,346.24	7.552	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year	202,184.03	5.990	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fixed-Rate – 30 Year – IO	718,369.25	7.888	300	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
Fixed-Rate – 30 Year – IO	344,800.00	6.040	300	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
Fixed-Rate – 30 Year – IO	101,568.72	7.390	300	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60
Fixed-Rate – 30 Year – IO	2,003,387.81	6.791	300	300	358	N/A	N/A	N/A	N/A	N/A	N/A	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM*	88,099,404.91	8.220	360	358	358	6.855	8.161	14.232	2.933	1.000	22	N/A
2/28 ARM*	42,265,592.85	7.677	360	358	358	6.465	7.677	13.677	3.000	1.000	22	N/A
2/28 ARM*	173,298,723.49	7.971	360	358	358	6.696	7.908	13.978	2.997	1.000	22	N/A
2/28 ARM*	3,698,020.35	7.544	360	358	358	6.312	7.477	13.544	3.000	1.000	22	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
15/30 Balloon	494,836.04	11.618	360	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15/30 Balloon	40,952.47	11.440	360	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15/30 Balloon	472,147.19	11.089	360	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15/30 Balloon	348,931.44	9.474	360	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM* - 5 Yr IO	20,915,704.28	7.708	300	300	358	6.373	7.695	13.723	2.988	1.000	22	60
2/28 ARM* - 5 Yr IO	25,542,669.86	7.137	300	300	358	5.912	7.116	13.191	2.978	1.007	22	60
2/28 ARM* - 2 Yr IO	432,000.00	6.750	336	336	357	5.990	6.750	13.750	1.500	1.500	21	24
2/28 ARM* - 5 Yr IO	93,754,189.80	7.147	300	300	358	5.955	7.110	13.191	2.988	1.006	22	60
2/28 ARM* - 5 Yr IO	229,600.00	7.500	300	300	358	6.250	6.250	13.500	3.000	1.000	22	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
2/28 ARM - 40 Yr AM*	1,459,338.43	7.918	480	479	359	6.668	7.918	13.918	3.000	1.000	23	N/A
2/28 ARM - 40 Yr AM*	4,049,170.83	7.620	480	478	358	6.468	7.620	13.620	3.000	1.000	22	N/A
2/28 ARM - 40 Yr AM*	472,622.01	6.984	480	478	358	5.734	6.984	12.984	3.000	1.000	22	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
30/40 Balloon	682,357.44	6.327	480	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM*	2,541,199.94	7.755	360	358	358	6.624	7.755	13.850	3.000	1.022	34	N/A
3/27 ARM*	925,557.14	7.383	360	358	358	6.135	7.383	13.383	3.000	1.000	34	N/A
3/27 ARM*	298,826.53	7.126	360	358	358	6.071	7.126	13.126	3.000	1.133	34	N/A
3/27 ARM*	3,517,902.79	7.658	360	358	358	6.417	7.572	13.658	3.000	1.000	34	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM* - 5 Yr IO	1,087,088.75	7.641	300	300	359	6.663	7.641	13.641	3.000	1.000	35	60
3/27 ARM* - 5 Yr IO	1,494,166.00	6.729	300	300	358	5.750	6.729	12.942	2.680	1.107	34	60
3/27 ARM* - 5 Yr IO	4,026,188.63	6.523	300	300	358	5.460	6.523	12.796	2.591	1.136	34	60

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
3/27 ARM - 40 Yr AM*	90,929.42	6.947	480	478	358	5.697	6.947	12.947	3.000	1.000	34	N/A
3/27 ARM - 40 Yr AM*	809,816.11	7.231	480	479	359	5.981	7.231	13.231	3.000	1.000	35	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM*	83,021.62	7.720	360	357	357	6.220	6.220	13.720	3.000	1.000	57	N/A
5/25 ARM*	1,002,039.00	6.649	360	359	359	5.399	6.649	12.649	3.000	1.000	59	N/A

Description	Loan Balance ($)	Gross Loan Rate (%)	Original Amorti-zation Term (months)	Remaining Amorti-zation Term (months)	Remaining Term to Stated Maturity (months)	Gross Margin (%)	Min. Rate (%)	Max. Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Months to Next Adjustment Date	Original Interest Only Term (months)
5/25 ARM - 40 Yr .AM*	159,890.42	7.388	480	478	358	6.138	7.388	13.388	3.000	1.000	58	N/A

_____________________

*

These Mortgage Loans have Loan Rates that adjust based upon the six-month LIBOR index.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A1 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	99	87	78	74	62	56	49
January 25, 2008	98	69	50	41	18	8	2
January 25, 2009	98	51	26	16	0	0	0
January 25, 2010	97	38	22	16	0	0	0
January 25, 2011	96	31	17	12	0	0	0
January 25, 2012	95	26	12	8	0	0	0
January 25, 2013	94	22	9	6	0	0	0
January 25, 2014	92	18	7	4	0	0	0
January 25, 2015	91	15	5	3	0	0	0
January 25, 2016	89	13	4	2	0	0	0
January 25, 2017	87	11	3	1	0	0	0
January 25, 2018	85	9	2	1	0	0	0
January 25, 2019	82	8	2	1	0	0	0
January 25, 2020	79	6	1	*	0	0	0
January 25, 2021	76	5	1	0	0	0	0
January 25, 2022	73	4	1	0	0	0	0
January 25, 2023	69	4	1	0	0	0	0
January 25, 2024	65	3	*	0	0	0	0
January 25, 2025	61	3	0	0	0	0	0
January 25, 2026	56	2	0	0	0	0	0
January 25, 2027	51	2	0	0	0	0	0
January 25, 2028	45	1	0	0	0	0	0
January 25, 2029	39	1	0	0	0	0	0
January 25, 2030	33	1	0	0	0	0	0
January 25, 2031	29	1	0	0	0	0	0
January 25, 2032	24	*	0	0	0	0	0
January 25, 2033	19	0	0	0	0	0	0
January 25, 2034	13	0	0	0	0	0	0
January 25, 2035	7	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	19.92	4.83	2.97	2.37	1.32	1.17	1.06
Weighted Average Life to Optional Termination (in years)(2)(3)	19.89	4.48	2.71	2.18	1.32	1.17	1.06

_______________________

*

Greater than zero but less than 0.5%.

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A2 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	98	74	57	49	25	12	0
January 25, 2008	97	38	*	0	0	0	0
January 25, 2009	95	3	0	0	0	0	0
January 25, 2010	94	0	0	0	0	0	0
January 25, 2011	92	0	0	0	0	0	0
January 25, 2012	90	0	0	0	0	0	0
January 25, 2013	87	0	0	0	0	0	0
January 25, 2014	84	0	0	0	0	0	0
January 25, 2015	81	0	0	0	0	0	0
January 25, 2016	78	0	0	0	0	0	0
January 25, 2017	74	0	0	0	0	0	0
January 25, 2018	70	0	0	0	0	0	0
January 25, 2019	65	0	0	0	0	0	0
January 25, 2020	60	0	0	0	0	0	0
January 25, 2021	54	0	0	0	0	0	0
January 25, 2022	47	0	0	0	0	0	0
January 25, 2023	41	0	0	0	0	0	0
January 25, 2024	33	0	0	0	0	0	0
January 25, 2025	25	0	0	0	0	0	0
January 25, 2026	15	0	0	0	0	0	0
January 25, 2027	5	0	0	0	0	0	0
January 25, 2028	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	14.36	1.67	1.15	1.00	0.74	0.66	0.59
Weighted Average Life to Optional Termination (in years)(2)(3)	14.36	1.67	1.15	1.00	0.74	0.66	0.59

_______________________

*

Greater than zero but less than 0.5%.

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A3 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	99
January 25, 2008	100	100	100	81	28	5	0
January 25, 2009	100	100	46	23	0	0	0
January 25, 2010	100	73	38	23	0	0	0
January 25, 2011	100	57	25	14	0	0	0
January 25, 2012	100	46	15	6	0	0	0
January 25, 2013	100	36	8	*	0	0	0
January 25, 2014	100	28	3	0	0	0	0
January 25, 2015	100	22	0	0	0	0	0
January 25, 2016	100	16	0	0	0	0	0
January 25, 2017	100	12	0	0	0	0	0
January 25, 2018	100	8	0	0	0	0	0
January 25, 2019	100	5	0	0	0	0	0
January 25, 2020	100	2	0	0	0	0	0
January 25, 2021	100	0	0	0	0	0	0
January 25, 2022	100	0	0	0	0	0	0
January 25, 2023	100	0	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0
January 25, 2028	92	0	0	0	0	0	0
January 25, 2029	78	0	0	0	0	0	0
January 25, 2030	64	0	0	0	0	0	0
January 25, 2031	55	0	0	0	0	0	0
January 25, 2032	44	0	0	0	0	0	0
January 25, 2033	32	0	0	0	0	0	0
January 25, 2034	19	0	0	0	0	0	0
January 25, 2035	4	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	25.40	6.55	3.84	3.01	1.83	1.63	1.46
Weighted Average Life to Optional Termination (in years)(2)(3)	25.39	6.52	3.82	3.00	1.83	1.63	1.46

_______________________

*

Greater than zero but less than 0.5%.

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class A4 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	15
January 25, 2009	100	100	100	100	0	0	0
January 25, 2010	100	100	100	100	0	0	0
January 25, 2011	100	100	100	100	0	0	0
January 25, 2012	100	100	100	100	0	0	0
January 25, 2013	100	100	100	100	0	0	0
January 25, 2014	100	100	100	70	0	0	0
January 25, 2015	100	100	95	47	0	0	0
January 25, 2016	100	100	70	32	0	0	0
January 25, 2017	100	100	52	21	0	0	0
January 25, 2018	100	100	38	14	0	0	0
January 25, 2019	100	100	28	7	0	0	0
January 25, 2020	100	100	20	0	0	0	0
January 25, 2021	100	96	14	0	0	0	0
January 25, 2022	100	79	10	0	0	0	0
January 25, 2023	100	65	4	0	0	0	0
January 25, 2024	100	52	0	0	0	0	0
January 25, 2025	100	42	0	0	0	0	0
January 25, 2026	100	34	0	0	0	0	0
January 25, 2027	100	27	0	0	0	0	0
January 25, 2028	100	20	0	0	0	0	0
January 25, 2029	100	15	0	0	0	0	0
January 25, 2030	100	11	0	0	0	0	0
January 25, 2031	100	4	0	0	0	0	0
January 25, 2032	100	0	0	0	0	0	0
January 25, 2033	100	0	0	0	0	0	0
January 25, 2034	100	0	0	0	0	0	0
January 25, 2035	100	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	29.61	18.97	11.83	9.42	2.42	2.10	1.99
Weighted Average Life to Optional Termination (in years)(2)(3)	28.98	13.31	7.89	6.31	2.42	2.10	1.99

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M1 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100
January 25, 2010	100	100	64	72	100	98	64
January 25, 2011	100	88	47	33	92	54	33
January 25, 2012	100	74	35	22	56	31	17
January 25, 2013	100	62	26	15	35	17	4
January 25, 2014	100	52	19	11	22	6	0
January 25, 2015	100	43	14	7	11	0	0
January 25, 2016	100	36	11	5	3	0	0
January 25, 2017	100	30	8	4	0	0	0
January 25, 2018	100	25	6	2	0	0	0
January 25, 2019	100	21	5	0	0	0	0
January 25, 2020	100	17	4	0	0	0	0
January 25, 2021	100	14	3	0	0	0	0
January 25, 2022	100	12	0	0	0	0	0
January 25, 2023	100	10	0	0	0	0	0
January 25, 2024	100	8	0	0	0	0	0
January 25, 2025	100	7	0	0	0	0	0
January 25, 2026	100	5	0	0	0	0	0
January 25, 2027	100	4	0	0	0	0	0
January 25, 2028	100	3	0	0	0	0	0
January 25, 2029	100	3	0	0	0	0	0
January 25, 2030	96	*	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.14	9.67	5.91	5.23	6.69	5.53	4.72
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.29	4.75	4.06	3.31	2.89

_______________________

*

Greater than zero but less than 0.5%.

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M2 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	60
January 25, 2010	100	100	64	48	82	13	8
January 25, 2011	100	88	47	33	12	7	4
January 25, 2012	100	74	35	22	7	4	0
January 25, 2013	100	62	26	15	4	0	0
January 25, 2014	100	52	19	11	2	0	0
January 25, 2015	100	43	14	7	0	0	0
January 25, 2016	100	36	11	5	0	0	0
January 25, 2017	100	30	8	4	0	0	0
January 25, 2018	100	25	6	0	0	0	0
January 25, 2019	100	21	5	0	0	0	0
January 25, 2020	100	17	4	0	0	0	0
January 25, 2021	100	14	1	0	0	0	0
January 25, 2022	100	12	0	0	0	0	0
January 25, 2023	100	10	0	0	0	0	0
January 25, 2024	100	8	0	0	0	0	0
January 25, 2025	100	7	0	0	0	0	0
January 25, 2026	100	5	0	0	0	0	0
January 25, 2027	100	4	0	0	0	0	0
January 25, 2028	100	3	0	0	0	0	0
January 25, 2029	100	1	0	0	0	0	0
January 25, 2030	96	0	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.14	9.65	5.86	5.07	4.59	3.77	3.26
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.26	4.60	4.04	3.30	2.88

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M3 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	55	18
January 25, 2010	100	100	64	48	20	13	8
January 25, 2011	100	88	47	33	12	7	4
January 25, 2012	100	74	35	22	7	4	0
January 25, 2013	100	62	26	15	4	0	0
January 25, 2014	100	52	19	11	0	0	0
January 25, 2015	100	43	14	7	0	0	0
January 25, 2016	100	36	11	5	0	0	0
January 25, 2017	100	30	8	3	0	0	0
January 25, 2018	100	25	6	0	0	0	0
January 25, 2019	100	21	5	0	0	0	0
January 25, 2020	100	17	3	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0
January 25, 2022	100	12	0	0	0	0	0
January 25, 2023	100	10	0	0	0	0	0
January 25, 2024	100	8	0	0	0	0	0
January 25, 2025	100	7	0	0	0	0	0
January 25, 2026	100	5	0	0	0	0	0
January 25, 2027	100	4	0	0	0	0	0
January 25, 2028	100	2	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0
January 25, 2030	96	0	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.14	9.62	5.83	4.97	4.07	3.34	2.92
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.25	4.51	3.74	3.07	2.69

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M4 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	25	18
January 25, 2010	100	100	64	48	20	13	8
January 25, 2011	100	88	47	33	12	7	4
January 25, 2012	100	74	35	22	7	2	0
January 25, 2013	100	62	26	15	4	0	0
January 25, 2014	100	52	19	11	0	0	0
January 25, 2015	100	43	14	7	0	0	0
January 25, 2016	100	36	11	5	0	0	0
January 25, 2017	100	30	8	0	0	0	0
January 25, 2018	100	25	6	0	0	0	0
January 25, 2019	100	21	5	0	0	0	0
January 25, 2020	100	17	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0
January 25, 2022	100	12	0	0	0	0	0
January 25, 2023	100	10	0	0	0	0	0
January 25, 2024	100	8	0	0	0	0	0
January 25, 2025	100	7	0	0	0	0	0
January 25, 2026	100	5	0	0	0	0	0
January 25, 2027	100	4	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0
January 25, 2030	96	0	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.14	9.60	5.80	4.91	3.85	3.16	2.77
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.24	4.47	3.54	2.90	2.55

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M5 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	25	18
January 25, 2010	100	100	64	48	20	13	8
January 25, 2011	100	88	47	33	12	7	0
January 25, 2012	100	74	35	22	7	0	0
January 25, 2013	100	62	26	15	2	0	0
January 25, 2014	100	52	19	11	0	0	0
January 25, 2015	100	43	14	7	0	0	0
January 25, 2016	100	36	11	5	0	0	0
January 25, 2017	100	30	8	0	0	0	0
January 25, 2018	100	25	6	0	0	0	0
January 25, 2019	100	21	3	0	0	0	0
January 25, 2020	100	17	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0
January 25, 2022	100	12	0	0	0	0	0
January 25, 2023	100	10	0	0	0	0	0
January 25, 2024	100	8	0	0	0	0	0
January 25, 2025	100	7	0	0	0	0	0
January 25, 2026	100	5	0	0	0	0	0
January 25, 2027	100	1	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0
January 25, 2030	96	0	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.14	9.57	5.77	4.86	3.72	3.05	2.69
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.23	4.44	3.42	2.80	2.48

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M6 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	88	25	18
January 25, 2010	100	100	64	48	20	13	8
January 25, 2011	100	88	47	33	12	7	0
January 25, 2012	100	74	35	22	7	0	0
January 25, 2013	100	62	26	15	0	0	0
January 25, 2014	100	52	19	11	0	0	0
January 25, 2015	100	43	14	7	0	0	0
January 25, 2016	100	36	11	1	0	0	0
January 25, 2017	100	30	8	0	0	0	0
January 25, 2018	100	25	6	0	0	0	0
January 25, 2019	100	21	0	0	0	0	0
January 25, 2020	100	17	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0
January 25, 2022	100	12	0	0	0	0	0
January 25, 2023	100	10	0	0	0	0	0
January 25, 2024	100	8	0	0	0	0	0
January 25, 2025	100	7	0	0	0	0	0
January 25, 2026	100	2	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0
January 25, 2030	96	0	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.14	9.53	5.74	4.82	3.61	2.96	2.61
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.23	4.42	3.33	2.73	2.42

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M7 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	36	25	18
January 25, 2010	100	100	64	48	20	13	8
January 25, 2011	100	88	47	33	12	5	0
January 25, 2012	100	74	35	22	7	0	0
January 25, 2013	100	62	26	15	0	0	0
January 25, 2014	100	52	19	11	0	0	0
January 25, 2015	100	43	14	7	0	0	0
January 25, 2016	100	36	11	0	0	0	0
January 25, 2017	100	30	8	0	0	0	0
January 25, 2018	100	25	1	0	0	0	0
January 25, 2019	100	21	0	0	0	0	0
January 25, 2020	100	17	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0
January 25, 2022	100	12	0	0	0	0	0
January 25, 2023	100	10	0	0	0	0	0
January 25, 2024	100	8	0	0	0	0	0
January 25, 2025	100	3	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0
January 25, 2030	96	0	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.13	9.47	5.69	4.77	3.51	2.89	2.55
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.23	4.40	3.25	2.67	2.37

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M8 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	36	25	18
January 25, 2010	100	100	64	48	20	13	6
January 25, 2011	100	88	47	33	12	0	0
January 25, 2012	100	74	35	22	0	0	0
January 25, 2013	100	62	26	15	0	0	0
January 25, 2014	100	52	19	11	0	0	0
January 25, 2015	100	43	14	0	0	0	0
January 25, 2016	100	36	11	0	0	0	0
January 25, 2017	100	30	4	0	0	0	0
January 25, 2018	100	25	0	0	0	0	0
January 25, 2019	100	21	0	0	0	0	0
January 25, 2020	100	17	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0
January 25, 2022	100	12	0	0	0	0	0
January 25, 2023	100	10	0	0	0	0	0
January 25, 2024	100	4	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0
January 25, 2030	96	0	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.13	9.40	5.63	4.70	3.42	2.81	2.51
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.22	4.38	3.20	2.62	2.36

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M9 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	36	25	18
January 25, 2010	100	100	64	48	20	13	0
January 25, 2011	100	88	47	33	12	0	0
January 25, 2012	100	74	35	22	0	0	0
January 25, 2013	100	62	26	15	0	0	0
January 25, 2014	100	52	19	8	0	0	0
January 25, 2015	100	43	14	0	0	0	0
January 25, 2016	100	36	9	0	0	0	0
January 25, 2017	100	30	0	0	0	0	0
January 25, 2018	100	25	0	0	0	0	0
January 25, 2019	100	21	0	0	0	0	0
January 25, 2020	100	17	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0
January 25, 2022	100	12	0	0	0	0	0
January 25, 2023	100	4	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0
January 25, 2030	96	0	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.12	9.30	5.56	4.65	3.35	2.76	2.48
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.22	4.38	3.17	2.60	2.36

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M10 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	36	25	18
January 25, 2010	100	100	64	48	20	6	0
January 25, 2011	100	88	47	33	3	0	0
January 25, 2012	100	74	35	22	0	0	0
January 25, 2013	100	62	26	15	0	0	0
January 25, 2014	100	52	19	0	0	0	0
January 25, 2015	100	43	13	0	0	0	0
January 25, 2016	100	36	0	0	0	0	0
January 25, 2017	100	30	0	0	0	0	0
January 25, 2018	100	25	0	0	0	0	0
January 25, 2019	100	21	0	0	0	0	0
January 25, 2020	100	17	0	0	0	0	0
January 25, 2021	100	13	0	0	0	0	0
January 25, 2022	100	3	0	0	0	0	0
January 25, 2023	100	0	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0
January 25, 2030	96	0	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.10	9.15	5.46	4.56	3.26	2.67	2.42
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.22	4.37	3.13	2.56	2.33

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Percent of Original Certificate Principal Balance Outstanding(1)

	Class M11 Prepayment Scenario
	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI	Scenario VII
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	36	25	14
January 25, 2010	100	100	64	48	20	0	0
January 25, 2011	100	88	47	33	0	0	0
January 25, 2012	100	74	35	22	0	0	0
January 25, 2013	100	62	26	2	0	0	0
January 25, 2014	100	52	19	0	0	0	0
January 25, 2015	100	43	0	0	0	0	0
January 25, 2016	100	36	0	0	0	0	0
January 25, 2017	100	30	0	0	0	0	0
January 25, 2018	100	25	0	0	0	0	0
January 25, 2019	100	21	0	0	0	0	0
January 25, 2020	100	11	0	0	0	0	0
January 25, 2021	100	0	0	0	0	0	0
January 25, 2022	100	0	0	0	0	0	0
January 25, 2023	100	0	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0
January 25, 2030	96	0	0	0	0	0	0
January 25, 2031	83	0	0	0	0	0	0
January 25, 2032	70	0	0	0	0	0	0
January 25, 2033	55	0	0	0	0	0	0
January 25, 2034	38	0	0	0	0	0	0
January 25, 2035	19	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	27.07	8.94	5.32	4.44	3.17	2.60	2.35
Weighted Average Life to Optional Termination (in years)(2)(3)	27.04	8.78	5.22	4.35	3.11	2.55	2.31

_______________________

(1)

Rounded to the nearest whole percentage.

(2)

The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3)

Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Class X Certificateholder or the Servicer is permitted to exercise such option.

Yield Sensitivity of the Mezzanine Certificates

With respect to each Class of Mezzanine Certificates, if the Certificate Principal Balances of the Class or Classes of Mezzanine Certificates having a higher numerical designation have been reduced to zero, the yield to maturity on that Class of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or overcollateralization) will be allocated to such Class of Mezzanine Certificates.  The initial undivided interests in the Trust evidenced by the Mezzanine Certificates are as follows:

Class	Percentage (approximate)
M1	3.95%
M2	3.65%
M3	2.55%
M4	1.75%
M5	1.75%
M6	1.55%
M7	1.65%
M8	1.20%
M9	1.10%
M10	1.10%
M11	0.75%
M12	0.95%

Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments.  In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Mezzanine Certificates will no longer accrue interest and will not be reinstated thereafter unless Recoveries are received.  However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under “Description of the Certificates —Overcollateralization Provisions” in this free writing prospectus.

Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and the Mezzanine Certificates.  As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Mezzanine Certificates have a greater risk of suffering a loss on their investments.  Further, because a Trigger Event may occur as a result of delinquencies and not losses on the Mortgage Loans, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the Trust as real estate mortgage investment conduits (“REMICs”) for federal income tax purposes.  Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC for which the Trustee files a REMIC election will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the “Code”).  The Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in a REMIC.

For federal income tax information reporting purposes, the Trustee will treat each holder of an Offered Certificate (i) as holding an undivided interest in a REMIC regular interest (the “REMIC regular interest component“) and (ii) as having entered into a limited recourse notional principal contract (the “Cap Contract”).  For this purpose, the REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificates to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from the Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Net WAC Rates of each Subgroup, weighted in proportion to the outstanding Principal Balance of the Mortgage Loans in each Subgroup and determined by limiting the product of the applicable Swap Notional Amount and the applicable factor to the outstanding Principal Balance of all the Mortgage Loans.  As a result of the foregoing, the amount of the distributions on the REMIC regular interest corresponding to a Class of Offered Certificates may exceed the actual amount of distributions on such Class of Certificates.

Any payment on an Offered Certificate in excess of the amount payable on its corresponding REMIC regular interest (an “Excess Payment Amount”) will be treated as paid pursuant to the Cap Contract.  Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract.  Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus.  In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for an Offered Certificate between its undivided interest in the REMIC regular interest component and its undivided interest in the Cap Contract in accordance with the relative fair market values of each property right. The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the Trustee may treat the Cap Contract component as having more than a nominal value.  The Cap Contract component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of such rights as of the closing date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the Cap Contract component as discrete property rights.  The Trustee intends to treat Excess Payment Amounts as payments under a “notional principal contract,” as defined in the notional principal contracts regulations (the “Notional Principal Contract Regulations”).

If a holder of an Offered Certificate is an individual, amortization of the price paid for the right to receive Excess Payment Amounts may be treated as a miscellaneous itemized deduction.  In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual’s adjusted gross income.  Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income.  Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate.  As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the foregoing limitations.

Upon the sale of an Offered Certificate, the amount of the sale price allocated to the selling certificateholder’s right to receive Excess Payment Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations.  A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive Excess Payment Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive Excess Payment Amounts.

Gain or loss realized upon the termination of the right to receive Excess Payment Amounts will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Potential Alternative Treatment of Excess Payment Amounts

The right to receive Excess Payment Amounts may be treated as a partnership between the holders of the Offered Certificates and the holders of the Class X Certificates, in which case a holder of an Offered Certificate will be subject to potentially different timing of income and a foreign holder of an Offered Certificate may be subject to withholding in respect of any Excess Payment Amounts.  Also, Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, a holder of an Offered Certificate will be unable to use the integration method provided for under such regulations with respect to that certificate.

Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from the ownership of such certificates.

Treatment of Offered Certificates as Real Estate Assets

With respect to the Offered Certificates, this paragraph is relevant to such certificates exclusive of the rights of the holders of such certificates to receive Excess Payment Amounts.  The Offered Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the Trust would be so treated, and income on the Offered Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) in the same proportion that the income on the assets of the Trust would be so treated.  Because the Excess Payment Amount is treated as a separate right of the Offered Certificates not payable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received with respect to Excess Payment Amounts will not be qualifying real estate income for real estate investment trusts.  In addition, in light of the obligations represented by the Cap Contract, the Offered Certificates generally will not be suitable investments for a REMIC.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a “Plan”), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.  The purchase or holding of the Offered Certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Credit Suisse Securities (USA) LLC’s Underwriter Exemption, as described under “ERISA Considerations—ERISA Considerations Relating to Certificates—Underwriter Exemption” in the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus.  The Underwriter Exemption relevant to the Offered Certificates was granted by the Department of Labor as Prohibited Transaction Exemption (“PTE”) 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.  The Underwriter Exemption permits Offered Certificates, whether or not subordinated, to be purchased by Plans, provided such certificates are backed by fully-secured mortgage loans and are rated at least “BBB-” by S&P or Fitch or “Baa3” by Moody’s at the time of their acquisition.  The Underwriter Exemption, as amended, contains a number of other conditions which must be met for the exemption to apply as described in the accompanying prospectus, including the requirement that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter Exemption, which Certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter Exemption (other than the those within the control of the investors.) However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Swap Agreement and after the termination of the Swap Agreement satisfies the terms and conditions of the Underwriter Exemption. See “ERISA Considerations” in the accompanying prospectus. The rating of an Offered Certificate may change. If the rating of a Class of Offered Certificates declines below the lowest permitted rating, Certificates of that Class may no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased a Certificate of that Class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Underwriter Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter Exemption before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any Offered Certificate whose rating by S&P, Fitch or Moody’s has fallen to below “BBB-” or “Baa3,” as applicable, could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Seller and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended because certain of the Mortgage Loans are secured by second liens on the related Mortgage Property

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the accompanying prospectus, attached hereto as Appendix 1 to this free writing prospectus.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriters by McKee Nelson LLP, New York, New York.

RATINGS

It is a condition to the issuance of the LIBOR Certificates that they be assigned ratings not lower than those indicated below by S&P, Moody’s and Fitch (collectively, the “Rating Agencies”):

Class of Certificates	S&P Rating	Moody’s Rating	Fitch Rating
Class A1 Certificates	AAA	Aaa	AAA
Class A2 Certificates	AAA	Aaa	AAA
Class A3 Certificates	AAA	Aaa	AAA
Class A4 Certificates	AAA	Aaa	AAA
Class M1 Certificates	AA+	Aa1	AA+
Class M2 Certificates	AA+	Aa2	AA
Class M3 Certificates	AA	Aa3	AA-
Class M4 Certificates	AA	A1	A+
Class M5 Certificates	AA	A2	A
Class M6 Certificates	A+	A3	A-
Class M7 Certificates	A	Baa1	BBB+
Class M8 Certificates	A-	Baa2	BBB
Class M9 Certificates	BBB+	Baa3	BBB-
Class M10 Certificates	BBB	Ba1	BB+
Class M11 Certificates	BBB-	Ba2	BB
Class M12 Certificates	BB+	NR	NR

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the LIBOR Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, address the payment of the Net WAC Rate Carryover Amount or address the possibility that a holder of a LIBOR Certificate might realize a lower than anticipated yield.

The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the LIBOR Certificates.  However, there can be no assurance as to whether any other rating agency will rate the LIBOR Certificates, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the LIBOR Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the LIBOR Certificates by the Rating Agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to any of the LIBOR Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such LIBOR Certificates.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee and the Issuing Entity.

AFFILIATIONS AND RELATED TRANSACTIONS

The Sponsor, the Depositor and Credit Suisse Securities (USA) LLC are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.  Credit Suisse International is also an affiliate of the Sponsor, the Depositor and Credit Suisse Securities (USA) LLC.  In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the Sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, Credit Suisse Securities (USA) LLC or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

INDEX OF DEFINED TERMS

30 days Delinquent

85

60 days Delinquent

85

90 days Delinquent

85

ACC

61

accredited investor

149

Accrual Period

80

Additional Termination Events

104

Adjustable-rate PPC

122

Adjustment Date

29

Advance

111

Aegis

28, 60

Aegis Underwriting Standards

61

AFC

61

ALC

61

Allocated Realized Loss Amount

80

Assumed Final Distribution Date

75

Available Funds

90

AWC

60

Basic Principal Distribution Amount

80

beneficial owner

75

Book-Entry Certificates

75

Calculation Period

103

Cap Contract

147

Certificate Index

101

Certificate Margin

101

Certificate Owner

75

Certificate Principal Balance

80

Class A Certificates

74

Class A Principal Distribution Amount

80

Class M1 Principal Distribution Amount

80

Class M2 Principal Distribution Amount

80

Class M3 Principal Distribution Amount

81

Class M4 Principal Distribution Amount

81

Class M5 Principal Distribution Amount

81

Class M6 Principal Distribution Amount

81

Class M7 Principal Distribution Amount

82

Class M8 Principal Distribution Amount

82

Class M9 Principal Distribution Amount

83

Class M10 Principal Distribution Amount

83

Class M11 Principal Distribution Amount

84

Class M12 Principal Distribution Amount

84

Clearstream International

77

Clearstream Participants

77

Closing Date

27

Code

147

Collection Account

110

Commission

121

Compensating Interest

118

Counterparty Payment

102

CPR

122

Credit Enhancement Percentage

85

Cut-off Date

27

Cut-off Date Pool Principal Balance

28

Cut-off Date Principal Balance

28

Definitive Certificate

75

Deleted Mortgage Loan

108

Delinquent

85

Distribution Account

110

Distribution Date

75

DLJMC

59

DTC

75

Due Date

28

Due Period

85

Early Termination Date

103

Euroclear

75

Euroclear Clearance System

77

Euroclear Operator

77

Euroclear Participants

77

European Depositaries

75

Events of Default

103, 115

Financial Intermediary

76

Fixed-rate PPC

122

Formula Rate

101

Global Securities

I-1

Gross Margin

29

Guide

61

Index

57

Initial Periodic Rate Cap

29

Interest Only Mortgage Loans

29

Interest Remittance Amount

85

IRS

147

ISDA Master Agreement

102

LIBOR

106

LIBOR Business Day

106

LIBOR Certificates

74

LIBOR Determination Date

106

Liquidated Mortgage Loan

87

Loan Performance Advisor

72

Loan Rate

29

LPA Fee

118

LPA Fee Rate

118

LTV

30

Maximum Loan Rate

29

Maximum Rate

101

Mezzanine Certificates

74

Minimum Loan Rate

29

Monthly Interest Distributable Amount

85

Mortgage

29

Mortgage Loan Documents

108

Mortgage Loan Purchase Agreement

28

Mortgage Loan Schedule

108

Mortgage Loans

27

Mortgage Pool

27

Mortgaged Property

29

Net Liquidation Proceeds

87

Net Monthly Excess Cashflow

85

Net Prepayment Interest Shortfall

119

Net WAC Rate

101

Net WAC Rate Carryover Amount

101

Net WAC Reserve Fund

102

Notional Principal Contract Regulations

147

Offered Certificates

74

Offered Mezzanine Certificates

74

Optional Termination Date

116

Original Certificate Principal Balance

80

Originator

28

Originators

61

Overcollateralization Amount

85

Overcollateralization Deficiency Amount

86

Overcollateralization Increase Amount

86

Overcollateralization Release Amount

86

Overcollateralization Target Amount

86

Pass-Through Rate

99

Percentage Interest

86

Periodic Rate Cap

29

Physical Certificates

74

Plan

149

Pool Balance

28

Pooling Agreement

28

Prepayment Assumption

122

Prepayment Interest Shortfall

119

Prepayment Period

86

Prepayment Scenarios

122

Principal Balance

27

Principal Distribution Amount

86

Principal Remittance Amount

87

PTE

149

Purchase Price

108

Qualified Substitute Mortgage Loan

108

qualifying debt instrument

148

Rating Agencies

151

real estate assets

148

Realized Loss

87

Record Date

75

Recovery

87

Reference Banks

106

Relevant Depositary

75

Relief Act

20

Relief Act Interest Shortfalls

20

REMIC regular interest component

147

REMICs

146

Reserve Interest Rate

107

Residual Certificates

74

residual interests

147

Rules

76

Senior Certificates

74

Servicer

66

Servicing Advance

112

Servicing Fee

118

Servicing Fee Rate

118

Sponsor

59

SPS

66

Stepdown Date

88

Structuring Assumptions

122

Subgroup 1

27

Subgroup 1 Interest Remittance Amount

88

Subgroup 1 Maximum Rate

99

Subgroup 1 Net Counterparty Payment

88

Subgroup 1 Net Trust Swap Payment

88

Subgroup 1 Net WAC Rate

100

Subgroup 1 Percentage

88

Subgroup 1 Principal Distribution Amount

88

Subgroup 1 Principal Remittance Amount

88

Subgroup 2

27

Subgroup 2 Interest Remittance Amount

88

Subgroup 2 Maximum Rate

100

Subgroup 2 Net Counterparty Payment

88

Subgroup 2 Net Trust Swap Payment

89

Subgroup 2 Net WAC Rate

100

Subgroup 2 Percentage

89

Subgroup 2 Principal Distribution Amount

89

Subgroup 2 Principal Remittance Amount

89

Subgroup Subordinate Amount

100

Subordinate Certificates

74

Subordinate Maximum Rate

100

Subordinate Net WAC Rate

100

Substitution Adjustment

109

Supplemental Interest Trust

102

Swap Agreement

102

Swap Counterparty

102

Swap Default

103

Swap Event of Default

103

Swap Payment Date

103

Swap Termination Date

102

Swap Termination Payment

105

Telerate Page 3750

106

Termination Events

104

termination payment

148

Termination Price

116

Terms and Conditions

78

Trigger Event

89

Trust

27

Trust Swap Payment

102

Trustee

112

U.S. Person

I-4

Unpaid Interest Shortfall Amount

89

USD-LIBOR-BBA

102

I

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account.  The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

a.

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System’s Customary procedures;

b.

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

c.

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons, either individuals or entities treated as corporations, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemptions for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification),

U.S. Federal Income Tax Reporting Procedure.  The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.  This summary does not deal with all aspect

s of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

II

ANNEX II

SWAP AGREEMENT

Distribution Date	Lower Bound Notional Amount ($)	Upper Bound Notional Amount ($)	Factor
3/25/2006	10,671,659.59	10,715,638.29	100
4/25/2006	10,514,424.26	10,620,189.50	100
5/25/2006	10,326,328.20	10,511,578.09	100
6/25/2006	10,107,808.02	10,389,997.70	100
7/25/2006	9,859,561.24	10,255,691.70	100
8/25/2006	9,582,551.70	10,108,952.82	100
9/25/2006	9,278,011.92	9,950,194.10	100
10/25/2006	8,947,441.93	9,779,732.20	100
11/25/2006	8,592,609.64	9,598,002.76	100
12/25/2006	8,215,562.70	9,405,487.00	100
1/25/2007	7,854,432.62	9,202,709.78	100
2/25/2007	7,508,857.01	8,990,308.38	100
3/25/2007	7,178,162.22	8,768,815.40	100
4/25/2007	6,861,703.90	8,538,872.38	100
5/25/2007	6,558,865.72	8,301,154.72	100
6/25/2007	6,269,058.20	8,056,370.35	100
7/25/2007	5,991,717.47	7,805,322.33	100
8/25/2007	5,726,304.18	7,561,770.06	100
9/25/2007	5,472,302.45	7,325,606.36	100
10/25/2007	5,229,218.80	7,096,606.95	100
11/25/2007	4,996,581.22	6,874,554.35	100
12/25/2007	4,773,580.13	6,659,090.28	100
1/25/2008	4,217,082.67	6,305,882.42	100
2/25/2008	3,728,808.34	5,971,738.25	100
3/25/2008	3,302,650.16	5,656,043.25	100
4/25/2008	2,930,502.47	5,357,735.34	100
5/25/2008	2,763,775.22	5,075,814.87	100
6/25/2008	2,607,739.56	4,809,432.79	100
7/25/2008	2,460,304.84	4,650,222.08	100
8/25/2008	2,320,934.12	4,496,383.41	100
9/25/2008	2,189,170.42	4,347,425.52	100
10/25/2008	2,064,583.40	4,203,192.75	100
11/25/2008	1,945,654.57	4,060,943.76	100
12/25/2008	592,283.77	1,007,618.04	100
1/25/2009	558,117.08	961,335.76	100
2/25/2009	529,225.33	925,146.79	100
3/25/2009	501,428.19	890,189.59	100
4/25/2009	474,682.71	856,415.40	100
5/25/2009	448,947.72	823,777.70	100
6/25/2009	424,183.74	792,238.45	100
7/25/2009	400,353.67	764,002.12	100
8/25/2009	377,420.41	736,915.97	100
9/25/2009	355,349.07	710,571.79	100
10/25/2009	334,106.26	684,949.26	100
11/25/2009	313,659.95	660,028.62	100
12/25/2009	274,236.26	569,097.27	100
1/25/2010	254,138.59	539,805.52	100
2/25/2010	237,164.10	519,292.23	100
3/25/2010	220,794.18	499,326.69	100
4/25/2010	205,007.32	479,894.36	100
5/25/2010	189,782.81	460,981.10	100
6/25/2010	175,100.65	442,573.15	100
7/25/2010	160,941.55	424,657.11	100
8/25/2010	147,286.92	407,219.92	100
9/25/2010	134,118.83	390,248.88	100
10/25/2010	121,419.98	373,731.62	100
11/25/2010	109,173.69	357,656.10	100
12/25/2010	97,363.88	342,010.65	100
1/25/2011	85,949.86	326,738.97	100

$1,073,174,000
(Approximate)

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Asset Backed Securities Corporation

Depositor

Select Portfolio Servicing, Inc.

Servicer

Asset Backed Securities Corporation

Home Equity Loan Trust, Series AEG 2006-HE1

Issuing Entity

Asset Backed Pass-Through Certificates, Series AEG 2006-HE1

_______________________

FREE WRITING PROSPECTUS

_______________________

Credit Suisse Lead Manager	Wachovia Securities Co-Manager

APPENDIX 1

ASSET-BACKED SECURITIES CORPORATION
PROSPECTUS, DATED AUGUST 25, 2005